Exhibit 4.c

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                            PARTICIPATION AGREEMENT

                (FEDERAL EXPRESS CORPORATION TRUST NO. N584FE)

                            Dated as of May 1, 1997
                as amended and restated as of February 1, 1998

                                     among

                         FEDERAL EXPRESS CORPORATION,
                     Lessee and Initial Owner Participant

                          KEY CORPORATE CAPITAL INC.,
                               Owner Participant

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION,
                        Not in Its Individual Capacity
                         Except as Otherwise Expressly
                Set Forth Herein, but Solely as Owner Trustee,
                                 Owner Trustee

                  FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                               Indenture Trustee

                  FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                             Pass Through Trustee

                                      and

                  FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                              Subordination Agent

                        ______________________________

           LEVERAGED LEASE OF ONE MCDONNELL DOUGLAS MD-11F AIRCRAFT
                   SERIAL NO. 48436, REGISTRATION NO. N584FE

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                               TABLE OF CONTENTS

                                                                          Page

Initial Recitals...........................................................  1


                                   ARTICLE 1

   DEFINITIONS.............................................................  3


                                   ARTICLE 2

                            AMENDMENTS; ADJUSTMENTS

   Section 2.01.  [Reserved]...............................................  3
   Section 2.02.  [Reserved]...............................................  3
   Section 2.03.  Amendments on Delivery Date..............................  3


                                   ARTICLE 3

      PARTICIPATION IN INVESTMENT ON DELIVERY DATE; DELIVERY OF AIRCRAFT

   Section 3.01.  Lessee's Notice of Delivery Date.........................  5
   Section 3.02.  Commitments to Participate in Purchase Price.............  5
   Section 3.03.  Postponement of Delivery Date............................  8
   Section 3.04.  Closing..................................................  9
   Section 3.05.  Owner Participant's Instructions to Owner Trustee........  9
   Section 3.06.  Transaction Costs........................................  9
   Section 3.07.  Termination of Commitment................................  9


                                   ARTICLE 4

                             CONDITIONS PRECEDENT

   Section 4.01.  Conditions Precedent..................................... 10
   Section 4.02.  Opinion of Special Aviation Counsel Upon Registration.... 20


                                   ARTICLE 5

                 CONDITIONS PRECEDENT TO LESSEE'S OBLIGATIONS

   Section 5.01.  Conditions Precedent to Lessee's Obligations............. 21


                                   ARTICLE 6

              LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

   Section 6.01.  Lessee's Representations and Warranties.................. 21
   Section 6.02.  Offering by Lessee....................................... 27
   Section 6.03.  Certain Covenants of Lessee.............................. 28
   Section 6.04.  Survival of Representations and Warranties............... 36


                                   ARTICLE 7

           OTHER PARTIES' REPRESENTATIONS, WARRANTIES AND COVENANTS

   Section 7.01.  Acquisitions and Offerings of Interests in Lessor's
                  Estate................................................... 36
   Section 7.02.  Citizenship.............................................. 37
   Section 7.03.  Representations, Warranties and Covenants of Owner
                  Participant.............................................. 38
   Section 7.04.  Representations, Covenants and Warranties of SSB and the
                  Owner Trustee............................................ 41
   Section 7.05.  Representations, Warranties and Covenants of the
                  Indenture Trustee........................................ 44
   Section 7.06.  Indenture Trustee's Notice of Default.................... 45
   Section 7.07.  Releases from Indenture.................................. 45
   Section 7.08.  Covenant of Quiet Enjoyment.............................. 45
   Section 7.09.  Pass Through Trustee's Representations and Warranties.... 46
   Section 7.10.  Survival of Representations, Warranties and Covenants.... 46
   Section 7.11.  Lessee's Assumption of the Certificates.................. 47
   Section 7.12.  Indebtedness of Owner Trustee............................ 49
   Section 7.13.  Compliance with Trust Agreement, Etc..................... 49
   Section 7.14.  Subordination Agent's Representations, Warranties and
                  Covenants................................................ 49


                                   ARTICLE 8

                                     TAXES

   Section 8.01.  Lessee's Obligation to Pay Taxes......................... 51
   Section 8.02.  After-Tax Basis.......................................... 56
   Section 8.03.  Time of Payment.......................................... 57
   Section 8.04.  Contests................................................. 57
   Section 8.05.  Refunds.................................................. 60
   Section 8.06.  Lessee's Reports......................................... 60
   Section 8.07.  Survival of Obligations.................................. 61
   Section 8.08.  Payment of Taxes......................................... 61
   Section 8.09.  Reimbursements by Indemnitees Generally.................. 61


                                   ARTICLE 9

                               GENERAL INDEMNITY

   Section 9.01.  Generally................................................ 62
   Section 9.02.  After-Tax Basis.......................................... 65
   Section 9.03.  Subrogation.............................................. 66
   Section 9.04.  Notice and Payment....................................... 66
   Section 9.05.  Refunds.................................................. 66
   Section 9.06.  Defense of Claims........................................ 67
   Section 9.07.  Survival of Obligations.................................. 67
   Section 9.08.  Effect of Other Indemnities.............................. 68
   Section 9.09.  Interest................................................. 68


                                  ARTICLE 10

                               TRANSACTION COSTS

   Section 10.01.  Transaction Costs and Other Costs....................... 68


                                  ARTICLE 11

                            SUCCESSOR OWNER TRUSTEE

   Section 11.01.  Appointment of Successor Owner Trustee.................. 71


                                  ARTICLE 12

        LIABILITIES AND INTERESTS OF THE OWNER PARTICIPANT AND HOLDERS

   Section 12.01.  Liabilities of Owner Participant........................ 72
   Section 12.02.  Interest of Holders of Certificates..................... 73


                                  ARTICLE 13

                                OTHER DOCUMENTS

   Section 13.01.  Consent of Lessee to Other Documents.................... 73
   Section 13.02.  Further Assurances...................................... 73
   Section 13.03.  Pass Through Trustee's and Subordination Agent's
                   Acknowledgement......................................... 73
   Section 13.04.  No Retroactive Application.............................. 74


                                  ARTICLE 14

                                    NOTICES

   Section 14.01.  Notices................................................. 74


                                  ARTICLE 15

                                  REFINANCING

   Section 15.01.  Refinancing............................................. 75


                                  ARTICLE 16

                                  [RESERVED]


                                  ARTICLE 17

                                 MISCELLANEOUS

   Section 17.01.  Owner for Federal Tax Purposes.......................... 79
   Section 17.02.  Collateral Account...................................... 79
   Section 17.03.  Counterparts............................................ 80
   Section 17.04.  No Oral Modifications................................... 80
   Section 17.05.  Captions................................................ 80
   Section 17.06.  Successors and Assigns.................................. 80
   Section 17.07.  Concerning the Owner Trustee, the Indenture Trustee
                   and the Pass Through Trustee............................ 81
   Section 17.08.  Severability............................................ 81
   Section 17.09.  Public Release of Information........................... 81
   Section 17.10.  Certain Limitations on Reorganization................... 81
   Section 17.11.  GOVERNING LAW........................................... 82
   Section 17.12.  Section 1110 Compliance................................. 82
   Section 17.13.  Reliance of Liquidity Provider.......................... 82


                                  ARTICLE 18

                                CONFIDENTIALITY

   Section 18.01.  Confidentiality......................................... 83


SCHEDULE I       Owner Participant's Commitment; Debt Portion
SCHEDULE II      Definitions
SCHEDULE III     Permitted Country List
EXHIBIT A(1)(a)  Opinion of Lessee's Counsel
EXHIBIT A(1)(b)  Opinion of Lessee's Special Counsel
EXHIBIT A(2)(a) Opinion of Owner Participant's Special New York Counsel EXHIBIT A(2)(b) Opinion of Owner Participant's Special Michigan Counsel
EXHIBIT A(3)     Opinion of Indenture Trustee's Special Counsel
EXHIBIT A(4)     Opinion of Special Aviation Counsel
EXHIBIT A(5)     Opinion of Owner Trustee's Special Counsel
EXHIBIT A(6)     Opinion of Engine Manufacturer's Counsel
EXHIBIT A(7)     Opinion of Pass Through Trustee's and Subordination Agent's
                 Special Counsel
EXHIBIT B        Form of Lease Agreement
EXHIBIT C        Form of Indenture
EXHIBIT D        Form of Trust Agreement
EXHIBIT E        Form of Engine Warranty Assignment and Engine Consent



                            PARTICIPATION AGREEMENT
                (FEDERAL EXPRESS CORPORATION TRUST NO. N584FE)

         PARTICIPATION AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO.
N584FE) dated as of May 1, 1997, as amended and restated as of February 1, 1998 (this "Agreement") among FEDERAL EXPRESS CORPORATION, a Delaware corporation (herein, together with its successors and permitted assigns, the "Lessee" and the "Initial Owner Participant"), KEY CORPORATE CAPITAL INC., a Michigan corporation (herein, together with its successors and permitted assigns, the "Owner Participant"), STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise expressly stated herein, but solely as owner trustee under the Trust Agreement referred to below (in such capacity as trustee, together with its successors and permitted assigns, the "Owner Trustee"), FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise expressly stated herein, but solely as indenture trustee under the Indenture referred to below (in such capacity as trustee, together with its successors and permitted assigns, the "Indenture Trustee"), FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise expressly stated herein, but solely as pass through trustee of three separate Pass Through Trusts (in such capacity as trustee, together with its successors and permitted assigns, the "Pass Through Trustee"), and FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise expressly stated herein, but solely as subordination agent (in such capacity as trustee, together with its successors and permitted assigns, the "Subordination Agent").


                             W I T N E S S E T H :

         WHEREAS, on the Certificate Closing Date, the Lessee, the Initial Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Subordination Agent entered into the Original Participation Agreement (such term, and all other terms not heretofore defined, having the meanings assigned thereto as provided in Article 1 below);

         WHEREAS, immediately prior to the execution and delivery of the Original Participation Agreement, the Initial Owner Participant entered into the Original Trust Agreement relating to the Aircraft with SSB, pursuant to which SSB agreed, among other things, to hold the Lessor's Estate for the benefit of the Initial Owner Participant on the terms specified in the Trust Agreement, subject to the Lien of the Indenture;

         WHEREAS, on the Pass Through Closing Date, a closing occurred with respect to the public offering of Pass Through Certificates issued by each Pass Through Trust, an allocable amount of the proceeds of which offering was used by the Pass Through Trustee to purchase for each such Pass Through Trust the Certificates of the Series and Maturity applicable thereto;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and the Indenture Trustee entered into the Original Indenture for the benefit of the Pass Through Trustee, pursuant to which the Owner Trustee issued the Certificates to the Subordination Agent on behalf of the Pass Through Trustee as evidence of the loans made by the Pass Through Trustee to the Owner Trustee, the proceeds of which loans were deposited by the Indenture Trustee on behalf of the Owner Trustee in the Collateral Account;

         WHEREAS, the Certificates are held by the Subordination Agent pursuant to the Intercreditor Agreement on behalf of the Pass Through Trustee for each of the Pass Through Trusts;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, (i) Kredietbank N.V., acting through its New York Branch entered into two revolving credit agreements (each, a "Liquidity Facility"), one for the benefit of the holders of Pass Through Certificates of each of the Pass Through Trusts for the Series A Certificates and the Series B Certificates, with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust; and (ii) the Pass Through Trustee, each Liquidity Provider and the Subordination Agent entered into the Intercreditor Agreement;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and the Lessee entered into the Original Lease relating to the Aircraft, whereby, subject to the terms and conditions set forth in said Lease, the Owner Trustee agreed to lease the Aircraft to the Lessee on the Delivery Date, and the Lessee agreed to lease the Aircraft from the Owner Trustee on the Delivery Date;

         WHEREAS, the Initial Owner Participant wishes to transfer its Beneficial Interest to the Owner Participant on the Delivery Date and the Owner Participant wishes to acquire such Beneficial Interest from the Initial Owner Participant;

         WHEREAS, pursuant to the terms of the Trust Agreement, the Owner Trustee will be authorized and directed by the Owner Participant to purchase the Aircraft from the Lessee on the Delivery Date subject to the terms and conditions of this Agreement, the Engine Warranty Assignment and the Bills of Sale;

         WHEREAS, to fund the Owner Trustee's purchase of the Aircraft on the Delivery Date, the Indenture Trustee will, subject to the conditions precedent set forth herein, release the amounts held in the Collateral Account; and

         WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Subordination Agent have agreed, to the extent they are parties thereto and, subject to the terms and conditions hereinafter provided, to amend and restate the Original Participation Agreement, the Original Indenture, the Original Lease and the Original Trust Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree, subject to the terms and conditions hereinafter provided, that the Original Participation Agreement be and the same is hereby amended and restated in its entirety as follows:


                                   ARTICLE 1

                                  DEFINITIONS

         Unless the context otherwise requires, the terms defined in Schedule II hereto are incorporated herein for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms so defined.


                                   ARTICLE 2

                            AMENDMENTS; ADJUSTMENTS

         Section 2.01.  [Reserved].

         Section 2.02.  [Reserved].

         Section 2.03. Amendments on Delivery Date. (a) Amendment and Restatement of Certain Documents. Upon transfer by the Initial Owner Participant of its Beneficial Interest on the Delivery Date (as contemplated by Section 3.02(a) hereof), the parties hereto shall enter into amendments and restatements of the Trust Agreement, the Lease and the Indenture, which amendments and restatements shall reflect such changes as shall have been requested by the Owner Participant, agreed to by the Lessee and, if modified in any material respect, as to which Rating Agency Confirmation shall have been obtained from each Rating Agency by the Lessee (to be delivered by the Lessee to the Pass Through Trustee on or before the Delivery Date); provided, however, that in any event such amended and restated documents shall not vary the Mandatory Economic Terms and shall contain the Mandatory Document Terms.

         The Lessee agrees to furnish to each Liquidity Provider and to Milbank, Tweed, Hadley & McCloy (the initial Liquidity Provider's special New York counsel) at its New York office, attention: Drew S. Fine, as soon as practicable but in no event less than 7 Business Days prior to the estimated Delivery Date, true and complete copies of this Agreement and drafts of any such amended and restated Lease Agreement and amended and restated Indenture. The Lessee further agrees to furnish to each Liquidity Provider and to the counsel identified in the preceding sentence (i) each and every subsequent draft of such documents and (ii) promptly following the execution thereof, true and complete copies of such documents.

         (b) Pre-Delivery Date Adjustments to Basic Rent, Stipulated Loss Values, Termination Values, EBO Price, Initial Amount of Series C Certificates and the Debt Amortization for Series A, B and C Certificates. On or prior to the Delivery Date, the percentages for Basic Rent referred to in Schedule II of the Lease and for Stipulated Loss Value and Termination Value in Schedule III and Schedule IV, respectively, of the Lease, the EBO Price and the initial amount of the Series C Certificates and the debt amortization for the Series A, B and C Certificates shall be adjusted (upward or downward) (maintaining the Owner's Economic Return and the Mandatory Economic Terms), subject to the procedures set forth in Section 3.04 of the Lease and the minimum value established by Section 3.05 of the Lease and the definitions of Stipulated Loss Value and Termination Value, to reflect changes in the pricing assumptions with respect to (i) the Delivery Date being other than February 20, 1998, (ii) Transaction Costs being other than as assumed in Section 10.01 hereof and (iii) a Change in Tax Law which occurs after the date of the execution of this Agreement but on or prior to the Delivery Date. The adjusted Net Present Value of Rents discounted at 7.55% shall not be increased by more than 100 basis points. If the adjusted Net Present Value of Rents is increased by more than 100 basis points, the Owner Participant shall have the right to terminate its commitment, in which case the Lessee will be responsible for Transaction Costs as described in Section 3.06 hereof, unless the Lessee elects to make the required adjustment to maintain the Owner's Economic Return.

         In connection with the foregoing adjustments, on the Delivery Date
(i) the Subordination Agent, on behalf of the Pass Through Trustee, shall submit the Certificates to the Indenture Trustee, on behalf of the Owner Trustee, for attachment thereto of an amended Schedule I and the making of other related amendments and (ii) the Pass Through Trustee shall mail to the holders of Pass Through Certificates a statement pursuant to Section 5.03 of the Pass Through Agreement setting forth the revised Pool Balance and Pool Factors as if the Delivery Date were a Special Distribution Date. In connection with any such amendments, the Owner Trustee may prepay on the Delivery Date part of the Series C Certificates.

         The Owner Trustee will give not less than 10 days' notice of any such proposed amendment.

         The Certificates and the amendments and restatements of the Original Lease and the Original Indenture shall each reflect the amendments contemplated by this Section 2.03(b).


                                   ARTICLE 3

      PARTICIPATION IN INVESTMENT ON DELIVERY DATE; DELIVERY OF AIRCRAFT

         Section 3.01. Lessee's Notice of Delivery Date. The Lessee agrees to give the Owner Participant, the Indenture Trustee, the Owner Trustee, the Subordination Agent, each Liquidity Provider and the Pass Through Trustee at least three (3) Business Days' written or facsimile notice prior to the Delivery Date (which notice shall be effective only if received not later than 10:00 a.m. (New York City time) on the date that is at least three (3) Business Days prior to the Delivery Date), which Delivery Notice shall specify the amount of the Purchase Price, the amount of the Owner Participant's Commitment, the Debt Portion, the Delivery Date for the Aircraft, the serial number of the Airframe and each Engine, and the Aeronautics Authority registration number for the Aircraft.

         Section 3.02. Commitments to Participate in Purchase Price. (a) Participation in Purchase Price. Subject to the terms and conditions of this Agreement and of the Commitment Letter dated July 29, 1997 between the Lessee and the Owner Participant (the "Commitment Letter"), which Commitment Letter shall remain in full force and effect through the Delivery Date, on the Delivery Date, (i) subject to the proviso to this Section 3.02(a), the Indenture Trustee agrees to release the Debt Portion or such lesser amount as may then be held in the Collateral Account together with the Lessee Shortfall (as defined in clause (iii) below), if any, to the Owner Trustee for application to the Purchase Price as provided below, (ii) the Initial Owner Participant agrees to transfer its Beneficial Interest to the Owner Participant in consideration for the Owner Participant's participation in the Lessor's payment of the Purchase Price through an investment in the Lessor's Estate in an amount equal to the amount set forth opposite the Owner Participant's name in Schedule I hereto, (iii) subject to the proviso to this
Section 3.02(a), the Lessee agrees to pay to the Indenture Trustee the excess, if any, of (I) the Debt Portion over (II) such amount as may then be held in the Collateral Account (the "Lessee Shortfall") as provided in Section 17.02(a) hereof, and (iv) the Lessee shall sell the Aircraft to the Owner Trustee and the Owner Trustee shall immediately thereafter lease the Aircraft to the Lessee pursuant to the Lease. In consideration for the assignment to the Owner Trustee by the Lessee of any warranties under the Modification Agreement, the transfer by the Initial Owner Participant to the Owner Participant of its Beneficial Interest and the transfer of title to the Aircraft from the Lessee to the Owner Trustee, the following cash payments will be made by wire transfer of immediately available funds on the Delivery
Date: (A) [reserved], (B) [reserved], (C) subject to fifteen (15) days' notice to each Series C Certificateholder, by the Owner Trustee to the Indenture Trustee in the amount of $1,253,000.00 as partial prepayment of the Series C Certificates, and (D) in connection with the transfer to the Owner Participant by the Initial Owner Participant of its Beneficial Interest as contemplated by clause (ii) of this Section 3.02(a), by the Owner Trustee to the Lessee, an amount equal to the Purchase Price (or if the proviso to this Section 3.02(a) is applicable, the amount received from the Owner Participant); provided, however, that if (1) the Delivery Date has been postponed, (2) the investments contemplated by Section 2.14(b) of the Original Indenture have been made, (3) such investments do not mature on the rescheduled Delivery Date and (4) the Lessee elects not to break such investments, then the Indenture Trustee shall not release amounts in the Collateral Account to the Owner Trustee and the Lessee shall accept as payment of the Purchase Price by the Owner Trustee an amount equal to the Owner Participant's Commitment and the Indenture Trustee shall pay to the Lessee at the end of the applicable investment period referred to in Section 2.14(b) of the Original Indenture all amounts then held in the Collateral Account.

         (b) No Obligation to Increase Commitments; Delayed Delivery. (i) If the Indenture Trustee shall default in its obligation to make the amount of its Debt Portion available pursuant hereto, the Owner Participant shall have no obligation to make any portion of such Debt Portion available or to increase the amount of its Commitment, but the obligations of the Owner Participant shall nevertheless remain subject to the terms and conditions of this Agreement, until no later than March 30, 1998.

         (ii) Subject to the provisions of Section 3.03 hereof, if the closing of the transactions contemplated by the Operative Agreements shall not have been consummated by 2:00 p.m. (New York City time), or such earlier time as directed by the Lessee, on the Delivery Date set forth in the Delivery Notice, the Owner Trustee shall, if instructed in writing by the Owner Participant, use its reasonable efforts to invest the Owner Participant's Commitment received by it in overnight Eurodollar deposits. If such closing shall not have been consummated by 2:00 p.m. (New York City time) on such next succeeding Business Day or on the Business Day to which the Delivery Date is postponed under Section 3.03(a) hereof, the Owner Trustee shall forthwith return, by wire transfer in immediately available funds, the Owner Participant's Commitment received by it, to the Owner Participant together with the interest earned and accrued thereon from and including the Delivery Date. Alternatively, if the Owner Participant instructs the Owner Trustee (in writing or orally) on or prior to 2:00 p.m. (New York City time) on the Delivery Date to return the Owner Participant's Commitment to an account specified by the Owner Participant in the event that the transactions contemplated by the Operative Agreements are not consummated on or prior to 2:00 p.m. (New York City time) on the Delivery Date, the Owner Trustee shall, during business hours (for New York City) on the Delivery Date, transfer the amount of such Commitment, together with interest earned or accrued thereon, to the account so specified. Interest earned or accrued on any such investments and paid to the Owner Participant under this paragraph shall be applied to the Lessee's payment obligations, if any, to such Owner Participant pursuant to the next succeeding paragraph, and the balance, if any, of such earnings remaining after such application shall be paid in accordance with the Lessee's written instructions.

         If for any reason (i) the Operative Agreements shall not be executed and delivered by the respective parties thereto and/or the delayed Delivery Date shall not occur (whether by reason of a failure to meet a condition precedent thereto set forth in Article 4 hereof or otherwise) on or before the third Business Day after the Scheduled Delivery Date (or earlier if requested by the Owner Participant) or, if earlier, March 30, 1998, or (ii) the Lessee has notified the Owner Trustee (with a copy to the Owner Participant) prior to 2:00 p.m. (New York City time) on any date after the Scheduled Delivery Date that it does not intend to go forward to close the transactions contemplated hereby for such Delivery Date, the Owner Participant may cancel any funding arrangements made to fund its Commitment on the Scheduled Delivery Date but the Owner Participant's Commitment hereunder with respect to the Aircraft shall not be terminated thereby until March 30, 1998, whereupon the Owner Participant's Commitment hereunder shall terminate. On such third Business
Day (or such earlier date) or March 30, 1998, as the case may be, or the earliest practicable Business Day thereafter, the Owner Trustee shall return the amounts held by it hereunder to the Owner Participant, provided that the Owner Trustee shall have had a reasonable time to liquidate any Permitted Investments it has been authorized to invest in pursuant to the preceding paragraph and to obtain the proceeds therefrom in funds of the type originally received, and the Lessee shall pay interest on such funds to the Owner Participant at the Debt Rate, such interest to be payable for the period from and including such Scheduled Delivery Date to but excluding the date such funds are returned to the Owner Participant in accordance with the terms hereof; provided that if any such funds are returned to the Owner Participant after 2:00 p.m. (New York City time) on any such date, such funds shall be deemed for purposes of this paragraph to have been returned on the next succeeding Business Day.

         The Lessee shall reimburse the Owner Trustee on demand for any loss incurred by the Owner Trustee as a result of the investment of funds by the Owner Trustee in accordance with the terms of this Section 3.02(b). Further, the Lessee shall indemnify the Owner Trustee and hold it harmless from and against any cost or expense the Owner Trustee may incur as a result of any investment of funds or transfer of funds referred to herein in accordance with the terms hereof. The Owner Trustee shall not be liable for failure to invest such funds except as otherwise provided herein or for any losses incurred on such investments except for any losses arising out of its own gross negligence or willful misconduct.

         (c) Payment of Commitments. The Owner Participant agrees, subject to the terms and conditions of this Agreement and the Commitment Letter, to make the amount of its Commitment available for and on account of the Owner Trustee on the Delivery Date specified in the Delivery Notice pursuant to
Section 3.01 hereof by wire transfer, initiated by 10:00 a.m. New York City time on such day, of such amount in immediately available funds, to the Owner Trustee for deposit in its account at State Street Bank and Trust Company, Boston, Massachusetts, ABA Number: 011-000-028, Account Name: FedEx Equity Payments, Account Number: HT5632, Attention: Christy O'Connor, Re: FedEx Equity Payment Account. The amount of the Owner Participant's Commitment shall be held for the account of the Owner Participant by the Owner Trustee until released by the Owner Participant or its special counsel at closing or until returned to the Owner Participant in accordance with Section 3.02(b) hereof.

         Section 3.03. Postponement of Delivery Date. (a) If the Owner Participant shall for any reason fail or refuse to make the full amount of its Commitment available on the Scheduled Delivery Date in accordance with the terms of Section 3.02 hereof, the Lessee shall during the period until the Cut-Off Date endeavor to identify another equity investor to whom it can assign its Beneficial Interest. If the Lessee identifies an equity investor, the Lessee shall assign its interest in the Lessor's Estate as provided above. In case of any such conveyance (but subject to the satisfaction of the conditions precedent specified in an amendment hereto), the Indenture Trustee shall release the Debt Portion or such lesser amount as may then be held in the Collateral Account for application to the payments contemplated in the last sentence of Section 3.02(a) hereof, subject to the proviso to Section 3.02(a) hereof.

         (b) Release of Obligations. If the Scheduled Delivery Date has not occurred on or prior to the Cut-Off Date, then, in such event, the Owner Trustee shall not purchase the Aircraft from the Lessee, and the parties to the Operative Agreements shall have no further obligations or liabilities under any of said Operative Agreements with respect to the Aircraft, including the obligation of the Owner Participant to participate in the payment of the Purchase Price, and such documents shall terminate and have no further force or effect with respect to the Aircraft; provided, however, that the Lessee shall provide, no later than the Cut-Off Date, notice of prepayment to the Indenture Trustee and the Certificates shall be prepaid on the 15th day following the Cut-Off Date as provided in Section 6.02(a)(vi) of the Original Indenture and Section 17.02(c) hereof and provided further, that (i) neither the Owner Participant's nor the Lessee's obligation to pay any Transaction Costs as provided herein and in the Commitment Letter and to indemnify such parties to the extent provided in such documents, shall be diminished or modified in any respect and (ii) the obligations of the Owner Trustee, the Indenture Trustee and the Lessee to return funds and pay interest, costs, expenses and other amounts thereon or in respect thereof as provided in
Section 3.02 hereof and the Commitment Letter shall continue.

         (c)  Optional Postponement.   Without limiting the provisions of
Section 3.02(b) hereof, the Scheduled Delivery Date may be postponed from time to time (but in no event shall the Delivery Date be later than the Cut-Off
Date) for any reason, other than pursuant to Section 3.03(a) hereof, if the Lessee gives the Owner Participant, the Indenture Trustee, the Owner Trustee and the Pass Through Trustee confirmed facsimile notice (or telephone notice followed by written confirmation) of such postponement and notice of the date to which the Delivery Date has been postponed, such notice of postponement to be received by each party no later than 11:00 a.m. (New York City time) on the Business Day preceding the Scheduled Delivery Date.

         Section 3.04. Closing. The closing with respect to the purchase and lease of the Aircraft on the Delivery Date shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

         Section 3.05. Owner Participant's Instructions to Owner Trustee. The Owner Participant agrees that the release of its Commitment in accordance with the terms hereof shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee to take the action specified in Section 1.01 of the Trust Agreement and confirmation that all conditions to closing set forth in Article 4 hereof were either met to the satisfaction of the Owner Participant or, if not so met, were waived by it.

         Section 3.06. Transaction Costs. If the transactions contemplated by this Article 3 are consummated, as and when any portion of Transaction
Costs becomes due and payable, the Owner Participant shall as soon as practicable upon receipt of bills or invoices for the amounts payable make such payments or shall, as soon as practicable, furnish the Owner Trustee funds sufficient to, and the Owner Trustee shall, as soon as practicable, make payment to the Person or Persons entitled to payment upon presentation to the Owner Trustee of bills or invoices for the amount of such payment. If the Lessee shall have already made payment of any Transaction Cost, the Owner Participant shall reimburse the Lessee therefor or shall furnish the Owner Trustee funds sufficient to reimburse the Lessee therefor. If the transactions contemplated by this Agreement are not consummated, the Lessee shall pay or cause to be paid all the Transaction Costs; provided, however that if the failure of such transactions to be consummated is due to the Owner Participant's breach of the Commitment Letter, the Lessee shall have no obligation to pay any costs and expenses incurred by the Owner Participant (including costs and expenses of its counsel) in connection with the transactions contemplated by this Agreement, but the Lessee shall be obligated to pay all other Transaction Costs.

         Section 3.07. Termination of Commitment. Notwithstanding the other provisions of this Article 3 (including, without limitation, Section 3.02), Key Corporate Capital Inc. shall not be under any obligation to make its Commitment available after March 30, 1998 and such Commitment hereunder shall terminate at 3:00 p.m. (New York City time) on such date, and such time shall be of the essence under this Agreement.


                                   ARTICLE 4

                             CONDITIONS PRECEDENT

         Section 4.01. Conditions Precedent. Subject to the last paragraph of this Section 4.01, the obligations of the Owner Trustee, the Owner Participant, the Indenture Trustee, the Subordination Agent and the Pass Through Trustee on behalf of each Pass Through Trust to participate in the transactions contemplated hereby on the Delivery Date are subject to the fulfillment to the satisfaction of each party (or waiver by such party), prior to or on the Delivery Date, of the following conditions precedent (it being understood that the receipt by the Lessee of any of the following documents shall not be a condition precedent to the obligation of any party):

         (a) Notice, Etc. Each party hereto shall have received a Delivery Notice pursuant to Section 3.01 hereof at least three (3) Business Days prior to the Scheduled Delivery Date.

         (b)(i) Certificates. The Certificates shall have been amended as contemplated in Section 2.03 hereof.

         (b)(ii) Certificate Prepayment. The Series C Certificates shall have been prepaid in part.

         (c) Legal Investment. No change shall have occurred after the date of this Agreement in applicable laws or regulations, or interpretations of any such laws or regulations by applicable regulatory authorities, which, in the opinion of the Owner Participant, the Pass Through Trustee, the Subordination Agent or the Indenture Trustee or their special counsel, would make it illegal for the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee, the Subordination Agent or the Indenture Trustee, and no change in circumstances outside the control of such party shall have occurred which would otherwise make it illegal for the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee, the Subordination Agent or the Indenture Trustee, to participate in the transactions to be consummated on the Delivery Date; and no action or proceeding shall have been instituted nor shall governmental action before any court, governmental authority or agency be threatened which in the opinion of counsel for the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee, the Subordination Agent or the Indenture Trustee is not frivolous, nor shall any order have been issued or proposed to be issued by any court, or governmental authority or agency, as of the Delivery Date, to set aside, restrain, enjoin or prevent the consummation of any of the transactions contemplated by this Agreement or by any of the other Operative Agreements.

         (d) Other Commitments; Approvals. The Owner Participant shall have made available the amount of its Commitment. All approvals and consents of any trustees or holders of any indebtedness or obligations of the Lessee, which in the opinion of the Owner Participant are required in connection with any transaction contemplated by this Agreement, shall have been duly obtained.

         (e) Documents. This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Subordination Agent and the Owner Participant (each acting directly or by authorization to its special counsel) and shall each be in full force and effect; there shall not have occurred any default thereunder, or any event which with the lapse of time or the giving of notice or both would be a default thereunder, and copies executed or certified as requested by the Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee or the Owner Participant, as the case may be, of such documents shall have been delivered to the Owner Participant, the Lessee, the Indenture Trustee, the Pass Through Trustee, the Subordination Agent, each Liquidity Provider and the Owner Trustee (provided that the sole chattel-paper original of each of the Lease, the Lease Supplement and Ancillary Agreement I shall be delivered to the Indenture Trustee):

         (i)       the Lease, as amended and restated as of the date hereof;

         (ii) the Trust Agreement, as amended and restated as of the date hereof;

         (iii) the Indenture, as amended and restated as of the date hereof;

         (iv) the Lease Supplement covering the Aircraft, dated the Delivery Date;

         (v) the Indenture and Security Agreement Supplement covering the Aircraft, dated the Delivery Date;

         (vi) in the case of the Owner Participant only, the Tax Indemnity Agreement;

         (vii)     the Ancillary Agreement I;

         (viii)    the Invoice;

         (ix)      the Engine Warranty Assignment;

         (x)       the Engine Consent; and

         (xi)      the Bills of Sale.

         (f) Insurance. Each of the Indenture Trustee, the Pass Through Trustee, the Owner Trustee, the Owner Participant and each Liquidity Provider shall have received such evidence as it deems appropriate, including, without limitation, an independent insurance broker's report, together with certificates of insurance from such broker, in form and substance satisfactory to the Indenture Trustee, the Pass Through Trustee, the Owner Trustee, the Owner Participant and each Liquidity Provider to establish that the insurance required by Article 13 of the Lease is in effect.

         (g) Financing Statements. (i) Uniform Commercial Code ("UCC") financing statement covering all the security interests (and other interests) created by or pursuant to the Granting Clause of the Original Indenture shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee, as secured party, for and on behalf of the Holders, and such financing statement shall have been duly filed in the State of Connecticut; (ii) a form UCC-3 financing statement to amend and restate the financing statement referred to in the immediately preceding sentence shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee as secured party, and a form UCC-1 financing statement covering all the security interests (and other interests) created by or pursuant to the Granting Clause of the Indenture shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee, as secured party, for and on behalf of the Holders, and concurrently with the transactions contemplated on the Delivery Date such UCC-3 financing statement and UCC-1 financing statement shall have been duly filed or duly submitted for filing in the State of Connecticut, and all other actions shall have been taken which, in the opinion of special counsel for the Pass Through Trustee or for the Underwriters, are necessary or desirable to maintain the perfection of the security interest created by or pursuant to the Granting Clause of the Indenture, and (iii) a UCC notice filing describing the Lease as a lease shall have been executed and delivered by the Owner Trustee, as lessor, and the Lessee, as lessee (which filing shall name the Indenture Trustee as assignee of the Owner Trustee), and shall have been duly filed in the State of Tennessee.

         (h) Corporate Documents. Except when such Person is the delivering party, the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Lessee and the Indenture Trustee (acting directly or by authorization to its special counsel) shall have received the following, in each case in form and substance satisfactory to it:

            (i) a copy of the certificate of incorporation and by-laws of the Lessee, certified by the Secretary or an Assistant Secretary of the Lessee as of the Delivery Date, and a copy of the minutes of the regular meeting of the board of directors of the Lessee, certified as such as of the Delivery Date by such Secretary or Assistant Secretary, duly authorizing the lease by the Lessee of the Aircraft under the Lease and the execution, delivery and performance by the Lessee of this Agreement, the Lease, the Tax Indemnity Agreement, the Pass Through Agreement, the Series Supplements, the other Operative Agreements to which the Lessee is or is to be a party and each other document to be executed and delivered by the Lessee in connection with the transactions contemplated hereby;

            (ii) a copy of the articles of incorporation and bylaws of the Owner Participant, certified by the Secretary or an Assistant Secretary of the Owner Participant as of the Delivery Date and a copy of the resolutions of the board of directors of the Owner Participant, certified as such as of the Delivery Date by such Secretary or Assistant Secretary, duly authorizing the execution and delivery by the Owner Participant of this Agreement, the Tax Indemnity Agreement, the Trust Agreement and the other Operative Agreements to which the Owner Participant is or is to be a party and each other document to be executed and delivered by the Owner Participant in connection with the transactions contemplated hereby;

            (iii) a copy of the articles of association and by-laws and other instruments of the Owner Trustee, certified by the Secretary or an Assistant Secretary of the Owner Trustee as of the Delivery Date (or other like instruments satisfactory to the Lessee and the Owner Participant) and evidence authorizing the execution, delivery and performance by the Owner Trustee in its individual capacity or as Owner Trustee, as the case may be, of this Agreement, the Trust Agreement and each of the other Operative Agreements to which it is or is to be a party, whether in its individual capacity or as Owner Trustee, and each other document to be executed and delivered by the Owner Trustee in connection with the transactions contemplated hereby;

            (iv) a copy of the articles of association and by-laws and other instruments of the Indenture Trustee, certified by the Secretary or an Assistant Secretary of the Indenture Trustee as of the Delivery Date (or other like instruments satisfactory to the Lessee and the Owner Participant) and evidence authorizing the execution, delivery and performance by the Indenture Trustee of each of this Agreement, the Indenture and each of the other Operative Agreements to which it is or is to be a party, and each other document to be executed and delivered by the Indenture Trustee in connection with the transactions contemplated hereby;

            (v) a copy of the articles of association and by-laws and other instruments of the Pass Through Trustee, certified by the Secretary or an Assistant Secretary of the Pass Through Trustee as of the Delivery Date (or other like instruments satisfactory to the Lessee and the Owner Participant) and evidence authorizing the execution, delivery and performance by the Pass Through Trustee of this Agreement, the Pass Through Agreement, the Series Supplements and each of the other Operative Agreements to which it is or is to be a party, and each other document to be executed and delivered by the Pass Through Trustee in connection with the transactions contemplated hereby;

            (vi) a copy of the articles of association and by-laws and other instruments of the Subordination Agent, certified by the Secretary or an Assistant Secretary of the Subordination Agent as of the Delivery Date (or other like instruments satisfactory to the Lessee and the Owner Participant) and evidence authorizing the execution, delivery and performance by the Subordination Agent of this Agreement, the Intercreditor Agreement and each of the other Operative Agreements to which it is or is to be a party, and each other document to be executed and delivered by the Subordination Agent in connection with the transactions contemplated hereby; and

            (vii) such other documents, evidences, materials, and information with respect to the Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant as the Indenture Trustee, the Pass Through Trustee or the Owner Participant may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement.

         (i) Title, Airworthiness and Registration. On the Delivery Date, the following statements shall be true, and the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee shall have received evidence from the Lessee reasonably satisfactory to the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee to the effect that:

            (i) the Owner Trustee has good and marketable title (subject to the filing and recording of the FAA Bill of Sale with the Aeronautics Authority) to the Aircraft, free and clear of Liens, except the rights of the Owner Trustee and the Lessee under the Lease and the Lease Supplement covering the Aircraft, the rights of the Indenture Trustee under the Indenture and the beneficial interest of the Owner Participant created by the Trust Agreement and the interest of the Certificate Holders created by the Indenture and the Indenture and Security Agreement Supplement covering the Aircraft, which evidence shall include the Bills of Sale;

            (ii) the Aircraft has been duly certificated by the Aeronautics Authority as to type and airworthiness in accordance with the terms of the Operative Agreements;

            (iii) the FAA Bill of Sale, the Lease and the Lease Supplement covering the Aircraft, the Indenture and the Indenture and Security Agreement Supplement covering the Aircraft and the Trust Agreement shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the Aeronautics Authority pursuant to the Transportation Code; and

            (iv) application to the Aeronautics Authority for registration of the Aircraft in the name of the Owner Trustee shall have been duly made and the Lessee shall have temporary or permanent authority to operate the Aircraft.

         (j) Officer's Certificate of Lessee. On the Delivery Date, the following statements shall be true, and the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee shall have received a certificate signed by the Vice President and Treasurer or any other duly authorized officer of the Lessee, dated the Delivery Date, stating that:

            (i) the representations and warranties of the Lessee contained in the Operative Agreements to which it is a party (excluding the Tax Indemnity Agreement) and in any certificate delivered at the closing pursuant hereto or thereto are true and correct on and as of the Delivery Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

            (ii) except for the matters described (i) under "Legal Proceedings" in the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1997 (as updated by Note 7 to the financial statements included in the Lessee's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1997 and November 30, 1997), and (ii) in the Lessee's Current Report on Form 8-K dated June 11, 1997, as to which such officer will make no certification concerning the liability of the Lessee (if any), or the effect of any adverse determination upon the consolidated financial condition, business or operations of the Lessee, no material adverse change has occurred in the financial condition, business or operations of the Lessee from that shown in the unaudited consolidated financial statements of the Lessee as of November 30, 1997 and nothing has occurred which will, in the judgment of such officer, materially adversely affect the ability of the Lessee to carry on its business or to perform its obligations under this Agreement and each other Operative Agreement to which it is or is to be a party; and

            (iii) no event has occurred and is continuing, or would result from the purchase, sale, mortgage, or lease of the Aircraft, which constitutes an Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to the Airframe or any Engine, or a Default or an Event of Default under the Lease.

         (k) Officer's Certificate of Owner Participant. On the Delivery Date, the following statements shall be true, and the Lessee, the Pass Through Trustee, the Owner Trustee and the Indenture Trustee shall have received a certificate from the Owner Participant, signed by a duly authorized officer of the Owner Participant dated the Delivery Date, stating that:

            (i) the representations and warranties of the Owner Participant contained in this Agreement, the Trust Agreement and any other Operative Agreement to which it is a party and in any certificate delivered at the closing pursuant hereto or thereto, are true and correct on and as of the Delivery Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

            (ii) no Lessor's Liens attributable to the Owner Participant exist; and

            (iii) no event has occurred and is continuing which constitutes or, with notice or lapse of time or both would constitute, due to any action or inaction on the part of the Owner Participant, an Indenture Event of Default other than an Indenture Event of Default attributable to a Lease Event of Default.

         (l) Other Officer's Certificates. On the Delivery Date, the following statements shall be true, and the Owner Participant, the Lessee, the Pass Through Trustee, the Owner Trustee, the Subordination Agent and the Indenture Trustee shall have received a certificate from each of SSB and the Owner Trustee (in the case of the Lessee, the Pass Through Trustee, the Owner Participant, the Subordination Agent and the Indenture Trustee), FSB and the Indenture Trustee (in the case of the Lessee, the Pass Through Trustee, the Owner Participant, the Subordination Agent and the Owner Trustee), FSB and the Pass Through Trustee (in the case of the Lessee, the Indenture Trustee, the Owner Participant, the Subordination Agent and the Owner Trustee) and FSB and the Subordination Agent (in the case of the Lessee, the Indenture Trustee, the Owner Participant, the Pass Through Trustee and the Owner Trustee) signed by a duly authorized officer of SSB and FSB, respectively, dated the Delivery Date, stating with respect to SSB and the Owner Trustee, with respect to FSB and the Indenture Trustee, with respect to FSB and the Pass Through Trustee or with respect to FSB and the Subordination Agent, as the case may be, that:

            (i) the representations and warranties of SSB in its individual capacity and as Owner Trustee, of FSB in its individual capacity and as Indenture Trustee, of FSB in its individual capacity and as Pass Through Trustee or of FSB in its individual capacity and as Subordination Agent contained in this Agreement, the Lease, the Trust Agreement and the Indenture and in any certificate delivered at the closing pursuant hereto or thereto are true and correct on and as of the Delivery Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

            (ii) to the best of its knowledge, no event has occurred and is continuing, which constitutes or which, but for the lapse of time or the giving of notice, or both, would constitute, due to any action or omission on the part of SSB in its individual capacity or as Owner Trustee, of FSB in its individual capacity or as Indenture Trustee, of FSB in its individual capacity or as Pass Through Trustee, an Event of Default or an Indenture Event of Default or of FSB in its individual capacity or as Subordination Agent, an Event of Default or an Indenture Event of Default; and

            (iii) there are no Lessor's Liens attributable to the Owner Trustee or SSB and no Indenture Trustee's Liens affecting the Trust Indenture Estate or the Lessor's Estate or any part thereof.

         (m) Legal Opinions. The Owner Participant, the Underwriters, the Lessee, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee and each Liquidity Provider (acting directly or by authorization to its special counsel) shall have received from the following counsel their respective legal opinions in each case satisfactory to the Owner Participant, the Underwriters, the Lessee, the Owner Trustee, the Pass Through Trustee, the Indenture Trustee or each Liquidity Provider, as the case may be, as to scope and substance (and covering such other matters as the recipient may reasonably request) and dated the Delivery Date:

            (i) Karen M. Clayborne, Senior Vice President and General Counsel of the Lessee, in the form of Exhibit A(1)(a) hereto and addressed to the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and each Liquidity Provider;

            (ii) Davis Polk & Wardwell, special counsel for the Lessee, in the form of Exhibit A(1)(b) hereto and addressed to the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee, each Liquidity Provider and the Lessee;

            (iii) Chadbourne & Parke LLP, special New York counsel for the Owner Participant, in the form of Exhibit A(2)(a) hereto and Bodman, Longley & Greenhalgh LLP, special Michigan counsel to the Owner Participant, in the form of Exhibit A(2)(b) hereto, each addressed to the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee, each Liquidity Provider and the Lessee;

            (iv) Ray, Quinney & Nebeker, special counsel for the Indenture Trustee, in the form of Exhibit A(3) hereto and addressed to the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee, each Liquidity Provider and the Lessee;

            (v) Daugherty, Fowler & Peregrin, special aviation counsel, in the form of Exhibit A(4) hereto and addressed to the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee, each Liquidity Provider and the Lessee;

            (vi) Bingham Dana LLP, special counsel for the Owner Trustee, in the form of Exhibit A(5) hereto and addressed to the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee, each Liquidity Provider and the Lessee;

            (vii) counsel for the Engine Manufacturer, in the form of Exhibit A(6) hereto and addressed to the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee, each Liquidity Provider and the Lessee;

            (viii) Ray, Quinney & Nebeker, special counsel for the Pass Through Trustee and the Subordination Agent, in the form of Exhibit A(7) hereto and addressed to the Underwriters, the Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee, each Liquidity Provider and the Lessee; and

            (ix) in the case of the Owner Participant only, Chadbourne & Parke LLP, tax counsel to the Owner Participant, addressed to the Owner Participant, with respect to certain tax matters.

         (n) Report of Aircraft Expert. The Owner Participant shall have received a report prepared by BK Associates, Inc. addressed to the Owner Participant (with a copy of such report to the Lessee) which report shall be in form and substance satisfactory to the Owner Participant.

         (o) Pass Through Certificate Prepayment. The Pass Through Trustee shall have received $1,253,000.00 as partial prepayment of the Series C Certificates, which shall constitute a Special Payment (as defined in the Pass Through Agreement) within the provisions of the Pass Through Agreement and the Pass Through Trustee shall provide notice of such Special Payment (as defined in the Pass Through Agreement) and distribute to each certificateholder of the related Pass Through Certificates such certificateholders' pro rata share of the aggregate amount of the Special Payment (as defined in the Pass Through Agreement), in each case as more fully set forth in Article V of the Pass Through Agreement.

         (p) Payment of Taxes. (A) All taxes, fees, charges, assessments, costs and other expenses then due and payable in connection with the execution, delivery, recording and filing of all financing statements and the documents and instruments referred to in subparagraphs (g) and (i) of this Section 4.01, or in connection with the purchase of the Aircraft by the Owner Trustee and the making by the Owner Participant of its equity investment shall have been duly paid or caused to be paid in full; and (B) all sales or use taxes and duties related to the consummation of the transactions contemplated by the Operative Agreements on the Delivery Date which are then due and payable shall have been duly paid in full.

         (q) No Indenture Event of Default. No Indenture Event of Default or Indenture Default attributable to either SSB or the Owner Trustee shall have occurred and be continuing.

         (r) Event of Default; Default; Event of Loss. No Default or Event of Default under the Lease or Event of Loss or event, which with the passage of time or if continued unremedied or unaltered would constitute an Event of Loss, shall have occurred or be in existence.

         (s) Governmental Compliance. All appropriate action required to have been taken by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals (collectively "permits") of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such permits shall be in full force and effect on the Delivery Date.

         (t) Section 131.3 of the New York State Banking Law Filing. SSB shall have delivered evidence of its filing made with the New York Superintendent of Banking pursuant to Section 131.3 of the New York State Banking Law.

         (u) Release of Debt Portion. The Indenture Trustee shall have released the Debt Portion from the Collateral Account.

         (v) Officer's Certificate of Lessee Regarding Mandatory Economic Terms and Mandatory Document Terms. The Lessee shall have delivered a certificate to the Pass Through Trustee and the Liquidity Providers signed by the Vice President and Treasurer or any other duly authorized officer of the Lessee stating that (i) the Operative Agreements which are amended and restated as of the Delivery Date do not vary the Mandatory Economic Terms and contain the Mandatory Document Terms and (ii) any substantive modification of such documents from those in effect on the Certificate Closing Date does not materially and adversely affect the Holders of Pass Through Certificates and each Liquidity Provider and such certification shall be true and correct.

         (w) Rating Agency Confirmation. A Rating Agency Confirmation shall have been delivered to the Pass Through Trustee.

Notwithstanding anything else to the contrary in this Section 4.01, it shall not be a condition precedent to the obligations of the Indenture Trustee, the Pass Through Trustee or the Subordination Agent that the conditions in Section 4.01(j) and (k) be satisfied if the Lessee certifies that the failure to fulfill such condition precedent is not reasonably likely to materially adversely affect the holders of Pass Through Certificates and, in the event of such failure, there has been delivered to the Indenture Trustee written confirmation from both Moody's and S&P of the rating on any class of Pass Through Certificates.

         Section 4.02. Opinion of Special Aviation Counsel Upon Registration. Promptly upon the registration of the Aircraft and the filing and, where appropriate, recordation pursuant to the Transportation Code, of the FAA Bill of Sale, the Trust Agreement, the Lease (with the Lease Supplement covering the Aircraft, the Indenture and the Indenture and Security Agreement Supplement covering the Aircraft attached as exhibits) and the Indenture (with the Indenture and Security Agreement Supplement covering the Aircraft attached as an exhibit), the Lessee shall cause Special Aviation Counsel to deliver to the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee an opinion as to (i) the due registration of the Aircraft in the name of the Owner Trustee, (ii) the due filing and, where appropriate, recording pursuant to the Transportation Code of the FAA Bill of Sale, the Trust Agreement, the Lease (with such Lease Supplement, the Indenture and such Indenture and Security Agreement Supplement attached as exhibits), and the Indenture (with such Indenture and Security Agreement Supplement attached as an exhibit), and (iii), subject to customary qualifications, the lack of any intervening documents with respect to the Aircraft.


                                   ARTICLE 5

                 CONDITIONS PRECEDENT TO LESSEE'S OBLIGATIONS

         Section 5.01. Conditions Precedent to Lessee's Obligations. The Lessee's obligation to lease the Aircraft from the Owner Trustee pursuant to the Lease is subject to the conditions that, prior to or on the Delivery Date, the Lessee shall have received the certificates and other documents which are referred to in, or the opinions to be addressed to it under, as the case may be, Sections 4.01(e), (h)(ii)-(vii), (i)(ii)-(iv), (k), (l), (m)(ii)-(viii),
(t) and (u) hereof, the Owner Participant shall have made its Commitment available in accordance with the terms of Section 3.02 hereof.


                                   ARTICLE 6

              LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 6.01. Lessee's Representations and Warranties. The Lessee represents and warrants to the Owner Participant, the Owner Trustee (in its individual capacity and as Owner Trustee), the Pass Through Trustee (in its individual capacity and as Pass Through Trustee), each Liquidity Provider and the Indenture Trustee (in its individual capacity and as Indenture Trustee) that as of the Delivery Date:

         (a) the Lessee is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware with its principal place of business and chief executive office (as such terms are used in Article 9 of the Uniform Commercial Code) in Memphis, Tennessee, and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which it has intrastate routes, or offices or major overhaul facilities or in which other activities of the Lessee require such qualification;

         (b) the Lessee has full power, authority and legal right to conduct its business and operations as currently conducted and to own or hold under lease its Properties and to enter into and perform its obligations under this Agreement, the Original Agreements to which it is a party, the other Operative Agreements to which it is a party, the Pass Through Agreement and the Series Supplements (the "Lessee Documents");

         (c) the Lessee is an "air carrier" within the meaning of the Transportation Code and a holder of a certificate under Sections 41102(a) and 41103 of the Transportation Code and a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code holding an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect;

         (d) the Lessee possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents (collectively "permits") which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted and each such permit is in full force and effect;

         (e) the execution, delivery and performance of the Lessee Documents by the Lessee have been duly authorized by all necessary corporate action on the part of the Lessee and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of the Lessee, and each such document has been duly executed and delivered by the Lessee and constitutes the legal, valid and binding obligations of the Lessee enforceable against it in accordance with the terms thereof except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether enforceability is considered in a proceeding in equity or at law);

         (f) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body (other than the SEC) is required for the execution, delivery or performance by the Lessee of the Lessee Documents or for the use and maintenance of the Aircraft except for such registrations, applications and recordings referred to in the opinions of Special Aviation Counsel delivered or to be delivered pursuant to Sections 4.01(m)(v) and 4.02 hereof and except for the filings referred to in
   Section 4.01(g) hereof, all of which shall have been duly obtained or made and shall be in full force and effect on and as of the Delivery Date, or as contemplated by said Sections;

         (g) neither the execution, delivery or performance by the Lessee of the Lessee Documents nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of the Lessee or any order, writ, injunction or decree of any court or governmental authority against the Lessee or by which it or any of its Properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Lessee is a party or by which it or any of its Properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its Properties;

         (h) there are no pending or, to the knowledge of the Lessee, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of the Lessee) against or affecting the Lessee or any of its Property before or by any court or administrative agency which (A) involve the Aircraft, (B) except for the matters described (i) under "Legal Proceedings" in the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1997 (as updated by Note 7 to the financial statements included in the Lessee's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1997 and November 30, 1997) and (ii) in the Lessee's Current Report on Form 8-K dated June 11, 1997, as to which no representation is made concerning the Lessee's liability (if any) or the effect of any adverse determination upon the consolidated financial condition, business or operations of the Lessee, if adversely determined, would materially and adversely affect the consolidated financial condition, business or operations of the Lessee, or (C) if adversely determined would adversely affect the ability of the Lessee to perform its obligations under the Lessee Documents;

         (i) the Lessee has filed or caused to be filed all tax returns which are required to be filed and has paid or caused to be paid all taxes shown to be due and payable pursuant to such returns or pursuant to any assessment received by the Lessee (other than assessments the payment of which is being contested in good faith by the Lessee by appropriate proceedings that do not involve any material danger of sale, forfeiture or loss of the Aircraft or any part thereof), and the Lessee has no knowledge of any related actual or proposed deficiency or additional assessment which either in any case or in the aggregate would materially adversely affect the Lessee's consolidated financial condition (other than, in any such case, assessments, the payment of which is being contested in good faith by the Lessee, as to which no representation is made concerning the Lessee's liability (if any) or the effect of any adverse determination upon the Lessee's consolidated financial condition);

         (j) except for (A) the registration in the Owner Trustee's name of the Aircraft pursuant to the Transportation Code to be accomplished by filing with the FAA Bill of Sale, the Trust Agreement, the Affidavits and the Application, (B) the filing with and, where appropriate, recordation by the FAA pursuant to the Transportation Code of the Indenture, the Indenture and Security Agreement Supplement covering the Aircraft, the Lease and the Lease Supplement covering the Aircraft, (C) the filing of the financing statements referred to in Section 4.01(g) hereof and (D) the taking of possession by the Indenture Trustee of the original counterpart of the Lease, the Lease Supplement covering the Aircraft and Ancillary Agreement I, no further action, including any filing or recording of any document, is necessary or advisable in order (i) to establish the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties, or (ii) to perfect the first security interest in and mortgage Lien on the Trust Indenture Estate in favor of the Indenture Trustee;

         (k) on the Delivery Date, the Owner Trustee will receive good and marketable title to the Aircraft, free and clear of all Liens, except the rights of the Owner Trustee and the Lessee under the Lease and the Lease Supplement, the rights of the Indenture Trustee under the Indenture and the beneficial interest of the Owner Participant created by the Trust Agreement;

         (l) the Lessee has heretofore delivered to the Owner Participant true and correct copies of the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1997 and Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1997 and November 30, 1997, and of the audited consolidated balance sheets of the Lessee for the fiscal year ended May 31, 1997 and the unaudited consolidated balance sheets of the Lessee as of August 31, 1997 and November 30, 1997, and the related consolidated statements of income, changes in common stockholders' investment and cash flows for the fiscal year and interim reporting periods ended on such dates, accompanied (except in the case of such interim reporting periods) by a report thereon containing opinions without qualification, except as therein noted, by Arthur Andersen LLP, independent public accountants; said financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position of the Lessee as of such dates and the results of its operations and cash flows for such periods and such Annual Report, Quarterly Reports and financial statements did not, as of their respective dates of filing with the SEC, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading;

         (m)  with respect to ERISA, except as otherwise disclosed:

            (i) none of the Pension Plans (as hereinafter defined) nor their related trusts have been terminated in a distress termination pursuant to Section 4041(c) of ERISA or by the PBGC (as hereinafter defined) pursuant to Section 4042 of ERISA, nor have any actions been taken to so terminate any Pension Plan or related trust and neither the Lessee nor any ERISA Affiliate (as hereinafter defined) has incurred or could reasonably be expected to incur any material liability with respect to a Pension Plan under Section 4062, 4063, 4064 or 4069 of ERISA;

            (ii) there have been no "reportable events" (as such term is defined in Section 4043(b) of ERISA) with respect to any Pension Plan which have resulted or could reasonably be expected to result in any material liability of the Lessee;

            (iii) no "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code) exists with respect to any Pension Plan, whether or not waived, nor has any request for a waiver under Section 412(d) of the Code been, or is reasonably likely to be, filed with respect to any of the Pension Plans;

            (iv) neither the Lessee nor any ERISA Affiliate has failed to make any contribution or payment to any Pension Plan which has resulted or could reasonably be expected to result in the imposition of a Lien under Section 302(f) of ERISA or Section 412(n) of the Code;

            (v) all Pension Plans are in compliance in all material respects with all applicable provisions of ERISA and the Code;

            (vi) neither the Lessee nor any ERISA Affiliate has incurred or is reasonably likely to incur any material withdrawal liability pursuant to Section 4201 or 4204 of ERISA or any material liability under
         Section 515 of ERISA;

            (vii) to the best of the Lessee's knowledge, neither the Lessee nor any ERISA Affiliate has engaged in a "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to subject the Lessee to the tax or penalties on prohibited transactions imposed by Section 4975 of the Code or Section 502 of ERISA; and

            (viii) assuming the truth of the representations contained in
         Section 7.09 hereof and compliance with Section 10.06 of the Indenture, the execution and delivery of this Agreement and the other Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not involve any transaction which is prohibited by Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.
         No part of the funds to be used by the Lessee in satisfaction of its obligations under this Agreement or any other of the Operative Agreements to which the Lessee is a party or to which the Lessee is bound are the assets of any employee benefit plan subject to Title I of ERISA, or any individual retirement account or an employee benefit plan subject to Section 4975 of the Code.

   As used in this Section 6.01(m), the term "Pension Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and which is maintained, or contributed to, by the Lessee or any ERISA Affiliate; the term "PBGC" means Pension Benefit Guaranty Corporation and any successor agency or instrumentality thereto; and the term "ERISA Affiliate" means any entity which together with the Lessee would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code;

         (n)  the Lessee is a Citizen of the United States;

         (o) except for the filings referred to in Sections 4.01(g) and 4.02 hereof, no governmental approval of any kind is required of the Owner Participant or for the Owner Participant's execution of or performance under this Agreement or any agreement contemplated hereby by reason of any fact or circumstance of the Lessee, the nature of the Aircraft or the Lessee's proposed operations or use of the Aircraft;

         (p) on the Delivery Date, all premiums with respect to the insurance required to be provided by the Lessee on or prior to the Delivery Date under Article 13 of the Lease shall have been paid by the Lessee;

         (q) on the Delivery Date, all sales or use taxes relating to the sale of the Aircraft by the Lessee to the Owner Trustee which are then or were theretofore due shall have been paid;

         (r) the Lessee is not in default under any mortgage, deed of trust, indenture, lease or other instrument or agreement to which the Lessee is a party or by which it or any of its Properties or assets may be bound, or in violation of any applicable law, which default or violation would have a material adverse effect on the financial condition, business or operations of the Lessee or its ability to perform any of its obligations under the Lessee Documents;

         (s) no Default or Event of Default or Event of Loss or event, which with the passage of time or if continued unremedied or unaltered would constitute an Event of Loss, has occurred or exists;

         (t) on the Delivery Date, the Aircraft will be in such condition so as to enable the airworthiness certificate of such Aircraft to be in good standing under the Transportation Code; the Aircraft will have been duly certificated by the FAA as to type and airworthiness; there will be in effect with respect to the Aircraft a current and valid airworthiness certificate issued by the FAA pursuant to the Transportation Code; and there is no fact known to the Lessee which materially adversely affects the value, utility or condition of the Aircraft;

         (u) on the Delivery Date, the Lessee shall not be in material default in the performance of any term or condition of the Engine Warranty Assignment, the Modification Agreement or the GTA;

         (v) neither the Lessee nor any subsidiary of the Lessee is an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended;

         (w) on the Delivery Date, the Aircraft will, upon delivery, be fully equipped to operate in commercial service and will comply with all governmental requirements governing such service;

         (x) there are no broker's or underwriter's fees payable on behalf of the Lessee in connection with the transactions contemplated in the Operative Agreements other than those of the Underwriters, First Chicago Leasing Corporation and Key Global Finance Inc. referred to in Article 10 hereof;

         (y) neither the Lessee nor any Affiliate of the Lessee has any agreement, arrangement or understanding other than as set forth in, permitted by or described in the Operative Agreements or in any agreement, document or instrument expressly contemplated thereby with any Person regarding the transactions contemplated by the Operative Agreements; and

         (z) the representations and warranties of the Lessee set forth in the Original Agreements to which it is a party were correct on and as of the Certificate Closing Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date).

         Section 6.02. Offering by Lessee. The Lessee represents and warrants that it has authorized no one to act on its behalf in connection with the offer or sale of any interest in the Lessor's Estate or the Trust Agreement other than First Chicago Leasing Corporation. The Lessee represents and warrants that neither it, nor, based on representations of First Chicago Leasing Corporation, First Chicago Leasing Corporation acting on its behalf, has taken or will take any action which would subject the issuance or sale of the Certificates or any interest in the Lessor's Estate or the Trust Agreement to the provisions of Section 5 of the Securities Act of 1933, as amended. Neither the Lessee nor, based on representations of First Chicago Leasing Corporation, anyone acting on its behalf has directly or indirectly offered any interest in the Lessor's Estate or the Trust Agreement, or similar interests, for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Participant and no more than 25 other accredited investors (as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended).

         Section 6.03. Certain Covenants of Lessee. The Lessee covenants and agrees with the Owner Participant, the Owner Trustee (in its individual capacity and as Owner Trustee), the Pass Through Trustee (in its individual capacity and as Pass Through Trustee) and the Indenture Trustee (in its individual capacity and as Indenture Trustee) as follows:

         (a) The Lessee will cause to be done, executed, acknowledged and delivered at the Lessee's cost and expense all such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee, the Pass Through Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement, the Trust Agreement, the GTA, the Engine Warranty Assignment, the Indenture, the Indenture and Security Agreement Supplement, the Tax Indemnity Agreement, the Lease and the Lease Supplement and the other Operative Agreements to which it is a party. Without limiting the generality of this Section 6.03(a), the Lessee will promptly take, or cause to be taken, at the Lessee's cost and expense, such action with respect to the recording, filing, re-recording and re-filing of the Indenture, each Indenture and Security Agreement Supplement, the Lease, each Lease Supplement and any financing statements or other instruments as may be necessary or as requested by the Indenture Trustee or the Owner Participant and appropriate, to maintain the perfection of the first security interest and the Lien created by the Indenture, and the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties or if the Lessee cannot take, or cause to be taken, such action, will furnish to the Indenture Trustee and the Owner Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable either of them to take such action at the Lessee's cost and expense in a timely manner.

         (b)  The Lessee shall maintain the certificates referred to in
   Section 7.01 of the Lease and shall cause the Aircraft to be duly registered, and at all times to remain duly registered, in the name of the Owner Trustee, under the Transportation Code, and shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for such registration; provided, however, that the Owner Participant, the Owner Trustee and the Indenture Trustee agree that, so long as no Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing, if, at any time after December 31, 2004, the Lessee has requested their consent to the registration of the Aircraft in the name of the Owner Trustee (or, if appropriate, in the name of the Lessee or a sublessee as a "lessee" or a "sublessee"), at the Lessee's expense, in a country listed in Schedule III hereto with which the United States then maintains normal diplomatic relations, the Owner Participant, the Owner Trustee and the Indenture Trustee, upon receipt by the Owner Participant, the Owner Trustee and the Indenture Trustee of the assurances and opinion described below, shall not unreasonably withhold their consent to such change in registration (it being agreed, without limitation, that the inability of the Lessee to deliver such assurances and opinion shall constitute reasonable grounds to withhold such consent).

         As a condition to any change in the registration of the Aircraft, the Owner Participant, the Owner Trustee in its individual and trust capacities, and the Indenture Trustee shall have received, all at the Lessee's cost and expense:

         (i)  assurances satisfactory to them:

            (A) to the effect that the insurance provisions of the Lease have been and will be complied with and are and shall be in full force and effect upon such change of registry;

            (B) that the Owner Trustee's right, title and interest in and to the Aircraft is recognized and fully enforceable in the new jurisdiction of registry and that the new jurisdiction of registry will give effect to the title and registry of the Aircraft therein substantially to the same extent as does the Government;

            (C) that such new country of registry (x) would provide substantially equivalent protection for the rights of owner participants, lessors or lenders in similar transactions as provided under United States law (except that, in the absence of restrictions under the laws of such country on rights and remedies of lessors and secured parties similar to those imposed by Sections 362 and 363 of the Bankruptcy Code, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code shall not be required), and
         (y)(i) if such change in registration is made at the request of the Lessee or an Affiliate thereof, imposes maintenance standards at least comparable to those of the FAA, and (ii) if such change in registration is made in connection with a sublease permitted under
         Section 7.02(a)(i) of the Lease, imposes maintenance standards in conformity with those set forth in Section 7.02(a)(i) of the Lease;

            (D) that import and export certificates and any exchange permits necessary to allow all Rent and other payments provided for under the Lease, if required, shall have been procured at the Lessee's own cost and expense by the Lessee;

            (E) that duties and tariffs, if applicable, shall have been paid for by the Lessee;

            (F) to the effect that the original indemnities (and any additional indemnities for which the Lessee is then willing to enter into a binding agreement to indemnify) in favor of the Owner Participant, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement), the Indenture Trustee (in its individual capacity, and as trustee under the Indenture), the Pass Through Trustee (in its individual capacity, and as trustee under the Pass Through Agreement) and the other Indemnitees under this Agreement, the Indenture, the Pass Through Agreement and (in the case of the Owner Participant only) the Tax Indemnity Agreement, afford each such party substantially the same protection as provided prior to such change of registry and if the sublessee, if any, is a government or governmental body, such sublessee shall have effectively waived any rights to sovereign immunity;

            (G) that such change will not result in the imposition of, or increase in the amount of, any Tax for which the Lessee is not required to indemnify the Owner Participant, the Indenture Trustee, the Owner Trustee (or any successor, assign or Affiliate thereof) and the Trust Estate pursuant to Article 8 hereof or for which the Lessee has not agreed to indemnify such parties in a manner satisfactory to such parties;

            (H) of the payment by the Lessee of any reasonable fees and expenses of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee in connection with such change of registry, including any reasonable attorneys' fees and expenses;

            (I) that the Lessee shall maintain the registration of the Aircraft under the laws of such country unless and until the registration of the Aircraft is changed as provided herein, and shall cause to be done at all times all other acts (including, if applicable, the filing, recording and delivery of any document or instrument and the payment of any sum) necessary or, by reference to prudent industry practice in such country, advisable in order to create, preserve and protect the interests of the Lessor and the Indenture Trustee as against the Lessee or any third parties in such jurisdiction;

            (J) as to the continuation of the Lien of the Indenture as a first priority, duly perfected Lien on the Aircraft and the Trust Indenture Estate, that all recordings and filings required to so perfect the Lien of the Indenture have been duly effected, and that no Liens (except Liens permitted under Section 6.01 of the Lease) shall arise by reason of such registration; and

            (K) that appropriate deregistration powers of attorney in favor of the Owner Trustee and the Indenture Trustee have been executed and delivered by the Lessee and any sublessee and, if necessary or desirable for the effectiveness thereof, filed with the relevant aeronautics authority.

       (ii) a favorable opinion of counsel (reasonably satisfactory to the Owner Trustee, the Indenture Trustee and the Owner Participant) in the new jurisdiction of registry, addressed and reasonably satisfactory to such parties in scope, form and substance, to the effect:

            (A) that the terms (including, without limitation, the governing law, service-of-process and jurisdictional-submission provisions thereof) of the Lease and the Indenture are legal, valid, binding and enforceable in such jurisdiction against the Lessee, any sublessee, the Owner Trustee and the Indenture Trustee, respectively;

            (B) that it is not necessary for the Owner Participant, the Owner Trustee, the Indenture Trustee or the Pass Through Trustee to register or qualify to do business or meet other requirements not already met in such jurisdiction in connection with the registration in the new jurisdiction (and the filing and/or recordation therein of the Indenture or the Lease) and the exercise of any rights or remedies with respect to the Aircraft pursuant to the Lease or the Indenture or in order to maintain such registration and the Lien of the Indenture;

            (C) that the courts of such jurisdiction would provide substantially equivalent protection to the Lessor, the Owner Participant, the Pass Through Trustee and the Indenture Trustee as provided under United States law (with the exception described in paragraph (b)(i)(C)(x) of this Section 6.03) in respect of the transactions contemplated hereby, including, without limitation, the remedies provided in the Indenture and the Lease;

            (D) that there is no tort liability of the beneficial owner, record owner, lessor or mortgagee of an aircraft not in possession thereof under the laws of such jurisdiction, other than such tort liability which might have been imposed on such owner, lessor or mortgagee under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Trustee, the Owner Participant and the Indenture Trustee, such opinion shall be waived, if insurance reasonably satisfactory to the Owner Participant, the Indenture Trustee and the Owner Trustee, in its individual capacity, is provided, at the Lessee's expense, to cover such risk and the Lessee undertakes to keep such insurance in full force and effect);

            (E) that the laws of such jurisdiction (i) will not impair the rights of the Lessor in and to the Aircraft and (ii) (unless the Lessee shall have agreed to provide insurance reasonably satisfactory to the Indenture Trustee and the Owner Participant covering the risk of requisition of use of the Aircraft by the government of registry of the Aircraft) require fair compensation by the government of such jurisdiction payable in currency freely convertible into United States dollars for the loss of use of the Aircraft in the event of such requisition;

            (F) that the Owner Trustee's title to the Aircraft is recognized and fully enforceable in such jurisdiction, that such jurisdiction will give effect to the title of the Aircraft therein substantially to the same extent as does the Government, and that the Lien of the Indenture shall continue as a first priority, duly perfected lien on the Aircraft;

            (G) as to the continuation of the Lien of the Indenture as a first priority, duly perfected Lien on the Aircraft;

            (H) that the rights of the Lessor in and to the Aircraft will not be impaired in such new jurisdiction of registry; and

            (I) to such further effect with respect to such other matters as the Owner Participant, the Owner Trustee or the Indenture Trustee may reasonably request.

         (c) The Lessee shall promptly file any reports, or furnish to the Owner Trustee and the Owner Participant such information as may be required to enable the Owner Trustee and the Owner Participant timely to file any reports required to be filed by the Owner Trustee as the Lessor and the Owner Participant under the Lease with any governmental authority.

         (d) The Lessee will cause the Special Aviation Counsel to file, and where appropriate record, with the Aeronautics Authority on the Delivery Date, the FAA Bill of Sale, the Application, the Affidavits, the Lease, the Lease Supplement, the Trust Agreement, the Indenture and the Indenture and Security Agreement Supplement in the following order of priority: first, the FAA Bill of Sale, second, the Application with the Trust Agreement and the Affidavits attached thereto, third, the Indenture with the Indenture and Security Agreement Supplement attached thereto, and fourth, the Lease with the Lease Supplement, the Indenture and the Indenture and Security Agreement Supplement attached thereto.

         (e) The Lessee will furnish at its expense to the Owner Participant, the Owner Trustee and the Indenture Trustee annually after the execution of this Agreement, by March 15 of each year, commencing with the year 1999, an opinion, reasonably satisfactory to the Owner Participant and the Indenture Trustee, of Special Aviation Counsel, or other counsel specified from time to time by the Lessee acceptable to the Lessor and the Indenture Trustee:
   (i) stating either (1) that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the Lease, the Indenture, the Trust Agreement, and any supplements to any of them and any financing statements, continuation statements or other instruments, and all other action has been taken, as is necessary to maintain the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties and to maintain the perfection of the security interests created by said documents and reciting the details of such action, or (2) that in the opinion of such counsel no such action is necessary to maintain such title or the perfection of such security interests; (ii) specifying all other action which needs to be taken during the succeeding 14 months in order to maintain such title and the perfection of such security interests (which the Lessee agrees timely to take); and (iii) stating that the Owner Trustee is the owner of legal title to the Aircraft, and the Aircraft is free and clear of all Liens, except the security interest created by the Indenture and such as are permitted by the Lease and the Indenture.

         (f) The Lessee shall at all times maintain its corporate existence except as permitted by Section 6.03(g) hereof and all of its rights, privileges and franchises necessary in the normal conduct of its business, except for any corporate right, privilege or franchise (i) that it determines, in its business judgment, is no longer necessary or desirable in the conduct of its business and (ii) the loss of which will not materially adversely affect or diminish the rights of the Holders or the Owner Participant or the ability of the Lessee to perform its obligations under the Operative Agreements.

         (g) The Lessee shall not enter into any merger or consolidation, or convey, transfer or lease all or substantially all of its assets as an entirety to any Person, unless the surviving corporation or Person which acquires by conveyance, transfer or lease all or substantially all of the assets of the Lessee as an entirety (i) is a domestic corporation organized and existing under the laws of the United States or a political subdivision thereof, (ii) is a Citizen of the United States, (iii) is a U.S. Air Carrier, (iv) expressly assumes by an instrument in writing in form and substance satisfactory to the Owner Participant, the Indenture Trustee and the Owner Trustee all of the Lessee's obligations hereunder and under the other Operative Agreements, and each other document contemplated hereby or thereby and the Lessee delivers such instrument to the Indenture Trustee, the Owner Participant and the Owner Trustee, (v) provides an opinion from outside counsel to the Lessee which counsel shall be reasonably satisfactory to the Owner Participant and the Indenture Trustee and which opinion shall be reasonably satisfactory to the Owner Participant and the Indenture Trustee, and an officer's certificate, each stating that such merger, consolidation, conveyance, transfer or lease and the instrument noted in clause (iv) above comply with this Section 6.03(g), that such instrument is a legal, valid and binding obligation of, and is enforceable against, such survivor or Person (except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally), and that all conditions precedent herein provided for relating to such transaction have been complied with, and (vi) immediately after such merger, consolidation or conveyance, transfer or lease, as the case may be, the surviving company is in compliance with all of the terms and conditions of this Agreement and the Lease and each other Operative Agreement and each other document contemplated hereby or thereby; provided that no such merger, consolidation or conveyance, transfer or lease shall be permitted if the same gives rise to a Default not capable of cure within the applicable grace period therefor or an Event of Default.

         Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Lessee and the satisfaction of the conditions specified in this Section 6.03(g), the successor corporation formed by such consolidation or into which the Lessee is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under this Agreement and the Lease and each other Operative Agreement and any other document contemplated hereby and thereby to which the Lessee is a party with the same effect as if such successor corporation had been named as the Lessee herein and therein. No such conveyance, transfer or lease of all or substantially all of the assets of the Lessee as an entirety shall have the effect of releasing the Lessee or any successor corporation which shall theretofore have become the Lessee hereunder in the manner prescribed in this Section 6.03(g) from its liability hereunder or under the other Operative Agreements. Nothing contained herein shall permit any lease, sublease, or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of the Lease.

         (h) The Lessee agrees to give prompt written notice to the Owner Participant, the Owner Trustee and the Indenture Trustee of any change in the address of its chief executive office (as such term is used in Section 9-103(3) of the Tennessee Uniform Commercial Code) or of any change in its corporate name.

         (i) The Lessee agrees to furnish to the Owner Participant, the Lessor and the Indenture Trustee:

            (A) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Lessee, a consolidated balance sheet as of the end of such fiscal year, and the related consolidated statements of income, common stockholders' equity, retained earnings and cash flows of the Lessee for the fiscal year then ended as prepared and certified by the Lessee's independent certified public accountants, including their opinion;

            (B) within sixty (60) days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Lessee, a consolidated balance sheet of the Lessee prepared by it as of the close of the accounting period then ended, together with the related consolidated statements of income, retained earnings and cash flows for such accounting period certified by the chief accounting officer or a financial vice president of the Lessee;

            (C) promptly upon their general transmission, copies of all regular and periodic reports furnished by the Lessee to its stockholders;

            (D) promptly after filing with the SEC, copies of the Lessee's Annual Reports on Form 10-K (including all corresponding annual reports to shareholders), Quarterly Reports on Form 10-Q and, if requested, any registration statement or prospectus filed by the Lessee with any securities exchange or with the SEC;

            (E) promptly upon (and in any event within five (5) Business Days after) any officer of the Lessee obtaining knowledge of any condition or event which constitutes a Default or an Event of Default, an officer's certificate specifying the nature and period of existence thereof and what action the Lessee has taken or is taking or proposes to take with respect thereto;

            (F) promptly, notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and of any material development in respect of such legal or other proceedings affecting the Lessee, which in each case, if adversely determined, would, in the Lessee's reasonable judgment, materially impair the ability of the Lessee to perform its obligations under the Operative Agreements or consummate the transactions contemplated hereby and thereby; and

            (G) from time to time, such other financial information as the Lessor, the Owner Participant or the Indenture Trustee may reasonably request.

         Concurrently with the delivery of the financial statements referred to in clause (A) above, the Lessee shall deliver to the Lessor, the Owner Participant, the Indenture Trustee and the Pass Through Trustee a certificate of the Lessee, signed by any one of the President, the Chief Financial Officer, the General Counsel, the Treasurer or the principal accounting officer of the Lessee, stating that the signer, or an officer reporting to same, is familiar with the relevant terms of this Agreement and the Lease and the signer has reviewed, or has caused to be made under such Person's supervision a review, of the activities of the Lessee and that, to the best of his or her knowledge, there does not exist any Default or any Event of Default or if a Default or an Event of Default exists or did exist, specifying the nature thereof, the period of existence thereof and what action the Lessee has taken or proposes to take with respect thereto.

         Section 6.04. Survival of Representations and Warranties. The representations and warranties of the Lessee provided in Sections 6.01 and 6.02 hereof and in any other Operative Agreement shall survive the making available by the Owner Participant of its Commitment, the lease of the Aircraft and the expiration or other termination of this Agreement and the other Operative Agreements.


                                   ARTICLE 7

           OTHER PARTIES' REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 7.01. Acquisitions and Offerings of Interests in Lessor's Estate. (a) [Reserved].

         (b) Owner Participant. The Owner Participant represents and warrants that its interest in the Lessor's Estate and the Trust Agreement is being acquired by it for its own account and not with a view to resale or distribution thereof; provided, however, that the disposition by the Owner Participant of its interest in the Lessor's Estate and the Trust Agreement shall, subject to the terms and provisions of Article 5 of the Trust Agreement, at all times be within its control and the foregoing representation shall neither expand nor limit the Owner Participant's right to transfer or sell such interests pursuant to the terms of this Agreement. The Owner Participant further represents and warrants that neither the Owner Participant nor anyone else authorized to act on its behalf has directly or indirectly offered any interest in the Lessor's Estate or the Trust Agreement, or in any similar security, for sale to, or solicited any offer to acquire any of the same from, anyone. The Owner Participant further represents and warrants that neither it nor anyone authorized to act on its behalf has made or will make any offer, solicitation or sale of any interest in the Lessor's Estate or the Trust Agreement in violation of the provisions of Section 5 of the Securities Act of 1933, as amended.

         (c) Owner Trustee. The Owner Trustee represents and warrants, both in its individual capacity and as trustee, that neither it nor anyone authorized to act on its behalf (i) has directly or indirectly offered or sold or will directly or indirectly offer or sell any interest in the Lessor's Estate, or in any similar security relating to the Lessor's Estate, or in any security the offering of which for purposes of the Securities Act of 1933, as amended, would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person (other than the Initial Owner Participant and the Owner Participant) and (ii) except as contemplated in Section 8.02(a) of the Indenture, shall own Certificates.

         Section 7.02. Citizenship. (a) Generally. Each of the Owner Trustee, in its individual capacity and as Trustee, and the Owner Participant severally represents and warrants that it is or will be a Citizen of the United States on the Delivery Date. If the Owner Participant or Owner Trustee in its individual capacity does not comply with the requirements of this
Section 7.02, the Owner Trustee, the Indenture Trustee and the Owner Participant hereby agree that a Default or an Event of Default shall not be deemed to have occurred and be continuing under the Lease due to non-compliance by the Lessee with the registration requirements in the Lease occasioned by the noncompliance of the Owner Participant or the Owner Trustee.

         (b) Owner Trustee. The Owner Trustee, in its individual capacity, covenants that if at any time on or after the Delivery Date it shall cease to be a Citizen of the United States, it will resign immediately as the Owner Trustee if such citizenship is necessary under the Transportation Code as in effect at such time or, if it is not necessary under the Transportation Code as in effect at such time, if it is informed in writing by the Lessee, the Indenture Trustee or the Owner Participant that such lack of United States citizenship would have any adverse effect on the Lessee, the Indenture Trustee, the Holders or the Owner Participant. The Owner Trustee, in its individual capacity, further covenants that if at any time it appears reasonably probable that it will cease to be a Citizen of the United States based on information that is (i) known to a Responsible Officer or (ii) generally known to the public, it will promptly (and in any event within fifteen (15) days of such Responsible Officer's acquiring knowledge thereof or the event giving rise to such public knowledge (such as a press release or publication in a leading newspaper or journal), as the case may be) so notify, to the extent permitted by law, all parties to this Agreement.

         (c) Owner Participant. The Owner Participant agrees, solely for the benefit of the Lessee, the Pass Through Trustee, the Indenture Trustee and the Owner Trustee, that if at any time on or after the Delivery Date when the Aircraft is registered or the Lessee proposes to register the Aircraft in the United States (i) it shall fail to be a Citizen of the United States and the Aircraft shall or would therefore become ineligible for registration in the name of the Owner Trustee under the Transportation Code and regulations then applicable thereunder, then the Owner Participant shall give notice thereof to the Lessee, the Owner Trustee and the Indenture Trustee and shall (at its own expense and without any reimbursement or indemnification from the Lessee) promptly but in any event within fifteen (15) days (x) effect a voting trust or other similar arrangement, (y) transfer in accordance with the terms of this Agreement and the Trust Agreement all its rights, title and interest in and to such Trust Agreement, the Lessor's Estate and this Agreement, or (z) take any other alternative action that would prevent any deregistration, or maintain the United States registration, of the Aircraft; or (ii) it determines that there is a reasonable likelihood that it will in the future fail to qualify as a Citizen of the United States, and the Aircraft would as a result thereof become ineligible for registration in the name of the Owner Trustee under the Act, then the Owner Participant shall give notice of such determination to the Lessee and the Indenture Trustee and shall (at its own expense and without reimbursement or indemnification from the Lessee and on such timetable as shall be reasonable under the circumstances and consistent with its obligations under this Section 7.02(c)) prepare such documentation and establish such procedures as shall be required to effect the voting trust, arrangements, transfer or other action referred to in the preceding clause (i) in each case to be effective on the date upon which the Owner Participant fails to qualify as a Citizen of the United States (but in no event later than fifteen (15) days after such date) so as to prevent any deregistration of and to maintain the registration of, the Aircraft. It is agreed that the Owner Participant shall be liable to pay promptly on request (A) to each of the other parties hereto and to each Holder any damages actually incurred by any such other party or Holder as the result of the representation and warranty of the Owner Participant in the first sentence of Section 7.02(a) hereof proving to be untrue as of the Delivery Date; and (B) to the Lessee, the Indenture Trustee or the Pass Through Trustee for any damages actually incurred by the Lessee, the Indenture Trustee or the Pass Through Trustee as a result of the Owner Participant's failure to comply with its obligations pursuant to the first sentence of this Section 7.02(c). Each other party hereto agrees, upon the request and at the sole expense of the Owner Participant, to cooperate with the Owner Participant in making any filings required in order for the Owner Participant to comply with its obligations under the first sentence of this
Section 7.02(c), but without any obligation on the part of such other party to incur any expense for which the Owner Participant has not agreed to reimburse such party or to take any action believed by it in good faith to be adverse to such party's business interests.

         Section 7.03. Representations, Warranties and Covenants of Owner Participant. (a) Representations, Warranties and Covenants. In addition to and without limiting its other representations and warranties provided for in this Article 7, the Owner Participant represents and warrants as of the Delivery Date, that:

         (i) it is a corporation duly incorporated and validly existing in good standing under the laws of its jurisdiction of incorporation and it has full corporate power, authority and legal right to carry on its present business and operations, to own or lease its Properties and to enter into and to carry out the transactions contemplated by the Operative Agreements;

         (ii) the execution, delivery and performance by it of this Agreement and the other Operative Agreements to which it is or is to be a party have been duly authorized by all necessary corporate action on its part and, assuming the accuracy of the Lessee's representations in Section 6.01(o) hereof, do not require any governmental approvals that would be required to be obtained by the Owner Participant;

         (iii) based on the representations, warranties and covenants contained in Sections 6.01(m)(viii) and 6.02 hereof and compliance with
   Section 10.06 of the Indenture, neither the execution, delivery or performance by the Owner Participant of this Agreement and the other Operative Agreements to which it is or is to be a party nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under any law, governmental rule or regulation applicable to the Owner Participant or the charter documents, as amended, or by-laws, as amended, of the Owner Participant or any order, writ, injunction or decree of any court or governmental authority against the Owner Participant or by which it or any of its Properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its Properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its Properties;

         (iv) this Agreement and the other Operative Agreements to which it is or is to be a party have been or on the Delivery Date will be duly executed and delivered by the Owner Participant and constitute or on the Delivery Date will constitute the legal, valid and binding obligation of the Owner Participant enforceable against it in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law);

         (v) it is not in default under any mortgage, deed of trust, indenture, lease or other instrument or agreement to which the Owner Participant is a party or by which it or any of its Properties may be bound, or in violation of any applicable law, which default or violation would have an adverse effect on the ability of the Owner Participant to perform its obligations under this Agreement and the other Operative Agreements to which it is or is to be a party;

         (vi) there are no pending or, to the knowledge of the Owner Participant, threatened actions, suits, investigations or proceedings against or affecting the Owner Participant or any of its Property before or by any court or administrative agency which (A) involve the Aircraft or (B) if adversely determined would adversely affect the ability of the Owner Participant to perform its obligations under this Agreement and the other Operative Agreements to which it is or is to be a party;

         (vii) neither the execution and delivery by it of this Agreement or the other Operative Agreements to which it is or is to be a party nor the performance of its obligations hereunder or thereunder requires the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency that would be required to be obtained or taken by the Owner Participant except for filings contemplated by this Agreement;

         (viii) no part of the funds to be used by it to acquire the interests to be acquired by the Owner Participant under this Agreement constitutes assets (within the meaning of ERISA and any applicable rules and regulations) of any employee benefit plan subject to Title I of ERISA or of any plan or individual retirement account subject to Section 4975 of the Code;

         (ix) it is a "U.S. Person" as defined in Section 7701(a)(30) of the Code and if it shall at any time cease to be such a "U.S. Person", it shall furnish to each Certificate Holder an indemnity, in form and substance reasonably satisfactory to such Certificate Holder, for any Taxes that may be imposed on such Holder as a result of the Owner Participant's failure to be such a "U.S. Person"; and

         (x) it has a consolidated tangible net worth of not less than $75,000,000.

         Notwithstanding the foregoing or anything else contained in this Agreement, the Owner Participant makes no representation or warranty in this Agreement with respect to laws, rules or regulations relating to aviation or to the nature or use of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law and the other matters set forth in Section 7.02(c).

       (b) Lessor's Liens. The Owner Participant further represents, warrants and covenants that there are no Lessor's Liens attributable to it (or an Affiliate thereof) and that there will not be any Lessor's Lien attributable to it (or an Affiliate thereof) on the Delivery Date. The Owner Participant agrees with and for the benefit of the Lessee, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee and any subsequent Holders of the Certificates that the Owner Participant will, at its own cost and expense, take such action as may be necessary (by bonding or other appropriate actions, so long as neither the Lessee's operation and use of the Aircraft nor the validity and priority of the Lien of the Indenture is impaired) to duly discharge and satisfy in full, promptly and in any event within 30 days after the same first becomes known to the Owner Participant, any Lessor's Lien attributable to the Owner Participant (or an Affiliate thereof), provided, however, that the Owner Participant shall not be required to discharge or satisfy such Lessor's Lien which is being contested by the Owner Participant in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Aircraft or the Lessor's Estate or the Trust Indenture Estate or any interest in any thereof or otherwise materially adversely affect the validity or priority of the Lien of the Indenture.

         (c) Indemnity for Lessor's Liens. The Owner Participant agrees to indemnify and hold harmless each other party hereto from and against any loss, cost, expense or damage which may be suffered by any such party as the result of the failure of the Owner Participant to discharge and satisfy any Lessor's Liens attributable to the Owner Participant or any of its Affiliates or to the Lessor (to the extent arising from acts or omissions of the Owner Participant) and required to be discharged as described in Section 7.03(b) hereof.

         (d) Assignment of Interests of Owner Participant. The Owner Participant agrees that it will not assign, convey or otherwise transfer any of its right, title or interest in and to the Operative Agreements or the Lessor's Estate except in accordance with the provisions of Article 5 of the Trust Agreement, as in effect on the date hereof or as amended in accordance with the terms of the Operative Agreements.

         (e) Actions with Respect to Lessor's Estate, Etc. The Owner Participant agrees that it will not take any action to subject the Lessor's Estate or the trust established by the Trust Agreement, as debtor, to the reorganization or liquidation provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statute.

         Section 7.04. Representations, Covenants and Warranties of SSB and the Owner Trustee. (a) In addition to and without limiting its other representations and warranties provided for in this Article 7, SSB represents and warrants, in its individual capacity with respect to items (i), (ii),
(iii)(A), (iv), (v), (vi) and (vii) below, and as the Owner Trustee with respect to items (iii)(B) and (iv) as of the Delivery Date that:

         (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America with its principal place of business and chief executive office (as such terms are used in Article 9 of the Uniform Commercial Code) at 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate Trust Department and has full corporate power and authority, in its individual capacity or (assuming the Trust Agreement has been duly authorized, executed and delivered by the Owner Participant) as the Owner Trustee, as the case may be, to carry on its business as now conducted, and to execute, deliver and perform this Agreement and the other Operative Agreements to which it is or is to be a party;

         (ii) the execution, delivery and performance by SSB, either in its individual capacity or as the Owner Trustee, as the case may be, of this Agreement and the Operative Agreements to which it is or is to be party have been duly authorized by all necessary corporate action on its part, and do not contravene its articles of association or by-laws; each of this Agreement and the other Operative Agreements to which it is or is to be a party has been duly authorized, executed and delivered by SSB, either in its individual capacity or as the Owner Trustee, as the case may be, and neither the execution and delivery thereof nor SSB's performance of or compliance with any of the terms and provisions thereof will violate any Federal or Connecticut law or regulation governing SSB's banking or trust powers;

         (iii) (A) assuming due authorization, execution and delivery by each other party thereto, each of the Operative Agreements to which it is or is to be party when duly executed and delivered will, to the extent each such document is entered into by SSB in its individual capacity, constitute the legal, valid and binding obligation of SSB in its individual capacity enforceable against it in such capacity in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law), and the performance by SSB in its individual capacity of any of its obligations thereunder does not contravene any lease, regulation or contractual restriction binding on SSB in its individual capacity;

         (B) assuming due authorization, execution and delivery by each other party thereto, each of the Operative Agreements to which it is or is to be party when duly executed and delivered will, to the extent each such document is entered into by the Owner Trustee in its trust capacity, constitute the legal, valid and binding obligation of the Owner Trustee enforceable against it in such capacity in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law), and the performance by the Owner Trustee of any of its obligations thereunder does not contravene any lease, regulation or contractual restriction binding on the Owner Trustee;

         (iv) there are no pending or, to its knowledge, threatened actions or proceedings against SSB before any court or administrative agency which would materially and adversely affect the ability of SSB, either in its individual capacity or as the Owner Trustee, as the case may be, to perform its obligations under the Operative Agreements to which it is or is to be party;

         (v) it shall give the Lessee, the Indenture Trustee and the Owner Participant at least thirty (30) days' prior written notice in the event of any change in its chief executive office or name;

         (vi) neither the execution and delivery by it, either in its individual capacity or as the Owner Trustee, as the case may be, of any of the Operative Agreements to which it is or is to be a party, requires on the part of SSB in its individual capacity or any of its Affiliates the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or Connecticut governmental authority or agency governing its banking or trust powers; and

         (vii) on the Delivery Date the Owner Trustee shall be holding whatever title to the Aircraft as was conveyed to it by the Lessee, the Aircraft shall be free of Lessor's Liens attributable to SSB in its individual capacity and SSB in its individual capacity is a Citizen of the United States.

         (b) Lessor's Liens. SSB, in its individual capacity, further represents, warrants and covenants that there are no Lessor's Liens attributable to it in its individual capacity and that there will not be any such Lessor's Liens on the Delivery Date. The Owner Trustee, in its trust capacity, and at the cost and expense of the Lessee, covenants that it will in its trust capacity promptly, and in any event within 30 days after the same shall first become known to it, take such action as may be necessary to discharge duly any Lessor's Liens attributable to it in its trust capacity. SSB, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly, and in any event within 30 days after the same shall first become known to it, any Lessor's Liens attributable to it in its individual capacity or the consolidated group of taxpayers of which it (in such capacity) is a part which may arise at any time after the date of this Agreement.

         (c) Indemnity for Lessor's Liens. SSB, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Indenture Trustee, the Owner Participant, the Pass Through Trustee and the Owner Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner Participant, the Pass Through Trustee or the Owner Trustee as a result of the failure of SSB to discharge and satisfy any Lessor's Liens attributable to it in its individual capacity or the consolidated group of taxpayers of which it (in such capacity) is a part which may arise at any time after the date of this Agreement, as described in
Section 7.04(b) hereof.

         (d) Actions With Respect to Lessor's Estate, Etc. Neither SSB, in its individual capacity, nor the Owner Trustee will take any action to subject the Lessor's Estate or the trust established by the Trust Agreement, as debtor, to the reorganization or liquidation provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statute.

         Section 7.05. Representations, Warranties and Covenants of the Indenture Trustee. (a) The Indenture Trustee in its individual capacity (other than as the Pass Through Trustee) represents as of the Delivery Date as follows:

         (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under the Indenture, this Agreement and the other Operative Agreements to which it is a party and to authenticate the Certificates delivered on the Certificate Closing Date;

         (ii) the Indenture and this Agreement and the other Operative Agreements to which it is or is to be a party, and the authentication of the Certificates delivered on the Certificate Closing Date, have been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal or Utah law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its articles of association or by-laws;

         (iii) each of the Indenture and this Agreement, and the other Operative Agreements to which it is or is to be a party, has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law);

         (iv) neither the execution and delivery by it of the Indenture and this Agreement and the other Operative Agreements to which it is or is to be a party, nor the performance by it of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or state governmental authority or agency governing its banking and trust powers;

         (v) on the Delivery Date, the Indenture Trustee will hold the original counterparts of the Lease, the Lease Supplement and Ancillary Agreement I; and

         (vi) the representations and warranties of the Indenture Trustee set forth in the Original Agreements to which it is a party were correct on and as of the Certificate Closing Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date).

         (b) Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, further represents, warrants and covenants that there are no Indenture Trustee's Liens attributable to it in its individual capacity and that there will not be any Indenture Trustee's Liens or the consolidated group of taxpayers of which it (in such capacity) is a part which may arise at any time after the date of this Agreement on the Aircraft. The Indenture Trustee, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly, and in any event within 30 days, after the same shall first become known to it, any Indenture Trustee's Liens.

         (c) Indemnity for Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Owner Participant, the Owner Trustee and the Pass Through Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner Participant, the Owner Trustee or the Pass Through Trustee as a result of the failure of the Indenture Trustee to discharge and satisfy any Indenture Trustee's Liens attributable to it in its individual capacity or the consolidated group of taxpayers of which it (in such capacity) is a part which may arise at any time after the date of this Agreement, as described in Section 7.05(b) hereof.

         Section 7.06. Indenture Trustee's Notice of Default. The Indenture Trustee agrees to give the Owner Participant notice of any Payment Default or Event of Default promptly upon a Responsible Officer of the Indenture Trustee having actual knowledge thereof.

         Section 7.07. Releases from Indenture. The Indenture Trustee covenants and agrees, for the benefit of the Lessee and the Owner Participant, to execute and deliver the instruments of release from the Lien of the Indenture which it is required to execute and deliver in accordance with the provisions of Article XIV of the Indenture, and the Owner Participant agrees, for the benefit of the Lessee, to cause the Owner Trustee to request the Indenture Trustee to execute and deliver such instruments of release.

         Section 7.08. Covenant of Quiet Enjoyment. Each of the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee covenants and agrees as to itself only that, so long as no Event of Default under the Lease has occurred and is continuing, neither such Person nor any Person lawfully claiming through such Person (other than in the case of the Owner Participant, the Indenture Trustee, the Pass Through Trustee or the Owner Trustee) shall interfere with the Lessee's or any permitted sublessee's right to quietly enjoy the Aircraft during the Term without hindrance or disturbance by such Person; provided, however, that the Owner Trustee shall not be liable for any act or omission of the Indenture Trustee or the Pass Through Trustee or any other Person claiming through the Indenture Trustee or the Pass Through Trustee.

         Section 7.09. Pass Through Trustee's Representations and Warranties. The Pass Through Trustee, in its individual capacity (except with respect to clause (iii) below), represents and warrants as of the Delivery Date that:

         (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under this Agreement;

         (ii) the execution, delivery and performance of this Agreement and the performance of its obligations hereunder have been fully authorized by all necessary corporate action on its part, and neither the execution and delivery hereof nor its performance of any of the terms and provisions hereof will violate any Federal or Utah law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its articles of association, or bylaws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

         (iii) this Agreement has been duly executed and delivered by it (in its individual and trust capacities) and, assuming that this Agreement is the legal, valid and binding obligation of each other party thereto, is or will be, as the case may be, the legal, valid and binding obligation of the Pass Through Trustee (in its individual and trust capacities), enforceable in accordance with its respective terms except as limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

         (iv) the representations and warranties of the Pass Through Trustee set forth in the Original Agreements to which it is a party were correct on and as of the Certificate Closing Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date).

         Section 7.10. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Owner Participant, the Owner Trustee (in its individual or trust capacity), the Pass Through Trustee (in its individual or trust capacity), the Indenture Trustee (in its individual or trust capacity) and the Subordination Agent (in its individual or trust capacity) provided for in this Article 7, and their respective obligations under any and all of them, shall survive the making available by the Participants of their respective Commitments, the lease of the Aircraft and the expiration or other termination of this Agreement, and the other Operative Agreements.

         Section 7.11. Lessee's Assumption of the Certificates. (a) Subject to compliance by the Lessee with all of its obligations under the Operative Agreements, each of the Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Lessee covenants and agrees that if the Lessee elects to terminate the Lease and to purchase the Aircraft pursuant to Section 4.02(a)(A), (D), (E) or (F) of the Lease, and so long as no Default or Event of Default shall have occurred and be continuing then, upon compliance with the applicable provisions of said Section 4.02(a) of the Lease, the Owner Trustee will transfer to the Lessee, without recourse or warranty (except as to the absence of Lessor's Liens) but subject to the Lien of the Indenture, all of the Owner Trustee's right, title and interest in and to the Aircraft, and if the Lessee, in connection with such purchase, elects pursuant to Section 4.02(a)(A), (D), (E) or (F) of the Lease to assume the obligations of the Owner Trustee to the Indenture Trustee and the Holders under the Indenture, the Certificates and hereunder, and each of the parties shall execute and deliver appropriate documentation permitting the Lessee to assume such obligations on the basis of full recourse to the Lessee, maintaining for the benefit of the Holders the security interest in the Aircraft created by the Indenture, and upon compliance with the provisions of this Section 7.11, such documentation shall become effective and the Owner Participant and the Owner Trustee shall be released from all obligations in respect of the Certificates, the Indenture, this Agreement and all other Operative Agreements, except any obligations which shall have arisen (or with respect to events which shall have occurred) prior to such assumption, and take all such other actions, at the Lessee's expense, as are reasonably necessary to permit such assumption by the Lessee.

         (b)  In connection with such assumption:

         (i) the Lessee shall execute and deliver an instrument satisfactory in form and substance to the Indenture Trustee (A) pursuant to which the Lessee irrevocably and unconditionally assumes and undertakes, with full recourse to the Lessee, to pay, satisfy and discharge when and as due (at the stated maturity thereof, by acceleration or otherwise) the principal of, Make-Whole Premium, if any, interest and all other sums owing on all Outstanding Certificates (or on the Lessee's substituted obligations) in accordance with their terms and to punctually perform and observe all of the covenants and obligations hereunder and under the Indenture and the Certificates (as the same may be amended in connection with such assumption) to be performed or observed by the Owner Trustee and (B) which contains amendments to the Indenture, in form and substance satisfactory to the Indenture Trustee and the Holders, that incorporate therein such provisions from the Lease and this Agreement as may be appropriate, including, without limitation, events of default substantially identical in scope and effect to those set forth in the Lease and covenants substantially identical to the covenants of the Lessee hereunder and under the Lease;

         (ii) the instrument referred to in paragraph (i) of this Section 7.11(b), any Uniform Commercial Code financing statements relating thereto, and any other documents which shall be necessary (or reasonably requested by the Indenture Trustee) to establish the Lessee's title to and interest in the Aircraft or to reflect the substitution of the Lessee for the Owner Trustee under the Operative Agreements or to continue the perfection of the security interests in the Aircraft and the other rights, Property and interests included in the Trust Indenture Estate for the benefit of the Holders (or the Lessee's substituted obligations) shall be filed in such form, manner and places as are necessary or, in the reasonable opinion of the Indenture Trustee, advisable for such purpose;

         (iii) the Indenture Trustee shall have received an insurance report dated the effective date of such assumption of an independent insurance broker and certificates of insurance, each in form and substance satisfactory to the Indenture Trustee, as to the due compliance as of the effective date of such assumption with the terms of Article 13 of the Lease (as it relates to the Indenture Trustee) relating to the insurance with respect to the Aircraft;

         (iv) the Indenture Trustee shall have received evidence that as of the effectiveness of the assignment on the date of such assumption the Aircraft is free and clear of all Liens other than the Lien of the Indenture and other Permitted Liens;

         (v) the Indenture Trustee shall have received a certificate from the Lessee that no Event of Default shall have occurred and be continuing as of the effective date of such assumption; and

         (vi) the Indenture Trustee shall have received (A) from counsel for the Lessee (who may be the Lessee's General Counsel) a legal opinion, in form and substance satisfactory to the Indenture Trustee (w) with respect to the compliance of the assumption contemplated hereby with the terms, provisions and conditions hereof, (x) with respect to the due authorization, execution, delivery, validity and enforceability of the instrument referred to in paragraph (i) of this Section 7.11(b), (y) with respect to the continued perfection of the first and prior Lien and security interest in the Aircraft for the benefit of the Holders of the Certificates (or the Lessee's substituted obligations) referred to in paragraph (ii) of this Section 7.11(b) and (z) with respect to the continued availability of the benefits of Section 1110 of the Bankruptcy Code to the Indenture
   Trustee for the benefit of the Holders with respect to the Aircraft after giving effect to such assumption, (B) from counsel to the Indenture Trustee and Special Aviation Counsel, a legal opinion comparable to the respective opinions delivered on the Delivery Date with such changes therein as may be appropriate in light of such assumption, and (C) in the case of each opinion described in clause (A) or (B) above, covering such additional matters as the Indenture Trustee shall reasonably request.

         (c) The Lessee shall pay all reasonable expenses (including reasonable fees and expenses of counsel) of the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Owner Participant in connection with such assumption.

         Section 7.12. Indebtedness of Owner Trustee. So long as the Indenture is in effect, the Owner Trustee, not in its individual capacity, but solely as trustee under the Trust Agreement, shall not incur any indebtedness for borrowed money except as expressly contemplated herein or in any other Operative Agreement (excluding the Tax Indemnity Agreement) and shall not engage in any business or other activity other than the transactions contemplated herein or in any other Operative Agreement (excluding the Tax Indemnity Agreement) and all necessary or appropriate activity related thereto.

         Section 7.13. Compliance with Trust Agreement, Etc. Each of the Owner Participant, SSB and the Owner Trustee agrees with the Lessee, the Indenture Trustee and the Pass Through Trustee that so long as the Lien of the Indenture shall be in effect it will (i) comply with all of the terms of the Trust Agreement applicable to it in its respective capacity, the noncompliance with which would materially adversely affect any such party and (ii) not take any action, or cause any action to be taken, to amend, modify or supplement any other provision of the Trust Agreement in a manner that would adversely affect such party without the prior written consent of such party. The Owner Trustee confirms for the benefit of the Lessee, the Indenture Trustee and the Pass Through Trustee that it will comply with the provisions of Article 2 of the Trust Agreement. Notwithstanding anything else to the contrary in the Trust Agreement, so long as the Lease or the Indenture remains in effect, the Owner Participant agrees not to terminate or revoke the trust created by the Trust Agreement without the consent of the Lessee (except in connection with the exercise of remedies pursuant to Article 17 of the Lease).

         Section 7.14. Subordination Agent's Representations, Warranties and Covenants. (a) Representations and Warranties. The Subordination Agent represents and warrants as of the Delivery Date that:

         (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under this Agreement;

         (ii) the execution, delivery and performance of this Agreement and the performance of its obligations hereunder have been fully authorized by all necessary corporate action on its part, and, neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal or Utah law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its articles of association, or bylaws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

         (iii) this Agreement has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is or will be, as the case may be, the legal, valid and binding obligation of the Subordination Agent, enforceable in accordance with its respective terms except as limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law);

         (iv) there are no Taxes payable by the Subordination Agent imposed by the State of Utah or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement, any of the Liquidity Facilities or the Intercreditor Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the State of Utah or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Certificates other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities);

         (v) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement, the Intercreditor Agreement or any Liquidity Facility;

         (vi) the Subordination Agent has not directly or indirectly offered any Certificate for sale to any Person or solicited any offer to acquire any Certificates from any Person, nor has the Subordination Agent authorized anyone to act on its behalf to offer directly or indirectly any Certificate for sale to any Person, or to solicit any offer to acquire any Certificate from any Person; and the Subordination Agent is not in default under any Liquidity Facility;

         (vii) the Subordination Agent is not directly or indirectly controlling, controlled by or under common control with the Owner Participant, the Owner Trustee, any Underwriter or the Lessee; and

         (viii) the representations and warranties of the Subordination Agent set forth in the Original Agreements to which it is a party were correct on and as of the Certificate Closing Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date).

         (b) Covenants. (i) The Subordination Agent agrees not to amend any Liquidity Facility without the consent of the Lessee (so long as no Event of Default shall have occurred and be continuing) and of the Owner Participant (such consents not to be unreasonably withheld).

         (ii) In connection with the deposit in the applicable Cash Account of amounts drawn pursuant to any Downgrade Drawing under a Liquidity Facility, the Subordination Agent agrees, so long as no Event of Default shall have occurred and be continuing, to pay to the Lessee promptly following each Regular Distribution Date any Investment Earnings on the amount so deposited which remain after application of such Investment Earnings pursuant to Section 2.06 of such Liquidity Facility to the interest payable on such Downgrade Drawing under Section 3.07 of such Liquidity Facility. Capitalized terms used in this Section shall have the meanings specified in the Intercreditor Agreement.


                                   ARTICLE 8

                                     TAXES

         Section 8.01. Lessee's Obligation to Pay Taxes. (a) Generally. The Lessee agrees promptly to pay when due, and to indemnify and hold each Indemnitee harmless from all license, recording, documentary, registration and other fees and all taxes (including, without limitation, income, gross receipts, sales, rental, use, value added, property (tangible and intangible), ad valorem, excise and stamp taxes), fees, levies, imposts, recording duties, charges, assessments or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax or interest thereon (individually, a "Tax," and collectively called "Taxes"), however imposed (whether imposed upon any Indemnitee, the Lessee, all or any part of the Aircraft, Airframe, any Engine or any Part or the Lessor's Estate, the Trust Indenture Estate, Rent, the Certificates or otherwise), by any Federal, state or local government or taxing authority in the United States, or by any government or taxing authority of a foreign country or of any political subdivision or taxing authority thereof or by a territory or possession of the United States or an international taxing authority, upon or with respect to, based upon or measured by:

         (i)    the Aircraft, the Airframe, any Engine or any Part;

         (ii) the location, replacement, control, purchase, improvement, maintenance, manufacture, acquisition, financing, refinancing, mortgaging, ownership, delivery, nondelivery, acceptance, rejection, leasing, subleasing, transport, insuring, inspection, registration, reregistration, assembly, abandonment, repossession, redelivery, installment, preparation, possession, use, operation, return, presence, storage, repair, transfer of title, modification, rebuilding, export, import, alteration, replacement, substitution, assignment, overhaul, transfer of registration or title, imposition of any Lien, sale or other disposition of the Aircraft, Airframe, any Engine or any Part thereof or interest therein;

         (iii) the rentals (including Basic Rent and Supplemental Rent), receipts or earnings arising from the Operative Agreements;

         (iv) the Property attributable to the transactions contemplated by the Operative Agreements, or the income or other proceeds received with respect to such Property, held by the Owner Trustee under the Trust Agreement or by the Indenture Trustee under the Indenture;

         (v) the Original Agreements or the Operative Agreements or otherwise with respect to or by reason of the transactions described in or contemplated by the Original Agreements or the Operative Agreements or the Pass Through Agreement;

         (vi) the payment of the principal or interest or other amounts payable with respect to the Pass Through Certificates or the Certificates or the right thereto as it accrues;

         (vii) the Pass Through Certificates or the Certificates or the issuance, sale, acquisition, reamortization or refinancing thereof or the beneficial interests in the Trust Estate or the Trust Indenture Estate or the creation thereof under the Trust Agreement or the Indenture, or the security interest created or perfected thereby or by any filing thereof;

         (viii) any assumption by the Lessee pursuant to Section 7.11 of this Agreement and Section 2.12 of the Indenture; or

         (ix)   the Collateral Account and the Liquid Collateral.

         (b) Exceptions. The indemnity provided for in Section 8.01(a) shall not extend to any of the following:

         (i) With respect to an Indemnitee, Taxes based upon, measured by or with respect to the net or gross income, items of tax preference or minimum tax or excess profits, receipts, value-added taxes, capital, franchise, net worth or conduct of business or other similarly-based Taxes of such Indemnitee (other than any Taxes in the nature of sales, use, transfer, excise, rental, license, ad valorem, property or other similarly based Taxes) (the "Income Taxes"); provided, however that the provisions of this paragraph (b)(i) shall not exclude from the indemnity described in Section 8.01(a) hereof, any Income Taxes to the extent such Income Taxes are imposed by any jurisdiction in which the Indemnitee would not be subject to such Income Taxes but for the operation, registration, location, presence, or use of the Aircraft, Airframe, any Engine or any Part thereof (it being understood that any such indemnity would be payable only to the extent of the net harm incurred by the Indemnitee from such Income Taxes, taking into account any incremental Tax benefit in another tax jurisdiction resulting from payment of such Income Taxes); provided, further, that the provisions of this paragraph (b)(i) relating to Income Taxes shall not exclude from the indemnity described in Section 8.01(a) hereof any Income Taxes for which the Lessee would be required to indemnify an Indemnitee (x) so that any payment under the Operative Agreements, otherwise required to be made on an After-Tax Basis, is made on an After-Tax Basis or (y) pursuant to the last sentence of Section 8.02, 8.05, 9.02 or 9.05 of this Agreement;

         (ii) Any value-added Tax imposed by any Federal taxing authority in the United States;

         (iii) Taxes arising out of or measured by acts, omissions, events or periods of time (or any combination of the foregoing) which occur after (and are not attributable to acts, omissions or events occurring, or fines, penalties or interest resulting from any such act, omission or event having occurred, contemporaneously with or prior to) the payment in full of all amounts payable by the Lessee pursuant to and in accordance with the Operative Agreements, or the earlier discharge in full of the Lessee's payment obligations under and in accordance with the Lease and the other Operative Agreements (and the Certificates in the case of the Indenture Trustee or the Trust Indenture Estate if the Lessee shall have assumed the Certificates pursuant to Section 7.11 of this Agreement and Section 2.12 of the Indenture), and the earliest of (x) the expiration of the Term of the Lease and return of the Aircraft in accordance with Article 12 of the Lease, (y) the termination of the Lease in accordance with the applicable provisions of the Lease and return of the Aircraft in accordance with the Lease, or (z) the termination of the Lease in accordance with the applicable provisions of the Lease and the transfer of all right, title and interest in the Aircraft to the Lessee pursuant to its exercise of any of its purchase options set forth in Section 4.02(a) of the Lease, except that, notwithstanding anything in this Section 8.01(b) to the contrary, Taxes incurred in connection with the exercise of any remedies pursuant to
   Article 17 of the Lease following the occurrence of an Event of Default and while it is continuing shall not be excluded from the indemnity described in Section 8.01(a) hereof;

         (iv) As to the Owner Trustee, Taxes imposed against the Owner Trustee upon or with respect to any fees for services rendered in its capacity as Owner Trustee under the Trust Agreement or, as to the Indenture Trustee, Taxes imposed against the Indenture Trustee upon or with respect to any fees received by it for services rendered in its capacity as Indenture Trustee under the Indenture;

         (v) Taxes imposed on an Indemnitee that would not have been imposed but for the willful misconduct or gross negligence of such Indemnitee
   (other than gross negligence or willful misconduct not actually committed by but instead imputed to such Indemnitee by reason of such Indemnitee's participation in the transactions contemplated by the Operative Agreements) or the breach by such Indemnitee of any representation, warranty or covenant contained in the Operative Agreements or any document delivered in connection therewith (unless attributable to a breach of representation, warranty or covenant of the Lessee), provided that in the case of a breach by the Owner Participant or the Owner Trustee of any representation, warranty or covenant, timely written notice requesting compliance was received by the Owner Participant or the Owner Trustee as the case may be;

         (vi) Taxes imposed on the Owner Trustee or the Owner Participant or any successor, assign or Affiliate thereof which became payable by reason of any voluntary or involuntary transfer or disposition by such Indemnitee subsequent to the Delivery Date, including revocation by such Indemnitee of the trust created by the Trust Agreement and any disposition in connection with a bankruptcy or similar proceeding involving either the Lessor or the Owner Participant, of any interest in some or all of the Aircraft, Airframe, Engines or Parts thereof, or its interest in the Lessor's Estate, other than (A) Taxes that result from transfers or dispositions which occur while an Event of Default under the Lease has occurred and is continuing at the time of such transfer or disposition, (B) Taxes that result from any transfer pursuant to the Lessor's exercise of remedies under the Lease, or
   (C) Taxes (other than Income Taxes) that result from any transfer or disposition pursuant to Section 4.02 (other than clauses B or C thereof) or
   Article 7, 8, 9, 10, 11 or 13 of the Lease or any replacement or substitution not required by the Operative Agreements;

          (vii) Taxes imposed on the Owner Participant for which the Lessee is obligated to indemnify the Owner Participant pursuant to the Tax Indemnity Agreement;

         (viii) Notwithstanding anything herein to the contrary, Taxes imposed on a successor, assign or other transferee (including, without limitation, a transferee which is a new lending office of an original Indemnitee) of any Person which on the Delivery Date is an Indemnitee (for purposes of this clause (viii), an "original Indemnitee") to the extent that such Taxes exceed the amount of Taxes that would have been imposed and would have been indemnifiable pursuant to Section 8.01(a) had there not been a succession, assignment or other transfer by such original Indemnitee of any such interest of such Indemnitee in the Aircraft or any part thereof, any interest in or under any Operative Agreement, or any proceeds thereunder, the trust created by the Trust Agreement, the Certificates or otherwise; provided, however, that the exclusion provided by this clause (viii) shall not apply in the case of a succession, transfer or disposition (A) while an Event of Default under the Lease has occurred and is continuing at the time of such transfer, or disposition, (B) which is an actual or deemed transfer pursuant to Section 7.11 hereof or (in the case of Taxes imposed on the Owner Trustee or the Owner Participant) as a consequence of a refinancing under Article 15 hereof, or any actual or deemed transfer of a Certificate that as part of a refinancing under Article 15 hereof is not retired, but only to the extent the Taxes attributable to such transfer exceed the amount of Taxes that would have been imposed on such transferor if the debt had instead been retired, (C) to the extent necessary to make payments with respect to such Taxes on an After-Tax Basis or (D) to the extent such Taxes are directly attributable to the failure of the Lessee to take administrative actions as have been reasonably requested of it in writing in a timely manner and which will result in no after-tax cost or expense to the Lessee;

         (ix)   [Reserved];

         (x)    Any Taxes which have been included in the Purchase Price;

         (xi) Any Taxes which would not have been imposed on the Owner Participant but for a Lessor's Lien attributable to the Owner Participant;

         (xii) Taxes imposed by any jurisdiction that would have been imposed on the Lessor or the Owner Participant for activities in such jurisdiction unrelated to the transactions contemplated by the Operative Agreement; and

         (xiii) Any Taxes imposed on the Owner Participant or any person who is a "disqualified person", within the meaning of Section 4975(e)(2) of the Code, or a "party in interest", within the meaning of Section 3(14) of ERISA, by virtue of such person's relationship to such Owner Participant, as the result of any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, occurring with respect to the purchase or holding of any Pass Through Certificate (or any funded participation therein) (i) over which purchase or holding the Owner Participant or any Affiliate thereof has discretion or control (other than in the capacity of a directed trustee or custodian), or (ii) by an employee benefit plan, within the meaning of Section 3(3) of ERISA, or individual retirement account or plan subject to Section 4975 of the Code with respect to which the Owner Participant (or any Affiliate thereof) has the power, directly or indirectly, to appoint or terminate, or to negotiate the terms of the management agreement with, the person or persons having discretion or control (other than in the capacity of a directed trustee or custodian), over such purchase or holding.

         (c) Withholding. The Pass Through Trustee shall withhold any Taxes required to be withheld on payments to any holder of a Pass Through Certificate who is a Non-U.S. Person except to the extent that such a holder of a Pass Through Certificate has furnished evidence to the Pass Through Trustee sufficient under applicable law to entitle such holder of a Pass Through Certificate to any exemption from withholding on interest claimed by such holder of a Pass Through Certificate. The Indenture Trustee shall withhold any Taxes required to be withheld on any payment to a Holder pursuant to Section 5.09 of the Indenture. If the Indenture Trustee or the Pass Through Trustee fails to withhold a Tax required to be withheld with respect to any Holder of a Certificate or any holder of a Pass Through Certificate or any claim is otherwise asserted by a taxing authority against the Owner Trustee or Owner Participant for or on account of any amount required to be withheld from a payment in respect of a Certificate, the Lessee will indemnify (after taking into account any payments made by a Holder to or for the benefit of the Owner Participant or the Owner Trustee pursuant to the preceding sentence) the Owner Trustee and the Owner Participant (without regard to the exclusions set forth in Section 8.01(b) hereof) on an After-Tax Basis against any Taxes required to be withheld and any interest, penalties and additions to tax with respect thereto, along with any other costs (including attorneys' fees) incurred in connection with any such claim. The Indenture Trustee or the Pass Through Trustee, as the case may be, in its individual capacity (and without recourse to the Trust Indenture Estate), shall indemnify the Lessee on an After-Tax Basis for any payment the Lessee shall have made pursuant to the preceding sentence.

         Section 8.02. After-Tax Basis. The amount which the Lessee shall be required to pay with respect to any Tax indemnified against under Section 8.01 shall be an amount sufficient to restore the Indemnitee, on an After-Tax Basis, to the same position such party would have been in had such Tax not been incurred. If any Indemnitee actually realizes a Tax benefit by reason of the payment of any Tax paid or indemnified against by the Lessee, such Indemnitee shall promptly pay to the Lessee, to the extent such Tax benefit was not previously taken into account in computing such payment, an amount equal to the lesser of (x) the sum of such Tax benefit plus any other Tax benefit actually realized by such Indemnitee that would not have been realized but for any payment made by such Indemnitee pursuant to this sentence and not already paid to the Lessee, and (y) the amount of the payment required to be made under Section 8.01 hereof and this Section 8.02 by the Lessee to such Indemnitee plus the amount of any other payments by the Lessee to such Indemnitee theretofore required to be made under this Section 8.02 and Sections 8.01 and 8.05 hereof (and the excess, if any, of the amount described in clause (x) above over the amount described in clause (y) above shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Lessee to make payments pursuant to this Section 8.02 and Section 8.01 hereof); provided, however, that notwithstanding the foregoing portions of this sentence, such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this sentence as long as a Payment Default or an Event of Default shall have occurred and be continuing under the Lease. The Lessee shall reimburse on an After-Tax Basis such Indemnitee for any payment of a Tax benefit pursuant to the preceding sentence (or a Tax benefit otherwise taken into account in calculating the Lessee's indemnity obligation hereunder) to the extent that such Tax benefit is disallowed or reduced subsequent to such payment (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired).

         Section 8.03. Time of Payment. Any amount payable to an Indemnitee pursuant to this Article 8 shall be paid within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided that in the case of amounts which are being contested by the Lessee in good faith or by the Indemnitee in either case pursuant to Section 8.04 hereof, such amount shall be payable 30 days after the time such contest is finally resolved.

         Section 8.04. Contests. If a written claim is made against any Indemnitee for Taxes with respect to which the Lessee may be liable for a payment or indemnity hereunder, such Indemnitee shall promptly give the Lessee notice in writing of such claim and shall furnish the Lessee with copies of any requests for information from any taxing authority relating to such Taxes with respect to which the Lessee may be required to indemnify hereunder; provided, however, that the failure of an Indemnitee to give such notice or furnish such copy shall not terminate any of the rights of such Indemnitee under this Article 8, except to the extent that the Lessee's contest rights have been materially and adversely impaired by the failure to provide such notice.

         With respect to claims relating to Taxes in the nature of Income Taxes, the Indemnitee shall in good faith, with due diligence and at the Lessee's expense, if timely requested in writing by the Lessee, contest (or, at the Indemnitee's option, require the Lessee to contest in the name of the Lessee, if permitted by law) the validity, applicability or amount of such Taxes by:

         (i) resisting payment thereof if lawful and practicable or not paying the same except under protest if protest is necessary and proper in each case so long as non-payment will not result in a material risk of the sale, forfeiture or loss of, or the creation of a Lien not permitted under
   Section 6.01 of the Lease on the Aircraft, Airframe or any Engine or any risk of criminal liability; or

         (ii) if the payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings.

If the Indemnitee, after reasonable discussion with the Lessee and consideration in good faith of any suggestion made by the Lessee as to the method of pursuing such contest, elects to conduct the contest, such
Indemnitee shall determine the manner in which to contest such Taxes;
provided, however, that if the Indemnitee determines in its sole discretion that such participation will not adversely affect such Indemnitee's contest of any Taxes not indemnified hereunder, the Lessee shall have the right to participate in such contest, including, among other rights, the right to attend governmental or judicial conferences (to the extent unrelated issues are not discussed) concerning such claim and the right to review and approve (such approval not to be unreasonably withheld) all submissions to any governmental or other authority insofar as they relate to the Tax for which indemnification is sought. With respect to claims relating to Taxes not in the nature of Income Taxes, the Lessee may, at its option and in its sole discretion, contest in its own name (if legally permitted to do so) or, if required by law, require the Indemnitee to contest in good faith, with due diligence and at the Lessee's expense, if timely requested in writing by the Lessee, the validity, applicability or amount of such Taxes by:

         (i) resisting payment thereof if lawful and practicable or not paying the same except under protest if protest is necessary and proper in each case so long as non-payment will not result in a material risk of the sale, forfeiture or loss of, or the creation of a Lien not permitted under
   Section 6.01 of the Lease on the Aircraft, Airframe or any Engine or any risk of criminal liability; or

         (ii) if the payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings.

The Lessee shall control any such contest and shall determine in its sole discretion the manner in which to contest such Taxes and shall periodically and upon the Indemnitee's request advise the Indemnitee of the progress of such contest; the Lessee shall consider in good faith any suggestion made by the Indemnitee as to the method of pursuing such contest.

         Notwithstanding the preceding sentences of this Section 8.04, such Indemnitee shall not be required to take or continue any action unless the Lessee shall have (i) agreed in writing to indemnify the Indemnitee in a manner reasonably satisfactory to such Indemnitee, (ii) agreed in writing to pay and shall pay the Indemnitee on demand and on an After-Tax Basis for the net after-tax amount of any liability or expense which such Indemnitee may incur as a result of contesting such Taxes including without limitation (y) attorneys' and accountants' fees and (z) the amount of any interest, penalty or additions to tax which may ultimately be payable as the result of contesting such Taxes, (iii) delivered to the Indemnitee a written acknowledgment of the Lessee's obligation to such Indemnitee pursuant to this Agreement to the extent that the contest is not successful and of the inapplicability of any exclusion or defenses thereto, provided, however, that such acknowledgement shall not preclude the Lessee from raising defenses to liability under this Agreement if a decision in such contest is rendered which clearly articulates the cause of such Tax and the cause, as so articulated, is not one for which the Lessee is responsible to pay an indemnity hereunder, and
(iv) made all payments and indemnities (other than contested payments and indemnities) then due to the Indemnitee hereunder or with respect to any of the transactions contemplated by or under the Operative Agreements. In no event shall such Indemnitee be required or the Lessee permitted to contest (or continue a contest) pursuant to this Section 8.04 the imposition of any Tax for which the Lessee is obligated to indemnify any Indemnitee hereunder unless
(i) such Indemnitee shall have received an opinion of independent tax counsel, at the Lessee's expense, selected by such Indemnitee and reasonably satisfactory to the Lessee ("Tax Counsel") to the effect that a reasonable basis exists for contesting such claim, (ii) if a Payment Default, Bankruptcy Default or an Event of Default shall have occurred and be continuing, the Lessee shall have provided security for its obligations hereunder reasonably satisfactory to the Indemnitee (which security shall be promptly refunded after such Payment Default, Bankruptcy Default or Event of Default is cured),
(iii) if such contest shall be conducted in a manner requiring payment of the claim in advance, the Lessee shall have advanced sufficient funds, on an interest free basis to make the payment required, and agreed to indemnify the Indemnitee against any additional net adverse tax consequences on an After-Tax Basis to such Indemnitee of such advance, (iv) such Indemnitee shall have determined that such contest will not result in any material risk of loss, sale or forfeiture of, or the creation of any Lien not permitted under Section
6.01 of the Lease on, the Aircraft or any part thereof or interest therein or in a risk of criminal liability, and (v) the issue shall not be the same as an issue previously contested hereunder and decided adversely, unless the Indemnitee shall have received, at the Lessee's sole expense, a written opinion, in form and substance reasonably satisfactory to such Indemnitee, of Tax Counsel to the effect that the relevant circumstances or applicable law has changed and, in light thereof, there is substantial authority
("Substantial Authority") within the meaning of Section 6662 of the Code (if applicable), as interpreted by the Treasury regulations thereunder, or under similar principles of state or foreign law (as the case may be) for contesting such claim and (v) the amount of the indemnity payment that would be required of the Lessee, when aggregated with related and correlative claims, is at least $50,000.

         The Indemnitee shall not be required to appeal any judicial decision unless it receives an opinion of Tax Counsel to the effect that there is Substantial Authority supporting the position taken on appeal.

         Nothing contained in this Section 8.04 shall require any Indemnitee to contest or continue to contest, or permit Lessee to contest, a claim which such Indemnitee would otherwise be required to contest pursuant to this Section 8.04, if such Indemnitee shall waive payment by Lessee of any amount that might otherwise be payable by Lessee under this Article 8 in connection with such claim.

         Section 8.05. Refunds. Upon receipt by an Indemnitee of a refund of all or any part of any Taxes which the Lessee shall have paid for such Indemnitee or for which the Lessee shall have reimbursed or indemnified such Indemnitee, and provided there shall not have occurred and be continuing any Payment Default or Event of Default by the Lessee hereunder or under the Lease (in which case payment shall not be made to the Lessee until such Payment Default or Event of Default shall have been cured), such Indemnitee shall pay to the Lessee an amount equal to the amount of such refund less Taxes imposed with respect to the accrual or receipt thereof, including interest received attributable thereto, plus any Tax benefit actually realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence; provided, however, that such amount shall not be payable (a) before such time as the Lessee shall have made all payments or indemnities then due and payable to such Indemnitee under this Article 8 and (b) to the extent that the amount of such payment would exceed (i) the amount of all prior payments by the Lessee to such Indemnitee pursuant to this Article 8 plus (ii) the amount of any interest referred to in the preceding clause received by the Indemnitee from any taxing authority less (iii) the amount of all prior payments by such Indemnitee to the Lessee pursuant to this Article 8, with any such excess to be carried forward and applied to reduce any future obligation of the Lessee under this Article 8.

         Any subsequent loss of such refund or Tax benefit shall be treated as a Tax subject to indemnification under the provisions of this Article 8 (without regard to Section 8.01(b)(i), (iii) or (viii) hereof).

         Section 8.06. Lessee's Reports. In case any report or return is required to be made with respect to any Tax for which Lessee is obligated to indemnify under this Article 8, the Lessee shall make such report or return, except for any such report or return that the Indemnitee has notified the Lessee that it intends to file, in such manner as will show the ownership of the Aircraft in the Owner Trustee and shall send a copy of the applicable portions of such report or return to the Indemnitee and the Owner Trustee or will notify the Indemnitee of such requirement and make such report or return in such manner as shall be satisfactory to such Indemnitee and the Owner Trustee. The Lessee will provide such information reasonably available to the Lessee as the Indemnitee may reasonably require from the Lessee to enable the Indemnitee to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Agreements (without duplication of the requirements of Section 3 of the Tax Indemnity Agreement) and any audit information request arising from any such filing. The Indemnitee will provide such information (other than copies of any of its tax returns) as the Lessee may reasonably require from such Indemnitee to enable the Lessee to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Agreements and any audit information request arising from such filing. The Lessee shall hold the Indemnitee harmless on an After-Tax Basis from and against the net after-tax amount of any liabilities, including penalties, additions to tax, fines and interest, imposed upon such Indemnitee to the extent directly attributable to any insufficiency or inaccuracy in any return, statement, or report prepared by the Lessee or information supplied by the Lessee, or directly attributable to the Lessee's failure to supply reasonably available information to such Indemnitee as required by this
Section 8.06.

         Section 8.07. Survival of Obligations. The representations, warranties, indemnities and agreements of the Lessee provided for in this
Article 8 and the Lessee's obligations under any and all of them shall survive the making available by the Owner Participant of its Commitment and the expiration or other termination of the Operative Agreements.

         Section 8.08. Payment of Taxes. With respect to any Tax otherwise indemnifiable hereunder by the Lessee and applicable to the Aircraft, Airframe, any Engine or Parts, to the extent permitted by the applicable state, local or foreign law, the Lessee shall pay such Tax directly to the relevant Taxing authority and file any returns or reports required with respect thereto and if such direct payment is not permitted or feasible under the circumstances, pay an amount equal to such Tax to the Indemnitee at least 2 Business Days prior to the time such Indemnitee pays such Tax; provided, however, that the Lessee shall not make any statements or take any action which would indicate that the Lessee or any Person other than the Owner Trustee or the Owner Participant is the owner of the Aircraft, the Airframe, any Engine or any Part or which would otherwise be inconsistent with the terms of the Lease (including the Purchase Price being equal to the fair market value of the Aircraft on the Delivery Date) and the position thereunder of the Owner Trustee and the Owner Participant. Copies of such returns or reports, together with evidence of payment of any tax due, shall be sent by the Lessee to the Owner Participant within thirty (30) days after the date of each payment by the Lessee of any Tax.

         Section 8.09. Reimbursements by Indemnitees Generally. If, for any reason, the Lessee is required to make any payment with respect to any Taxes imposed on any Indemnitee in respect of the transactions contemplated by the Operative Agreements or on the Aircraft, the Airframe, the Engines, the Parts of any part thereof, which Taxes are not the responsibility of the Lessee with respect to such Indemnitee, then such Indemnitee shall pay to the Lessee within 30 days of the Lessee's demand therefor an amount which equals the amount actually paid by the Lessee with respect to such Taxes.


                                   ARTICLE 9

                               GENERAL INDEMNITY

         Section 9.01. Generally. (a) The Lessee agrees to indemnify each Indemnitee against and agrees to protect, defend, save and keep harmless each Indemnitee from any and all liabilities, obligations, losses, damages (including if, as a result of an Indenture Event of Default described in Section 7.01(a)(i) of the Indenture, the Indenture Trustee shall have sold all or any portion of the Indenture Estate and the proceeds thereof were less than an amount equal to accrued and unpaid Basic Rent on the date of sale plus the Stipulated Loss Value as of such date, damages equal to such shortfall together with interest thereon to the extent permitted by law at the Debt Rate until such shortfall is paid in full), penalties, claims, actions, suits, costs, disbursements and expenses (including legal fees and expenses and all costs and expenses relating to amendments, supplements, adjustments, consents, refinancings and waivers under the Operative Agreements except as otherwise provided in Section 10.01(c)(i) hereof) of every kind and nature (whether or not any of the transactions contemplated by this Agreement are consummated) (individually, an "Expense," collectively, "Expenses"), which may be imposed on, incurred or suffered by or asserted against any Indemnitee, in any way relating to, based on or arising out of:

         (i) the Original Agreements, this Agreement, the Lease, the Indenture, the Trust Agreement, the Intercreditor Agreement, the Liquidity Facilities, the Pass Through Agreement, the Bills of Sale or any other Operative Agreement or any other document entered into in connection herewith or therewith or any sublease or transfer or any transactions contemplated hereby or thereby;

         (ii) the operation, possession, ownership, use, non-use, maintenance, storage, delivery, non-delivery, control, testing, overhaul or repair of the Aircraft, Airframe, or any Engine or any engine used in connection with the Airframe, or any part thereof by the Lessee, any sublessee or any other Person whatsoever, whether or not such operation, possession, ownership, use, non-use, maintenance, storage, delivery, non-delivery, control, testing, overhaul or repair is in compliance with the terms of the Lease, including without limitation, claims for death, personal injury or property damage or other loss or harm to any Person whatsoever and claims relating to any laws, rules or regulations;

         (iii) the manufacture, design, purchase, condition, repair, modification, airworthiness, return, lease, sale, acceptance, rejection, servicing, rebuilding, registration, alteration, merchantability, substitution, replacement, fitness for use, transfer or sublease of any Airframe, Engine, or Part under the Lease, the GTA or the Engine Warranty Assignment or other transfer of use or possession, or other disposition of the Aircraft, the Airframe, any Engine or any Part, latent or other defects whether or not discoverable, strict tort liability, and any claims for patent, trademark or copyright infringement;

         (iv) any breach of or failure to perform or observe, or any other non-compliance with, any condition, covenant or agreement to be performed, or other obligations of the Lessee under any of the Operative Agreements or the Original Agreements, or the falsity or inaccuracy of any representation or warranty of the Lessee in any of the Operative Agreements or the Original Agreements (other than representations and warranties in the Tax Indemnity Agreement);

         (v)    the Collateral Account and the Liquid Collateral;

         (vi) the enforcement of the terms of the Operative Agreements or the Original Agreements and the administration of the Trust Indenture Estate; and

         (vii) the offer, issuance, sale or delivery of any Certificate or any Pass Through Certificate, or any refunding or refinancing thereof, or interest in the Lessor's Estate or the Trust Agreement or the Original Trust Agreement or any similar interest or in any way relating to or arising out of the Trust Agreement or the Original Trust Agreement and the Lessor's Estate, the Indenture or the Original Indenture or the Trust Indenture Estate (including, without limitation, any claim arising out of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other federal or state statute, law or regulation, or at common law or otherwise relating to securities), or the action or inaction of the Owner Trustee or Indenture Trustee as trustees, in the manner contemplated by this Agreement, the Original Participation Agreement, the Indenture, the Original Indenture, the Indenture and Security Agreement Supplement, the Trust Agreement or the Original Trust Agreement and in the case of the Owner Participant or the Initial Owner Participant, as the case may be, its obligations arising under Section 6.01 of the Trust Agreement or the Original Trust Agreement.

The foregoing indemnity by the Lessee is intended to include and cover, but is not limited to, any Expense to which the Indemnitees may be subject as a result of their respective ownership or leasing of any interest in or holding of any Lien on the Aircraft, Airframe, any Engine or Part during the Term, whether or not in the Lessee's possession or control, insofar as such Expense relates to any activity or event whatsoever involving such item while it is under lease to the Lessee (or after termination of the Lease in connection with the exercise of remedies thereunder to the extent that such Expense is attributable to the transactions contemplated hereby and by the other Operative Agreements and the Original Agreements), and such Expense does not fall within any of the exceptions listed in Section 9.01(b) hereof.

         (b) Exceptions. The indemnity provided for in Section 9.01(a) shall not extend to any Expense of any Indemnitee:

         (i) to the extent attributable to the willful misconduct or gross negligence of such Indemnitee;

         (ii) in respect of the Aircraft and to the extent attributable to acts or events which occur after the Aircraft is no longer part of the Lessor's Estate or leased under the Lease or, if the Aircraft remains a part of the Lessor's Estate, after the expiration of the Term (other than pursuant to Article 17 of the Lease, in which case the indemnity provided in Section 9.01(a) hereof shall survive for so long as Lessor or the Indenture Trustee shall be entitled to exercise remedies under such Article
   17), or to acts or events which occur after return of possession of the Aircraft by the Lessee in accordance with the provisions of the Lease but in any such case only to the extent not fairly attributable to acts or omissions of the Lessee prior to expiration of the Term, including without limitation the Lessee's failure to fully discharge all of its obligations under the Lease or the other Operative Agreements or the Original Agreements;

         (iii) which is a Tax, whether or not the Lessee is required to indemnify therefor pursuant to Article 8 hereof or pursuant to the Tax Indemnity Agreement;

         (iv) which is a cost or expense expressly required to be paid by the Owner Participant or its permitted transferees (and not by the Lessee) pursuant to this Agreement or any other Operative Agreement;

         (v) to the extent that such Expenses would not have been incurred by such Indemnitee if such Indemnitee had not been in breach of its representations or warranties, or had not defaulted in the observance and performance of the terms and provisions required to be observed and performed by it, in this Agreement, the Engine Warranty Assignment, the Lease, the Indenture, the Trust Agreement, the Original Agreements or any other Operative Agreement to which it is a party unless such breach or default shall be a result of the breach or default of any of the foregoing by the Lessee or another Indemnitee;

         (vi)   [reserved];

         (vii) in the case of the Owner Participant, which is attributable to Lessor's Liens attributable to the Owner Participant; in the case of SSB or the Owner Trustee, which is attributable to Lessor's Liens attributable to SSB or the Owner Trustee, as the case may be; and in the case of the Indenture Trustee, which is attributable to an Indenture Trustee's Liens;

         (viii) in the case of the Owner Participant or the Owner Trustee, to the extent attributable to the offer or sale by such Indemnitee after the Delivery Date of any interest in the Aircraft, the Lessor's Estate or the Trust Agreement or any similar interest (including an offer or sale resulting from bankruptcy or other proceedings for the relief of debtors in which such Indemnitee is the debtor), unless in each case such offer or sale shall occur (w) in connection with a Refinancing, (x) during a period when an Event of Default has occurred and is continuing, (y) during a period when an Event of Loss has occurred or (z) in connection with the termination of the Lease or action or direction of the Lessee pursuant to
   Section 4.02 of the Lease or Article 10 of the Lease; or

         (ix) in the case of the Owner Participant or any person who is a "disqualified person", within the meaning of Section 4975(e)(2) of the Code, or a "party in interest", within the meaning of Section 3(14) of ERISA, by virtue of such person's relationship to the Owner Participant, as the result of any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, occurring with respect to the purchase or holding of any Pass Through Certificate (or any funded participation therein) (i) over which purchase or holding the Owner Participant or any Affiliate thereof has discretion or control (other than in the capacity of a directed trustee or custodian), or (ii) by an employee benefit plan, within the meaning of Section 3(3) of ERISA, or individual retirement account or plan subject to Section 4975 of the Code with respect to which the Owner Participant (or any Affiliate thereof) has the power, directly or indirectly, to appoint or terminate, or to negotiate the terms of the management agreement with, the person or persons having discretion or control (other than in the capacity of a directed trustee or custodian), over such purchase or holding.

         Section 9.02. After-Tax Basis. The amount which the Lessee shall be required to pay with respect to any Expense indemnified against under Section
9.01 hereof shall be an amount sufficient to restore the Indemnitee, on an After-Tax Basis, to the same position such party would have been in had such Expense not been incurred. If any Indemnitee actually realizes a permanent Tax benefit by reason of the payment of such Expense paid or indemnified against by the Lessee which was not considered in the computation thereof, such Indemnitee shall promptly pay to the Lessee, but not before the Lessee shall have made all payments theretofore due such Indemnitee under this Agreement, the Original Agreements, the Tax Indemnity Agreement and any other Operative Agreement, an amount equal to the lesser of (x) the sum of such Tax benefit plus any other permanent Tax benefit actually realized by such Indemnitee as the result of any payment made by such Indemnitee pursuant to this sentence and (y) the amount of such payment pursuant to this Section 9.02 by the Lessee to such Indemnitee plus the amount of any other payments by the Lessee to such Indemnitee theretofore made pursuant to this Section 9.02 less the amount of any payments by such Indemnitee to the Lessee theretofore made pursuant to this Section 9.02 (and the excess, if any, of the amount described in clause (x) above over the amount described in clause (y) above shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Lessee to make payments to such Indemnitee pursuant to this Section 9.02), it being intended that no Indemnitee should realize a net Tax benefit pursuant to this Section 9.02 unless the Lessee shall first have been made whole for any payments by it to such Indemnitee pursuant to this Section 9.02; provided, however, that notwithstanding the foregoing portions of this sentence, such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this sentence so long as any Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing. Any Taxes that are imposed on any Indemnitee as a result of the disallowance or reduction of such Tax benefit referred to in the next preceding sentence in a taxable year subsequent to the year of allowance and utilization by such Indemnitee (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired) shall be indemnifiable pursuant to the provisions of Section 8.01 hereof (without regard to Section 8.01(b)(i), (iii) or (viii) hereof).

         Section 9.03. Subrogation. Upon the payment in full of any indemnity pursuant to this Article 9 by the Lessee (but not earlier), the Lessee shall be subrogated to any right of the Indemnitee, other than with respect to any of such Indemnitee's insurance policies or in connection with any indemnity claim the Person indemnified may have against any other Indemnitee in respect of the matter against which such indemnity has been made.

         Section 9.04. Notice and Payment. Each Indemnitee and the Lessee shall give prompt written notice one to the other of any liability of which such party has knowledge for which the Lessee is, or may be, liable under this
Article 9; provided, however, that failure to give such notice shall not terminate any of the rights of the Indemnitees under this Article 9, except (with respect to such Indemnitee) to the extent that the Lessee has been materially prejudiced by the failure to provide such notice. Unless otherwise provided in the Operative Agreements, any amount payable to an Indemnitee pursuant to this Article 9 shall be paid within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

         Section 9.05. Refunds. If any Indemnitee shall obtain a recovery of all or any part of any amount which the Lessee shall have paid to such Indemnitee or for which the Lessee shall have reimbursed such Indemnitee under this Article 9, and provided there shall not have occurred a Payment Default, Bankruptcy Default or an Event of Default (in which case payment shall not be made to the Lessee until such Payment Default, Bankruptcy Default or Event of Default shall have been cured) such Indemnitee shall pay to the Lessee, within ten (10) Business Days of receipt thereof by such Indemnitee, the amount of any such recovery, including interest received with respect to the recovery, net of any Taxes paid or payable as a result of the receipt of the recovery and interest, plus any net additional permanent Income Tax benefits actually realized by Indemnitee as the result of any payment made pursuant to this sentence less any reasonable costs and expense of any Indemnitee not reimbursed by the Lessee; provided, however, that such amount shall not be payable (a) before such time as the Lessee shall have made all payments or indemnities then due and payable to such Indemnitee under this Article 9 or
(b) to the extent that the amount of such payment would exceed the amount of all prior payments by the Lessee to such Indemnitee pursuant to this Article 9, less the amount of all prior payments by such Indemnitee to the Lessee pursuant to this Article 9. Any subsequent loss of such recovery or Tax benefit shall be subject to indemnification under Article 8 or this Article 9, as the case may be.

         Section 9.06. Defense of Claims. The Lessee or its insurers shall have the right (in each such case at the Lessee's sole expense) to investigate or, provided that (i) the Lessee or its insurers shall not reserve the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, (ii) in the case of the Lessee, no Event of Default shall have occurred and be continuing and (iii) the Lessee shall have first acknowledged in writing to such Indemnitee the Lessee's obligation to indemnify such Indemnitee hereunder in respect of such claim, defend any claim covered by insurance for which indemnification is sought pursuant to this
Article 9 and each Indemnitee shall cooperate with the Lessee or its insurers with respect thereto, and provided, further, the Lessee shall not be entitled to assume and control the defense of any such claim if and to the extent such Indemnitee reasonably objects to such control on the ground that an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel. Subject to the immediately foregoing sentence, where the Lessee or the insurers under a policy of insurance maintained by the Lessee undertake the defense of an Indemnitee with respect to such a claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such claim shall be indemnified hereunder unless the fees or expenses were incurred at the written request of the Lessee or such insurers. Subject to the requirement of any policy of insurance applicable to a claim, an Indemnitee may participate at its own expense at any judicial proceeding controlled by the Lessee or its insurers pursuant to the preceding provisions, provided that such party's participation does not, in the opinion of the independent counsel appointed by the Lessee or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 9.06. No Indemnitee shall enter into any settlement or other compromise with respect to any claim described in this Section 9.06 without the prior written consent of the Lessee, which consent shall not unreasonably be withheld or delayed, unless such Indemnitee waives its right to be indemnified under this Article 9 with respect to such claim. The Lessee shall not enter into any settlement or compromise which admits any criminal violation, gross negligence or willful misconduct on the part of any Indemnitee without the prior written consent of such Indemnitee.

         Section 9.07. Survival of Obligations. The representations, warranties, indemnities and agreements of the Lessee provided for in this
Article 9 and the Lessee's obligations under any and all of them shall, subject to Section 9.01(b) hereof, survive the making available by the Owner Participant of its Commitment and the expiration or other termination of this Agreement, the Tax Indemnity Agreement, the Trust Agreement, the Indenture, the Engine Warranty Assignment, the Lease and the other Operative Agreements but, as to such indemnities, only with respect to losses, liabilities, obligations, damages, penalties, claims, actions, suits, costs, Expenses and disbursements caused by events occurring or existing prior to or incurred in the process of (i) the return or disposition of the Aircraft under Article 12 or Article 17 of the Lease, or (ii) the termination of the Lease or the Indenture or, if later, the return of the Aircraft.

         Section 9.08. Effect of Other Indemnities. The Lessee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of this Agreement, the Lease, the Indenture, the Trust Agreement, or any other document or instrument, and the Person seeking indemnification from the Lessee pursuant to any provision of this Agreement may proceed directly against the Lessee without first seeking to enforce any other right of indemnification.

         Section 9.09. Interest. The Lessee will pay to each Indemnitee on demand, to the extent permitted by applicable law, interest on any amount of indemnity not paid when due pursuant to this Article 9 until the same shall be paid, at the Past Due Rate and an Indemnitee who obtains a recovery under
Section 9.05 hereof that is required to be paid to the Lessee shall pay to the Lessee on demand, interest on any amount not paid to the Lessee when due pursuant to such Section 9.05, until the same shall be paid, at the Past Due Rate.


                                  ARTICLE 10

                               TRANSACTION COSTS

         Section 10.01. Transaction Costs and Other Costs. (a) Transaction Costs. The Owner Participant shall pay (or reimburse the Lessee if the Lessee shall have previously made such payment) the Transaction Costs which are assumed to be 1.40% of the Purchase Price (the "Estimated Expense Amount") and which shall include, without limitation, all fees and expenses of the following persons relating to the public offering of the Pass Through Certificates contemplated by the Underwriting Agreement and related to the transactions contemplated hereby: (i) the fees and expenses of counsel for the Owner Participant; (ii) the fees and expenses of the transaction documentation counsel for the Lessee and counsel for the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Subordination Agent, each Liquidity Provider and the Underwriters (other than those fees, expenses and disbursements payable by the Underwriters pursuant to the Underwriting Agreement); (iii) the fees and expenses of Daugherty, Fowler & Peregrin; (iv) any initial fees and expenses of the Pass Through Trustee and each Liquidity Provider and the fees and expenses of the Owner Trustee, the Subordination Agent and the Indenture Trustee; (v) any compensation, commissions and discounts payable to the Underwriters pursuant to the Underwriting Agreement;
(vi) the fees, if any, incurred in printing the Pass Through Certificates;
(vii) the fees and expenses incurred in connection with printing any amendment to the Registration Statement on Form S-3 bearing Registration No. 333-07691, printing any Preliminary Prospectus or Prospectus (as such terms are defined in the Underwriting Agreement) for the offering of the Pass Through Certificates;
(viii) the fees and expenses of Arthur Andersen LLP; (ix) the fees and expenses of Moody's and S&P; (x) the fees and expenses of First Chicago Leasing Corporation; (xi) reimbursement to the Owner Participant, the Owner Trustee, the Indenture Trustee, the Subordination Agent, each Liquidity Provider and the Pass Through Trustee for any and all fees, expenses and disbursements of the character referred to above or otherwise incurred in connection with the negotiation, preparation, execution and delivery, filing and recording of the Operative Agreements and the documents contemplated thereby, including, without limitation, travel expenses and disbursements which shall have been paid by such party and including, without limitation, any amounts paid in connection with the Appraisal; (xii) printing and duplicating expenses and all fees, taxes and other charges payable in connection with the recording or filing on or before the Delivery Date of the instruments described in this Agreement; (xiii) initial fees, initial expenses, initial disbursements and the initial costs of distributing the Certificates (but not the continuing fees, expenses, disbursements and costs of distribution) of SSB, as lessor under the Lease and as Owner Trustee under the Trust Agreement and with respect to the administration of the Lease and the Lessor's Estate, of the Indenture Trustee as trustee under the Indenture with respect to the administration of the Trust Indenture Estate and of the Subordination Agent acting under the Intercreditor Agreement; and (xiv) any other amounts approved by the Lessee and the Owner Participant. The fees and expenses described in clauses (ii) through (xiv) of this paragraph shall be allocable to the Owner Participant under this Agreement
(1) to the extent incurred specifically with respect to the Owner Participant, and (2) to the extent such fees and expenses are incurred but are not specifically attributable to the Owner Participant, in the proportion that the principal amount of the Certificates bears to the total amount of the Pass Through Certificates.

         (b) Continuing Expenses. The continuing fees, expenses and disbursements (including reasonable counsel fees and expenses) of the entity acting as Owner Trustee, as lessor under the Lease and as Owner Trustee under the Trust Agreement with respect to the administration of the Lease and the Lessor's Estate and the continuing fees, expenses and disbursements (including reasonable counsel fees and expenses and initial fees relating to the establishment of any replacement trustee) of the Indenture Trustee, as trustee under the Indenture with respect to the administration of the Trust Indenture Estate, the continuing fees, expenses and disbursements (including reasonable counsel fees and initial fees relating to the establishment of a replacement trustee) of the Pass Through Trustee and the Subordination Agent and the continuing fees, expenses and disbursements (including reasonable counsel fees and initial fees relating to the establishment of a replacement liquidity provider) of the Liquidity Provider under each Liquidity Facility shall be paid as Supplemental Rent by the Lessee, including without limitation any amounts payable to the Indenture Trustee or on account of requests by the Indenture Trustee for indemnification under Article XI of the Indenture.

         (c) Amendments, Supplements and Appraisal. Without limitation of the foregoing, the Lessee agrees:

         (i) to pay as Supplemental Rent to the Owner Trustee, the Owner Participant, the Indenture Trustee, the Subordination Agent, each Liquidity Provider and the Pass Through Trustee all costs and expenses (including reasonable legal fees and expenses) incurred by any of them in connection with (a) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or (b) the negotiation of any restructuring or "work-out" (whether or not consummated), or the obligations of the Lessee hereunder or under the other Operative Agreements and the enforcement of this Section 10.01, including, without limitation, the entering into or giving or withholding of any amendments or supplements or waivers or consents (whether or not consummated), including without limitation, any amendment, waiver, modification or consent resulting from any work-out, restructuring or similar proceeding relating to the performance or nonperformance by the Lessee of its obligations under the Operative Agreements or (c) any amendment, supplement, waiver or consent (whether or not entered into) under the Original Agreements, this Agreement, the Lease, the Indenture, the Certificates, the Tax Indemnity Agreement, the Engine Warranty Assignment or any other Operative Agreement or document or instrument delivered pursuant to any of them, which amendment, supplement, waiver or consent is required by any provision of any Operative Agreement or is requested by the Lessee or necessitated by the action or inaction of the Lessee; provided, however, that the Lessee shall not be responsible for fees and expenses of the other parties hereto incurred in connection with the offer, sale or other transfer (whether pursuant to Article 5 of the Trust Agreement or otherwise) by the Owner Participant or the Owner Trustee after the Delivery Date of any interest in the Aircraft, the Lessor's Estate, the Beneficial Interest, the Trust Agreement or any similar interest (and the Owner Participant shall be responsible for all such fees and expenses), unless such offer, sale or transfer shall occur (A) during a period when an Event of Default has occurred and is continuing under the Lease, (B) during a period following an Event of Loss, (C) in connection with the termination of the Lease or
   (D) as a result of an action or direction of the Lessee pursuant to Section
   4.02 or Article 8, 9, 10 or 11 of the Lease; and

         (ii) to pay the fees, costs and expenses of all appraisers involved in an independent appraisal of the Aircraft to the extent required under
   Section 4.03 of the Lease.


                                  ARTICLE 11

                            SUCCESSOR OWNER TRUSTEE

         Section 11.01. Appointment of Successor Owner Trustee. (a) Resignation and Removal. The Owner Trustee or any successor Owner Trustee may resign or may be removed by the Owner Participant, and a successor Owner Trustee may be appointed under the Trust Agreement only in accordance with the provisions of Section 3.11 of the Trust Agreement and the provisions of paragraphs (b) and (c) of this Section 11.01.

         (b) Conditions to Appointment. The appointment in any manner of a successor Owner Trustee pursuant to Section 3.11 of the Trust Agreement shall be subject to the following conditions:

         (i)    Such successor Owner Trustee shall be a Citizen of the United
   States;

         (ii) Such successor Owner Trustee shall be a bank or a trust company having combined capital, surplus and undivided profits of at least $100,000,000 or a bank or trust company fully guaranteed by a direct or indirect parent thereof having a combined capital, surplus and undivided profits of at least $100,000,000;

         (iii) Such appointment shall not violate any provisions of the Transportation Code or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered or create a relationship which would be in violation of the Transportation Code or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered;

         (iv) Such successor Owner Trustee shall enter into an agreement or agreements, in form and substance satisfactory to the Lessee, the Owner Participant and the Indenture Trustee whereby such successor Owner Trustee confirms that it shall be deemed a party to this Agreement, the Trust Agreement, the Lease, the Lease Supplement, the Engine Warranty Assignment, the Indenture, the Indenture Supplement and any other Operative Agreement to which the Owner Trustee is a party and agrees to be bound by all the terms of such documents applicable to the Owner Trustee and makes the representations and warranties contained in Section 7.04 hereof (except that it may be duly incorporated, validly existing and in good standing under the laws of the United States of America or any State thereof); and

         (v) All filings of UCC financing and continuation statements, filings in accordance with the Transportation Code and amendments thereto shall be made and all further actions taken in connection with such appointment as may be necessary in connection with maintaining the validity, perfection and priority of the Lien of the Indenture and the valid and continued registration of the Aircraft in accordance with the Transportation Code.

         (c) Appointment. For so long as the Aircraft remains registered under the Transportation Code, the Owner Participant agrees to promptly appoint a successor Owner Trustee meeting the requirements of Section 11.01(b) hereof in the event the Owner Participant has knowledge that the Owner Trustee at any time shall not be a Citizen of the United States.

         (d) Costs of Appointment. If the Owner Trustee is removed by the Owner Participant, the costs and expenses of all parties to the Operative Agreements in connection with such removal and the appointment of a successor owner trustee (including the initial fees of such successor owner trustee) shall be paid by the Owner Participant, unless prior to such removal the Owner Trustee ceases (or the Owner Participant reasonably believes that the Owner Trustee will within the following sixty days cease) to be qualified as Owner Trustee or is in default of its obligations in its capacity as Owner Trustee or in its individual capacity under the Operative Agreements in which case (and in the case of any voluntary resignation of the Owner Trustee) all such costs and expenses shall be paid by the Lessee.


                                  ARTICLE 12

        LIABILITIES AND INTERESTS OF THE OWNER PARTICIPANT AND HOLDERS

         Section 12.01. Liabilities of Owner Participant. No Owner Participant shall have any obligation or duty to the Lessee or to any Holder with respect to the transactions contemplated by this Agreement, except those obligations or duties expressly set forth in this Agreement, the Indenture, the Trust Agreement, the Tax Indemnity Agreement, the Bills of Sale, the Lease or any other Operative Agreement to which the Owner Participant is a party and the Owner Participant shall be liable for the performance by any party hereto of such other party's obligations or duties hereunder. Under no circumstances shall the Owner Participant as such be liable to the Lessee, nor shall the Owner Participant be liable to any Holder, for any action or inaction on the part of the Owner Trustee or the Indenture Trustee in connection with this Agreement, the Indenture, the Lease, the Trust Agreement, the Engine Warranty Assignment, any other Operative Agreement, any Original Agreement, the ownership of the Aircraft, the administration of the Lessor's Estate or the Trust Indenture Estate or otherwise, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Owner Trustee or the Indenture Trustee.

         Section 12.02. Interest of Holders of Certificates. A Holder of a Certificate shall have no further interest in, or other right with respect to, the Trust Indenture Estate when and if the principal and interest on all Certificates held by such Holder and all other sums payable to such Holder under this Agreement, under the Indenture and under such Certificates shall have been paid in full.


                                  ARTICLE 13

                                OTHER DOCUMENTS

         Section 13.01. Consent of Lessee to Other Documents. The Lessee hereby consents in all respects to the execution and delivery of the Indenture, the Intercreditor Agreement and the Liquidity Facilities and to all of the terms of said documents, and the Lessee acknowledges receipt of an executed counterpart of such documents; it being agreed that such consent shall not be construed to require the Lessee's consent to any future supplement to, or amendment, waiver or modification of the terms of the Indenture, the Intercreditor Agreement, the Liquidity Facilities or the Certificates, except that prior to the occurrence and continuance of an Event of Default, no section of the Indenture or the Trust Agreement, the Intercreditor Agreement and the Liquidity Facilities shall be amended or modified in any manner materially adverse to the Lessee without its consent.

         Section 13.02. Further Assurances. The Lessee hereby confirms to the Owner Participant its covenants set forth in and obligations under the Lease. The Lessee agrees that, except as otherwise provided in the Indenture, the Owner Trustee may not enter into any amendment, modification or supplement of, or give any waiver or consent with respect to, or approve any matter or document as being satisfactory under the Lease without the prior consent of the Indenture Trustee and the Owner Participant and that, except as otherwise provided in the Indenture, upon an Indenture Event of Default, the Indenture Trustee may act as the Lessor under the Lease to the exclusion of the Owner Trustee. The Lessee further agrees to deliver to the Indenture Trustee and the Owner Participant a copy of each notice, statement, request, report or other communication given or required to be given to the Owner Trustee under the Lease.

         Section 13.03. Pass Through Trustee's and Subordination Agent's Acknowledgement. The Pass Through Trustee and the Subordination Agent hereby acknowledge and agree to be bound by all of the terms and conditions of the Indenture, including without limitation, Section 8.01 thereof regarding the rights of the Owner Participant to purchase the Certificates under circumstances specified therein.

         Section 13.04. No Retroactive Application. This Agreement, the Lease, the Indenture, Ancillary Agreement I and the Trust Agreement each amend and restate, and the Tax Indemnity Agreement amends, the respective original agreements with no intention of retroactive application. The applicable original agreements have been restated for the convenience of the parties and such amendments and restatements, and such amendment in the case of the Tax Indemnity Agreement, are not intended to waive or modify the obligations of any party which accrued or were to have been performed on or prior to the Delivery Date under such unamended agreements (or, in the case of this Agreement, the effective date hereof) or to deprive any party of its rights and remedies in respect thereof and no provisions of such Original Agreements shall in any way affect or be binding on the Owner Trustee and the Owner Participant hereunder or under the other Operative Agreements except to the extent restated therein with respect to periods following the Delivery Date.


                                  ARTICLE 14

                                    NOTICES

         Section 14.01. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid three Business Days after being deposited in the United States mail, and (c) if given by FedEx service or other courier or messenger service, when received or personally delivered, addressed:

         (a) If to the Lessee, to its office at 2007 Corporate Avenue, Memphis, Tennessee 38132, Attention: Vice President and Treasurer with a copy to Senior Vice President and General Counsel at 1980 Nonconnah Boulevard, Memphis, Tennessee 38132, telephone (901) 395-3388, facsimile
   (901) 395-4758; or to such other address as the Lessee shall from time to time designate in writing to the Lessor, the Indenture Trustee and the Owner Participant;

         (b) If to the Lessor or the Owner Trustee, to it c/o State Street Bank and Trust Company, Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department, telephone (617) 664-5526, facsimile (617) 664-5371; or to such other address as the Lessor shall from time to time designate in writing to the Lessee and the Indenture Trustee, with a copy to the Owner Participant;

         (c) If to the Owner Participant, to it c/o KeyCorp Leasing Ltd., 54 State Street, Albany, New York 12207, Attention: Vice President, Leveraged Leasing, telephone (518) 487-4462, facsimile (518) 487-4761; or to such other address as the Owner Participant may from time to time designate in writing to the Lessee and the Indenture Trustee;

         (d) If to the Indenture Trustee, the Subordination Agent or the Pass Through Trustee, to its office at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, telephone (801) 246-5053, facsimile (801) 246-5630; or to such other address as the Indenture Trustee or the Pass Through Trustee, as the case may be, shall from time to time designate in writing to the Lessor, the Lessee and the Owner Participant; and

         (e) If to a Liquidity Provider, to its office at 125 West 55th Street, New York, New York 10019, Attention: General Manager, telephone
   (212) 541-0600, facsimile (212) 956-5580; or to such other address as a Liquidity Provider shall from time to time designate in writing to the Lessor, the Lessee and the Indenture Trustee.


                                  ARTICLE 15

                                  REFINANCING

         Section 15.01. Refinancing. (a) Subject to the terms and conditions of this Section 15.01, the Lessee may, at any time after the third anniversary of the Delivery Date, request the Owner Participant to participate in up to two (2) refinancings in whole but not in part, of the Certificates during the Basic Term (a "Refinancing") provided that on the date of such Refinancing no Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing. Such Refinancing may be placed in either the private or public markets in the United States or outside the United States and shall be denominated in United States dollars or any other currency provided that there is no foreign currency risk to the Owner Participant, and shall not materially adversely affect the Owner Participant. The Owner Participant agrees to negotiate promptly in good faith to conclude an agreement with the Lessee as to the terms of any such Refinancing transaction (including the terms of any debt to be issued in connection with such refinancing and the documentation to be executed in connection therewith). Without the consent of the Owner Participant, the prospectus and other offering materials relating to any Refinancing in the form of a public offering shall not identify the Owner Participant and shall not include any financial statements of the Owner Participant or any Affiliate thereof. In connection with any such Refinancing in the form of a public offering, the Lessee shall indemnify the Owner Participant for any liabilities under federal, state or foreign securities laws resulting from such offering. The aggregate principal amount of the new Certificates issued in connection with each Refinancing shall be the same as the aggregate principal amount outstanding on the Certificates being refinanced (assuming no principal on the old Certificates was due on the date of such Refinancing) and the final maturity of the new Certificates shall be no later than that of the old Certificates.

         (b) (i) Notwithstanding anything herein to the contrary, no Refinancing will be permitted unless the Owner Participant shall have received at least 15 Business Days' prior written notice of the closing date of such Refinancing, the Owner Participant shall have been provided such longer period required for a reasonable opportunity to review the relevant documentation and the Owner Participant shall have determined in good faith that neither it nor the Owner Trustee shall suffer any loss or expense or bear any increased risk as a result of such Refinancing (including, without limitation, any risk with respect to taxes or other adverse consequences to the Owner Participant including the application of Revenue Procedures 75-21 and 75-28 and Section 467 of the Code) for which (in the case of such loss, expense or tax) it has not been or will not have been indemnified in connection with such Refinancing by the Lessee in a manner reasonably satisfactory to the Owner Participant.

         (ii) Prior to the consummation of any Refinancing pursuant to this
Section 15.01, the Owner Participant and the Lessee shall agree upon a schedule setting forth each installment of Basic Rent, Stipulated Loss Values, Termination Values and EBO Price payable pursuant to the Lease as a result of the Refinancing in accordance with Section 3.04 of the Lease, and thereafter the amounts set forth in such schedule shall become the amounts payable under the Lease. Upon the consummation of the Refinancing, the evidence of indebtedness issued pursuant to the Refinancing shall be considered "Certificates" for purposes of this Agreement, the Lease and the Indenture.

         (c) Notwithstanding the foregoing, the Owner Participant shall have no obligation to proceed with any Refinancing transaction as contemplated by this Section 15.01 unless the Lessee indemnifies the Owner Trustee and the Owner Participant by agreement in form and substance reasonably satisfactory to each of them, for any liability, obligation (other than the obligation to pay principal and interest in respect of the refinanced indebtedness), cost or expense (including, without limitation, reasonable attorneys' fees and Make-Whole Premium or other amounts due under the Indenture), including any adverse tax consequences or impact, related to or arising out of any such Refinancing transaction.

         (d) Without the prior written consent of the Owner Participant, which consent may be withheld in its sole discretion, no such refinancing shall cause the weighted average life of such indebtedness to be different by more than 6 months than the remaining weighted average life of the then outstanding Certificates.

         (e) Each party agrees to take or cause to be taken, at the Lessee's sole cost and expense, all action reasonably requested by the Lessee, including, without limitation, the execution and delivery of any documents and instruments, including, without limitation, amendments or supplements to the Lease, which may be reasonably necessary or desirable to effect such Refinancing, including, in the case of the Owner Participant, direction to the Owner Trustee by the Owner Participant to prepay the Certificates then outstanding; provided, however, that such Refinancing shall be subject to the satisfaction of each of the following conditions:

         (i) Payment of principal, accrued interest, Make-Whole Premium and breakage costs, if any, and all other sums due and owing on the Certificates payable under the Indenture;

         (ii) Payment in full of all other amounts then due and owing by the Lessee under this Agreement, the Indenture, the Lease, the Trust Agreement, and the Certificates then outstanding shall have been made by the Lessee;

         (iii) Such party shall have received such opinions of counsel (including, without limitation, an opinion received by the Owner Participant from independent tax counsel reasonably satisfactory to the Lessee that such Refinancing shall not result in any adverse tax consequences to such Owner Participant), certificates and other documents as it may reasonably request, each in form and substance reasonably satisfactory to such party;

         (iv) All authorizations, approvals and consents which in the reasonable judgment of the Owner Participant are necessary for such Refinancing shall have been obtained;

         (v) The Lessee shall have provided or agreed to provide to the Owner Participant, as Supplemental Rent under the Lease, sufficient funds to pay any breakage costs, Make-Whole Premium and any other amounts due under the Indenture;

         (vi) The satisfaction or waiver by each other party to this Agreement of the conditions set forth in this Section 15.01 to such party's obligations under this Section 15.01;

         (vii) No Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing or would occur immediately after giving effect to such Refinancing;

           (viii) In the event the Lessee shall not prohibit the purchase of the Refinancing loan certificates by, or with the assets of, an employee benefit plan, as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or a plan or individual retirement account, which is subject to Section 4975(c) of the Code, (individually or collectively, an "ERISA Plan"), the Lessee will permit the placement of the Refinancing loan certificates with an ERISA Plan only if either (A) if such placement is in the form of pass through certificates, the sole underwriter or the manager or co-manager of the underwriting syndicate or the selling or placement agent of the Refinancing loan certificates represents to the Lessee that it has a prohibited transaction exemption from the U.S. Department of Labor with respect to pass through certificates (such as Prohibited Transaction Exemption 89-88 or any other comparable exemption) or (B) purchasers of the Refinancing loan certificates provide a representation (which may be in the form of a deemed representation) regarding their source of funds used in acquiring the Refinancing loan certificates and, if such purchasers represent that they are using funds of an ERISA Plan (which may be in the form of a deemed representation) in acquiring the Refinancing loan certificates, such purchasers further represent that (1) either they are relying on a prohibited transaction exemption from the U.S. Department of Labor with respect to their purchase and holding of the Refinancing loan certificates and they provide representations regarding the satisfaction of the relevant conditions of such an exemption or (2) their purchase and holding of the Refinancing loan certificates will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. The reliance on any such exemption will not be conditional on the Owner Participant's representation concerning its party in interest or other status with respect to ERISA Plans. The Lessee shall indemnify the Owner Participant pursuant to, and to the extent provided for, under Sections 8 and 9 hereof for Taxes and Expenses resulting from any "prohibited transaction", within the meaning of Section 406 of ERISA or
   Section 4975(c)(1) of the Code, occurring with respect to the placement of the Refinancing loan certificates with, or the holding of the Refinancing loan certificates by, any ERISA Plan with respect to which the Owner Participant is a party in interest, within the meaning of Section 3(14) of ERISA, or a disqualified person, within the meaning of Section 4975 of the Code, provided, however, that if the Lessee shall fail to obtain either of the representations set forth in clause (A) or (B) of this paragraph
   (viii), such indemnity shall not be subject to the exceptions set forth under Sections 8.01(b)(xiii) and 9.01(b)(ix) hereof.


                                  ARTICLE 16

                                  [RESERVED]


                                  ARTICLE 17

                                 MISCELLANEOUS

         Section 17.01. Owner for Federal Tax Purposes. It is hereby agreed between the Owner Participant and the Lessee (but the Lessee makes no representation to such effect) that for Federal income tax purposes the Owner Participant will be the owner of the Aircraft and the Lessee will be the lessee of the Aircraft.

         Section 17.02. Collateral Account. (a) The Indenture Trustee shall notify the Owner Trustee and the Lessee of any losses incurred on the Specified Investments in the Collateral Account promptly upon the realization thereof, as well as any fees, commissions and other costs, Taxes (other than income taxes) and expenses, if any, incurred by the Indenture Trustee in connection with its administration of the Collateral Account (collectively, "Losses"). Promptly upon receipt of such notification but, in any event, no later than the earlier of the Delivery Date (or, if later, the last day of any investment period referred to in Section 2.14(b) of the Original Indenture during which the Delivery Date occurs) and the 15th day after the Cut-Off Date, the Lessee shall pay to the Indenture Trustee, on behalf of the Owner Trustee, for deposit into the Collateral Account, an amount equal to such Losses (net of any investment earnings).

         (b) The Lessee shall pay to the Indenture Trustee, on behalf of the Owner Trustee (A) on each Payment Date prior to the Delivery Date an amount equal to the aggregate amount of interest accrued on the Certificates from (and including) the Certificate Closing Date or previous Payment Date, as the case may be, to, but excluding, such Payment Date and (B) on the first Payment Date subsequent to the Delivery Date, interest accrued on the Certificates from and including the last Payment Date (or, if none, the Certificate Closing
Date), to, but excluding, the Delivery Date. In addition, the Lessee will pay to the Indenture Trustee on behalf of the Owner Trustee all amounts owed by the Owner Trustee pursuant to clause (b) of the last paragraph of Section 2.04 of the Indenture.

         (c) If the Aircraft has not been purchased by the Owner Trustee on the Delivery Date, the Lessee agrees to pay to the Indenture Trustee, on behalf of the Owner Trustee, on the 15th day following the Cut-Off Date the excess, if any, of the amounts payable under Section 6.02(b)(1) of the Original Indenture over the amounts released from the Collateral Account under Section 2.16 of the Original Indenture.

         (d) All amounts payable by the Lessee pursuant to this Section 17.02 shall be paid to the Indenture Trustee at its principal office at 79 South Main Street, Salt Lake City, Utah, 84111, Attention: Corporate Trust Department, or as the Indenture Trustee may otherwise direct within the United States, by wire transfer of immediately available funds in U.S. Dollars no later than 10:30 a.m., New York City time, on the due date of such payment.

         Section 17.03. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 17.04. No Oral Modifications. Neither this Agreement nor any of its terms may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. No such written termination, amendment, supplement, waiver or modification shall be effective unless a signed copy shall have been delivered to and executed by the Owner Trustee and the Indenture Trustee. A copy of each such termination, amendment, supplement, waiver or modification shall also be delivered to each other party to this Agreement.

         The consent of the Pass Through Trustee and the Subordination Agent, in its respective capacity as a party to this Agreement and not as a Holder, shall not be required to modify, amend or supplement this Agreement or to give any consent, waiver, authorization or approval with respect to this Agreement under the circumstances in which the consent of the Indenture Trustee would not be required for such modification, amendment, supplement, consent, waiver or approval in accordance with Section 8.01(b) of the Indenture and Section
2.03 hereof, provided that the Pass Through Trustee shall be entitled to receive an Opinion of Counsel (as defined in the Pass Through Agreement) necessary, in its sole discretion, to establish that the Indenture Trustee's consent would not be required under such circumstances.

         Section 17.05. Captions. The table of contents preceding this Agreement and the headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Agreement.

         Section 17.06. Successors and Assigns. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Lessee and its successors and permitted assigns, the Subordination Agent and its successors and permitted assigns, the Owner Trustee and its successors as Owner Trustee (and any additional owner trustee appointed) under the Trust Agreement, the Indenture Trustee and its successors as Indenture Trustee (and any additional indenture trustee appointed) under the Indenture and the Pass Through Trustee and its successors as Pass Through Trustee (and any additional pass through trustee appointed).

         Section 17.07. Concerning the Owner Trustee, the Indenture Trustee and the Pass Through Trustee. Each of SSB and FSB is entering into this Agreement solely in their respective capacities (except to the extent otherwise expressly indicated), in the case of SSB, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, in the case of FSB, not in its individual capacity but solely as Indenture Trustee under the Indenture and as Pass Through Trustee under the Pass Through Agreement, and except as otherwise expressly provided in this Agreement or in the Lease, the Indenture, the Pass Through Agreement or the Trust Agreement, neither SSB, nor FSB, shall be personally liable for or on account of its statements, representations, warranties, covenants or obligations under this Agreement; provided, however, that each of SSB and FSB accepts the benefits running to it under this Agreement, and each agrees that (except as otherwise expressly provided in this Agreement or any other Operative Agreement to which it is a party) it shall be liable in its individual capacity for (a) its own gross negligence or willful misconduct (whether in its capacity as trustee or in its individual capacity), (b) any breach of representations and warranties or any breach of covenants made in its individual capacity pursuant to or in connection with this Agreement or the other Operative Agreements to which it is a party, (c) any breach, in the case of the Owner Trustee, of its covenants contained in Sections 3.05 and 3.08 of the Indenture, (d) the failure to use ordinary care in receiving, handling and disbursing funds, (e) in the case of the Owner Trustee, Lessor's Liens attributable to it in its individual capacity, (f) in the case of the Indenture Trustee, Indenture Trustee's Liens and (g) taxes, fees or other charges on, or based on, or measured by, any fees, commissions or compensation received by it in connection with the transactions contemplated by the Operative Agreements.

         Section 17.08. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 17.09. Public Release of Information. Subject to applicable legal requirements (including, without limitation, securities laws requirements, other regulatory requirements and other legally compelled disclosures), so long as there shall not have occurred an Event of Default or Indenture Event of Default, each party to this Agreement shall in each instance obtain the prior written approval of each other party to this Agreement concerning the exact text and timing of news releases, articles and other information releases to the public media concerning any Operative Agreements.

         Section 17.10. Certain Limitations on Reorganization. The Indenture Trustee and the Pass Through Trustee agree that, if (i) the Owner Trustee becomes or all or any part of the Lessor's Estate or the trust created by the Trust Agreement becomes the property of, a debtor subject to the reorganization provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statutes, (ii) pursuant to any such reorganization provisions, the Owner Participant is held to have recourse liability to the debtor, the Owner Trustee or the trustee of the debtor directly or indirectly on account of any amount payable as Make-Whole Premium, principal or interest on the Certificates, or any other amount payable on any Certificate that is provided in the Operative Agreements to be nonrecourse to the Owner Participant and (iii) the Indenture Trustee actually receives any Recourse Amount which reflects any payment by an Owner Participant on account of (ii) above, then the Indenture Trustee, as the case may be, shall promptly refund to the Owner Participant such Recourse Amount. For purposes of this Section 17.10, "Recourse Amount" means the amount by which the portion of such payment by the Owner Participant on account of clause (ii) above received by the Indenture Trustee exceeds the amount which would have been received by the Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in (ii) above. Nothing contained in this Section shall prevent the Indenture Trustee from enforcing any individual obligation (and retaining the proceeds thereof) of the Owner Participant under this Agreement or any other Operative Agreement to the extent herein or therein provided, for which the Owner Participant has expressly agreed by the terms of this Agreement to accept individual responsibility.

         Section 17.11. GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE BUT WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS, AND IS BEING DELIVERED IN NEW YORK.

         Section 17.12. Section 1110 Compliance. Notwithstanding any provision herein or elsewhere contained to the contrary, it is understood and agreed among the parties hereto that the transactions contemplated by this Agreement and the other Operative Agreements are expressly intended to be, shall be and should be construed so as to be, entitled to the full benefits of
Section 1110 of the Bankruptcy Code from time to time with respect to the right to repossess the Airframe, the Engines and any Parts as provided herein, and in any circumstances where more than one construction of the terms and conditions of this Agreement is possible, a construction which would preserve such benefits shall control over any construction which would not preserve such benefits or would render them doubtful.

         Section 17.13. Reliance of Liquidity Provider. Each of the parties hereto agrees and acknowledges that each Liquidity Provider shall be a third party beneficiary of each of the representations and warranties made herein by such party, and that each Liquidity Provider may rely on such representations and warranties to the same extent as if such representations and warranties were made to such Liquidity Provider directly. The terms of this Agreement shall inure to the benefit of each Liquidity Provider, their respective successors and permitted assigns.


                                  ARTICLE 18

                                CONFIDENTIALITY

         Section 18.01. Confidentiality. Each party hereto agrees (on behalf of itself and each of its Affiliates, agents, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature, any non-public information supplied to it pursuant to this Agreement which is identified by the Person supplying the same as being confidential at the time the same is delivered to such party, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the parties hereto, (iii) to bank examiners or similar regulatory authorities, auditors or accountants, (iv) in connection with any litigation to which any one or more of the parties hereto is a party relating to the transactions contemplated hereby or by any of the Operative Agreements,
(v) to an Affiliate of the parties hereto, (vi) to any assignee or participant (or prospective assignee or participant) or other transferee so long as such assignee or participant (or prospective assignee or participant) or other transferee first executes and delivers to the respective party making such assignment or participation an agreement in writing to be bound by the provisions of this Section 18.01 or (vii) in the case of the Owner Participant or the Owner Trustee (in its individual or trust capacity) to the Owner Trustee (in its individual or trust capacity) or to the Owner Participant, as the case may be.


         IN WITNESS WHEREOF, the parties have caused this Participation Agreement to be executed by their respective, duly authorized officers as of the date first above written.


                                 LESSEE:

                                 FEDERAL EXPRESS CORPORATION


                                 By:__________________________________________
                                    Name: Robert D. Henning
                                    Title: Vice President and Treasurer



                                 INITIAL OWNER PARTICIPANT:

                                 FEDERAL EXPRESS CORPORATION


                                 By:__________________________________________
                                    Name: Robert D. Henning
                                    Title: Vice President and Treasurer



                                 OWNER PARTICIPANT:

                                 KEY CORPORATE CAPITAL INC.


                                 By:__________________________________________
                                    Name:
                                    Title:




                                 INDENTURE TRUSTEE:

                                 FIRST SECURITY BANK,
                                 NATIONAL ASSOCIATION,
                                 not in its individual capacity except as otherwise expressly provided herein, but solely as Indenture Trustee


                                 By:__________________________________________
                                    Name: Greg A. Hawley
                                    Title: Vice President



                                 PASS THROUGH TRUSTEE:

                                 FIRST SECURITY BANK,
                                 NATIONAL ASSOCIATION,
                                 not in its individual capacity except as otherwise expressly provided herein, but solely as Pass Through Trustee


                                 By:__________________________________________
                                    Name: Greg A. Hawley
                                    Title: Vice President



                                 SUBORDINATION AGENT:

                                 FIRST SECURITY BANK,
                                 NATIONAL ASSOCIATION,
                                 not in its individual capacity except as otherwise expressly provided herein, but solely as Subordination Agent


                                 By:__________________________________________
                                    Name: Greg A. Hawley
                                    Title: Vice President



                                 OWNER TRUSTEE:

                                 STATE STREET BANK AND TRUST COMPANY OF
                                 CONNECTICUT, NATIONAL ASSOCIATION,
                                 not in its individual capacity,
                                 except as otherwise expressly provided herein, but solely as Owner Trustee


                                 By:__________________________________________
                                    Name: Paul D. Allen
                                    Title: Vice President



                                  SCHEDULE I

                        OWNER PARTICIPANT'S COMMITMENT;
                                 DEBT PORTION



Owner Participant's Commitment                                  $19,578,000.00
------------------------------

Debt Portion                                                    $62,172,000.00
------------




                                  SCHEDULE II

                                  DEFINITIONS
                (FEDERAL EXPRESS CORPORATION TRUST NO. N584FE)


GENERAL PROVISIONS

            The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Intercreditor Agreement and the Liquidity Facilities) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

            Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.


DEFINED TERMS:

            Additional Insured.  As defined in Article 13 of the Lease.

            Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

            Affidavits. The affidavits of citizenship of the Owner Trustee and the Owner Participant.

            Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of the Owner Participant.

            After-Tax Basis. A basis such that any payment received or deemed to have been received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes resulting from the receipt or accrual of such payments, shall be equal to the payment received or deemed to have been received. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate Affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

            Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Transportation Code) as to which there is in force a permit granted under Section 41302 of the Transportation Code.

            Aircraft. The Airframe to be sold by the Lessee to the Owner Trustee pursuant to the Participation Agreement and to be leased under the Lease (or any permitted substitute airframe thereunder) together with three Engines (or any Replacement Engine or Engines) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease.

            Airframe. The McDonnell Douglas MD-11F aircraft (excluding the Engines or engines from time to time installed thereon) to be leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the United States FAA Registration Number and manufacturer's serial number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any Replacement Airframe which may be substituted pursuant to Section 11.03 of the Lease.

            Amendment. The Amendment Agreement No. 1 to Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N584FE) dated September 30, 1997 between the Indenture Trustee and the Owner Trustee.

            Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N584FE), dated the Delivery Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

            Application. The application for registration of the Aircraft with the FAA in the name of the Owner Trustee.

            Appraisal. The report prepared by BK Associates, Inc. and to be delivered to the Owner Participant (with a copy of such report to the Lessee) on the Delivery Date pursuant to Section 4.01(n) of the Participation Agreement.

            Average Life Date. For any Certificate, the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life of such Certificate.

            Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

            Bankruptcy Default. An event specified in Section 16.01(e), (f) or (g) of the Lease which either does or, with the giving of notice or lapse of time or both, would constitute an Event of Default.

            Basic Rent. The aggregate periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

            Basic Term. The period commencing at the beginning of the day on the Delivery Date and ending at the end of the day on the day immediately preceding the date 22 years from the Delivery Date, or such earlier date on which the Lease shall be terminated as provided therein.

            Beneficial Interest. The interest of the Owner Participant (or the Initial Owner Participant, as the case may be) under the Trust Agreement.

            Bills of Sale. Collectively, the FAA Bill of Sale and the Warranty Bill of Sale.

            Business Day. Except as provided in the next succeeding sentence, any day other than a Saturday or Sunday or day on which commercial banks are authorized or required to close in New York, New York, Albany, New York, Memphis, Tennessee and the city in the United States in which the office or agency is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates, and after the Lien of the Indenture has been discharged, Hartford, Connecticut. With respect to notices and other communications to the Lessee, Business Day shall mean any day other than a Saturday, Sunday or day on which commercial banks are authorized to close in New York, New York and Memphis, Tennessee.

            Certificate Closing Date.  May 28, 1997.

            Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N584FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

            Change in Tax Law. Any change in the Code or the Treasury regulations promulgated thereunder or the publication of any revenue ruling, revenue procedure or any informational release by the Internal Revenue Service or the Department of Treasury after execution of the Participation Agreement but on or before the Delivery Date, either of which would change or would allow a change in the tax assumptions or structure upon which the lease economics in the Commitment Letter were based (for example, but not limited to, the ability of the Lessor to incorporate a lessor-paid interim), provided that the Owner Participant or the Lessee has notified the other party of such change in writing prior to the Delivery Date.

            Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

            Commitment Letter. Has the meaning specified in Section 3.02(a) of the Participation Agreement.

            Class A Liquidity Provider.  Has the meaning specified in Section
1.01 of the Intercreditor Agreement.

            Class B Liquidity Provider.  Has the meaning specified in Section
1.01 of the Intercreditor Agreement.

            Code. Except as otherwise provided, references to the Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

            Collateral Account. The deposit account established and maintained pursuant to Section 2.13 of the Indenture.

            Collateral Account Control Agreement. The Collateral Account Control Agreement dated as of May 1, 1997 among State Street Bank and Trust Company, the Indenture Trustee and the Owner Trustee.

            Commitment. The amount of the Owner Participant's participation in the Purchase Price required to be made available or paid on the Delivery Date, as provided in Section 3.02 of the Participation Agreement and as set forth in Schedule I of the Participation Agreement.

            Corporate Trust Administration. The Corporate Trust Administration office of the Owner Trustee located at 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporation Trust Administration, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Indenture Trustee.

            Corporate Trust Department. The Corporate Trust Department office of the Indenture Trustee located at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Owner Trustee.

            CRAF Program. Has the meaning specified in Section 7.01(f) of the Lease.

            Cut-Off Date.  April 15, 1998.

            Debt Portion. The amount specified as such on Schedule I to the Participation Agreement.

            Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

            Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

            Delivery Date. The date on which the Aircraft is delivered and sold by the Lessee to the Lessor and leased by the Lessor to the Lessee under the Lease, which date shall also be the date of the initial Lease Supplement.

            Delivery Notice. Notice of the Aircraft's Delivery Date, given by the Lessee as provided in Section 3.01 of the Participation Agreement and including any notice with respect to a postponed Delivery Date given by the Lessee pursuant to Section 3.03(c) of the Participation Agreement.

            EBO Date. Has the meaning specified in Section 4.02(a)(F) of the Lease.

            EBO Price. Has the meaning specified in Section 4.02(a)(F) of the Lease.

            Eligible Deposit Account. Either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States or any state thereof, or the District of Columbia, and whose deposits are insured by the Federal Deposit Insurance Corporation, provided that such institution also has a combined capital and surplus of at least $100,000,000 and a rating of A or better from the Thomson Bank Watch.

            Eligible Institution. A depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia, or any domestic branch of a foreign bank, which in any such case at all times (a) has either (x) a long-term unsecured debt rating of at least Aa2 by Moody's or (y) a short-term certificate of deposit rating of P-1 by Moody's, (b) has either (x) a long-term unsecured debt rating of a least AA by S&P or (y) a short-term certificate of deposit rating of A-1+ by S&P and (c) is a member of the Federal Deposit Insurance Corporation.

            Engine. Each of the three General Electric CF6-80C2-D1F engines listed by its manufacturer's serial number in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a)(vii), 10.03, 11.03, 11.04 or 12.02 of the Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, all Engines then leased to the Lessee pursuant to the Lease.

            Engine Consent. The Engine Consent dated as of February 1, 1998, executed by the Engine Manufacturer.

            Engine Manufacturer. General Electric Company, a New York corporation.

            Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N584FE), dated as of February 1, 1998, between the Lessor and the Lessee.

            ERISA. The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Plan. As defined in Section 15.01(e)(viii) of the Participation Agreement.

            Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

            Event of Default. Each of the events specified in Article 16 of the Lease.

            Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i)(A) loss of such property or its use due to theft or disappearance for a period in excess of 30 days (or such longer period not to exceed 60 days from the end of such 30 day period if and so long as the location of such property is known and the Lessee is pursuing the recovery thereof) or to the end of the Term, if less, unless such event constitutes an Event of Loss under clause (i)(B), clause (i)(C) or clause (ii) below, (B) loss of such property or its use due to the destruction thereof or
(C) loss of such property or its use due to damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever for a period in excess of 30 days; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property
(A) by a foreign government, or instrumentality or agency of any such foreign government, or any purported government or instrumentality or agency thereof for a period in excess of 180 days or the end of the Term, if less, or (B) by the Government for a period extending beyond the Term provided that no Event of Loss shall be deemed to have occurred, and the Term shall be extended automatically for a period of up to six months beyond the end of the Term in the event that the Aircraft or the Airframe or any Engine is requisitioned by the Government pursuant to an activation as part of the Civil Reserve Air Fleet Program described in Section 7.02(a)(iv) of the Lease; or (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, (A) the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited for a period of six (6) consecutive months, unless the Lessee, prior to the expiration of such six (6) month period, shall be diligently carrying forward all steps which are necessary and desirable to permit the normal use of the Aircraft or Airframe, (B) the use of the Aircraft or Airframe shall have been prohibited for a period of twelve (12) consecutive months, unless the Lessee shall have conformed at least one McDonnell Douglas MD-11F series aircraft (but not necessarily the Aircraft or the Airframe) to the requirements of any such law, rule, regulation, order or other action and shall have commenced regular commercial use of such aircraft and shall be diligently carrying forward on a non-discriminatory basis, all steps necessary or desirable to permit the normal use of the Aircraft by the Lessee or (C) the use of the Aircraft or Airframe shall have been prohibited for a period of twenty-four (24) months. The date of such Event of Loss shall be (s) the 30th day or the 90th day, as the case may be, following loss of such property or its use due to theft or disappearance; (t) the date of any destruction of such property; (u) the 30th day following the date of damage beyond economic repair or rendition of such property permanently unfit for normal use; (v) the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss; (w) the date of any condemnation, confiscation, seizure or requisition of title of such property; (x) the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government referred to in clause (iii)(2)(A) above and the date of such condemnation, confiscation, seizure or requisition in the case of any other foreign government or instrumentality or agency thereof; (y) the last day of the Term in the case of requisition for use of such property by the Government or (z) the last day of the 6 month, 12 month or 24 month period, referred to in clause (iv) above. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

            Excepted Payments. Collectively, (i) indemnity or other payments (and interest thereon to the extent provided in the Operative Agreements) paid or payable by the Lessee in respect of the Owner Participant, the Owner
Trustee in its individual capacity, their Affiliates or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents, pursuant to Article 8, 9, or 10 and Section 15.01 of the Participation Agreement or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to Section 7.01(f), Article 9, Section 11.03(a) or 13.01(b) of the Lease or Sections 6.03(b)(i)(F), 7.04(c), 7.05(c), 8.04 and 15.01 of the Participation
Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with the provisions of but not required under Article 13 of the Lease, (iv) payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) any amounts payable by the Lessee to the Owner Participant or the Owner Trustee in its individual capacity, after the release thereof from the Lien of the Indenture,
(vi) subject to Section 3.05 of the Lease, payments constituting increases in Basic Rent attributable to payments arising pursuant to Section 5 of the Tax Indemnity Agreement, (vii) all costs and expenses payable or reimbursable by the Lessee to the Owner Participant or the Owner Trustee pursuant to Section
17.04 of the Lease, (viii) the right to retain amounts distributed to the Owner Participant under Article V of the Indenture and (ix) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (viii) above and any interest or late charges on the foregoing.

            Expense; Expenses. Have the meaning specified in Section 9.01(a) of the Participation Agreement.

            FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

            FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by the Lessee in favor of the Owner Trustee and to be dated the Delivery Date.

            Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of Section 4.01(a) thereof and with respect to which the conditions set forth in the third paragraph of Section 4.01(a) are met.

            Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, except for purposes of Section 17.01 of the Lease, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease. For purposes of Section 17.01 of the Lease, such determination shall be made on an "as is, where is" basis by a qualified independent appraiser selected by the Lessor and the costs and expenses of the appraisal shall be borne by the Lessee, unless the Lessor does not obtain possession of the Aircraft pursuant to such Section 17.01, in which case an appraiser shall not be appointed and such Fair Market Rental shall be deemed to be zero.

            Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming the Aircraft (or other property) is unencumbered by the Lease. In such determination, except for purposes of
Section 17.01 of the Lease, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease. For purposes of Section 17.01 of the Lease, such determination shall be made on an "as is, where is" basis by a qualified independent appraiser selected by the Lessor and the costs and expenses of the appraisal shall be borne by the Lessee, unless the Lessor does not obtain possession of the Aircraft free and clear of all Liens and unencumbered by the Lease pursuant to such Section 17.01, in which case an appraiser shall not be appointed and such Fair Market Value shall be deemed to be zero.

            Federal Aviation Administration. The United States Federal Aviation Administration and any successor agency or agencies thereto.

            FedEx.  Federal Express Corporation.

            Final Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

            Fixed Renewal Rent. Semi-annual payments of rent during the Fixed Renewal Term equal to the amount set forth in Ancillary Agreement I.

            Fixed Renewal Term. A renewal term or terms provided for under the second paragraph of Section 4.01(a) of the Lease.

            FSB. First Security Bank, National Association, a national banking association.

            Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

            GTA. The General Terms Agreement dated as of July 3, 1991 between the Engine Manufacturer and the Lessee related to the purchase by the Lessee of the Engines as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

            Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate).

            Indemnitee. Each of SSB, in its individual capacity and as Owner Trustee and Lessor, the Subordination Agent, in its individual capacity and in its capacity as Subordination Agent, each Liquidity Provider, the Owner Participant, the Indenture Trustee, in its individual capacity and as Indenture Trustee, and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate. Neither the Pass Through Trustee nor any holder of a Pass Through Certificate shall be deemed to be an Indemnitee.

            Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, as amended by the Amendment and as amended and restated as of February 1, 1998, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement.

            Indenture and Security Agreement Supplement. The Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N584FE) to be dated the Delivery Date, substantially in the form of Exhibit A to the Indenture.

            Indenture Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

            Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

            Indenture Event of Default.  Each of the events specified in
Section 7.01 of the Indenture.

            Indenture Trustee. First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture.

            Indenture Trustee's Liens. Any Lien against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements or (iii) Taxes imposed against the Indenture Trustee in its individual capacity or its Affiliates against which the Lessee has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

            Independent Appraisal.  An appraisal conducted pursuant to Section
4.03 of the Lease.

            Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

            Initial Owner Participant. Federal Express Corporation, a Delaware corporation.

            Intercreditor Agreement. The Intercreditor Agreement dated as of May 1, 1997, among the Pass Through Trustee, the Class A Liquidity Provider, the Class B Liquidity Provider and the Subordination Agent.

            Interest Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

            Invoice. The invoice for the Aircraft given by the Lessee to the Lessor.

            Lease. The Lease Agreement (Federal Express Corporation Trust No. N584FE) dated as of May 1, 1997, as amended and restated as of February 1, 1998, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

            Lease Supplement. The Lease Supplement No. 1 (Federal Express Corporation Trust No. N584FE) to be dated the Delivery Date, substantially in the form of Exhibit A to the Lease.

            Lease Term. The period commencing on the Delivery Date and ending at the end of the Basic Term.

            Lessee.  Federal Express Corporation, a Delaware corporation.

            Lessee Documents. Has the meaning set forth in Section 6.01(b) of the Participation Agreement.

            Lessor. State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

            Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Collateral Account, the Liquid Collateral, the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, the Bills of Sale, the Modification Agreement, the GTA, the Engine Warranty Assignment, the Engine Consent, any warranty with respect to the Airframe and the Engines, all amounts of Basic Rent, Renewal Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of either the Owner Trustee in its individual capacity or the Owner Participant) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant or to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement). Notwithstanding the foregoing, "Lessor's Estate" shall not include any Excepted Payment.

            Lessor's Liens. Liens against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof, title thereto or any interest therein arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, the Owner Participant or any Affiliate of the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct either not related to the transactions contemplated by or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant or any Affiliate of the Owner Participant which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant or any Affiliate of the Owner Participant, the Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement or by reason of Section 8.01(b) or 9.01(b) of the Participation Agreement, or (iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft pursuant to Section 4.02(a) or Article 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease.

            Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

            Liquid Collateral. All amounts and securities deposited from time to time in the Collateral Account and all the products, investments, earnings and proceeds of the foregoing, including, but not limited to, all proceeds of the investment or conversion thereof, voluntary or involuntary, into cash, Specified Investments or other property, all rights to payment of any and every kind, and other forms of obligations, and instruments and other property which at any time constitute all or part or are included in the proceeds of any of the foregoing.

            Liquidity Facility. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

            Liquidity Provider. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

            Losses. Has the meaning specified in Section 17.02(a) of the Participation Agreement.

            Loss Payee. Has the meaning specified in Section 13.02(b)(i) of the Lease.

            Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or the Owner Participant unless all Certificates then outstanding shall be held by such Owner Participant, (ii) the Lessee or (iii) any Affiliate of any thereof.

            Make-Whole Premium. An amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of
(i) the present value of the remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield, all as determined by the Independent Investment Banker over (ii) the outstanding principal amount of such Certificate plus accrued interest.

            Mandatory Document Terms. The terms set forth on Schedule V to the Original Participation Agreement.

            Mandatory Economic Terms. The terms set forth on Schedule VI to the Original Participation Agreement.

            Manufacturer. McDonnell Douglas Corporation, a Maryland corporation.

            Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

            Modification Agreement. The Aircraft Modification Agreement dated as of December 1, 1995 between the Lessee and the Manufacturer providing for the refurbishing and reconfiguration of the Aircraft including any warranties relating thereto, but only to the extent that the foregoing relates to the Aircraft, to the extent assigned to the Owner Trustee pursuant to the Warranty Bill of Sale.

            Moody's.  Moody's Investors Service, Inc.

            Net Present Value of Rents. The net present value, as of the Delivery Date, of Basic Rent set forth in Schedule II of the Lease, discounted at a rate per semi-annual period equal to the Debt Rate.

            Non-U.S. Person. Any Person other than (i) a citizen or resident of the United States, as defined in Section 7701(a)(30) of the Code, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or therein, or
(iii) any estate or trust that is subject to United States federal income taxation regardless of the source of its income.

            Obsolete Parts. Parts which the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

            Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner
Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

            Operative Agreements. The Participation Agreement, the Trust Agreement, the Bills of Sale, the Modification Agreement, the GTA, the Engine Warranty Assignment, the Lease, the Lease Supplement, the Owner Participant Guaranty, if any, the Owner Trustee Guaranty, if any, the Ancillary Agreement I, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Engine Consent, each Liquidity Facility, the Intercreditor Agreement, the Collateral Account Control Agreement and the Tax Indemnity Agreement.

            Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

            Original Agreements. The documents and instruments delivered on the Certificate Closing Date in connection with the transactions contemplated by the Original Participation Agreement.

            Original Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, between the Owner Trustee and the Indenture Trustee originally executed and delivered on the Certificate Closing Date and amended by the Amendment.

            Original Lease. The Lease Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, between the Owner Trustee as lessor, and the Lessee originally executed and delivered on the Certificate Closing Date.

            Original Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, among the Lessee, the Initial Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Subordination Agent originally executed and delivered on the Certificate Closing Date.

            Original Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, between the Initial Owner Participant and the Owner Trustee originally executed and delivered on the Certificate Closing Date.

            Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

            (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
            Section 2.08 of the Indenture or otherwise;

            (ii) Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section
            14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

            (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

            Owner Participant. The Person to whom on the Delivery Date the Initial Owner Participant shall transfer its Beneficial Interest pursuant to
Section 3.02 of the Original Participation Agreement and any successors thereto, and any Person to which the Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

            Owner Participant Guarantor. The provider, if any, of an Owner Participant Guaranty.

            Owner Participant Guaranty. Any guaranty delivered in compliance with Article 5 of the Trust Agreement.

            Owner Trustee. SSB, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement.

            Owner Trustee Guarantor. The provider, if any, of an Owner Trustee Guaranty.

            Owner Trustee Guaranty.  Any guaranty delivered in compliance with
Section 11.01(b)(ii) of the Participation Agreement.

            Owner's Economic Return. The Owner Participant's anticipated net after-tax yield and aggregate after-tax cash in the Basic Term, utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value and Termination Value percentages and EBO Price, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

            Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, as amended and restated as of February 1, 1998, among the Lessee, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participant, the Indenture Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as indenture trustee, the Pass Through Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee and the Subordination Agent not in its individual capacity except as otherwise expressly provided therein, but solely as subordination agent.

            Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or, prior to replacement thereof in accordance with the Lease, which may be removed therefrom.

            Pass Through Agreement. The Pass Through Trust Agreement dated as of May 1, 1997, between the Lessee and the Pass Through Trustee.

            Pass Through Certificates. Any of the Pass Through Certificates, 1997-1-A, the Pass Through Certificates, 1997-1-B or the Pass Through Certificates, 1997-1-C, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means all of the Pass Through Certificates issued by each of the Pass Through Trusts.

            Pass Through Closing Date.  May 28, 1997.

            Pass Through Trust. The Federal Express Corporation 1997-1 Pass Through Trust Class A, Federal Express Corporation 1997-1 Pass Through Trust Class B and Federal Express Corporation 1997-1 Pass Through Trust Class C, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means all of such Pass Through Trusts.

            Pass Through Trustee. First Security Bank, National Association, a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust.

            Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

            Payment Date.  Each January 15 and July 15 commencing on July 15,
1997.

            Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

            Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and (iv) of the Lease.

            Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

            Pool Balance. Has the meaning specified in Article I to the Series Supplement.

            Pool Factors. Has the meaning specified in Article I to the Series Supplement.

            Preliminary Notice. Has the meaning specified in Section 4.01(a) of the Lease.

            Premium Termination Date. With respect to the Series A Certificates, December 27, 2011, with respect to the Series B Certificates, February 5, 2010 and with respect to the Series C Certificates, March 22, 2007.

            Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

            Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

            Principal Amount. With respect to a Certificate means the stated original principal amount of such Certificate and, with respect to all Certificates, means the aggregate stated original principal amounts of all Certificates.

            Property.   Any right or interest in or to property of any kind
whatsoever, whether real, personal or mixed and whether tangible or intangible.

            Proposed Termination Date. Has the meaning specified in Section 10.01(a) of the Lease.

            Purchase Price.  The amount specified as such in Ancillary
Agreement I.

            Rating Agencies. Collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Pass Through Certificates and which shall then be rating the Pass Through Certificates. The initial Rating Agencies will be Moody's and S&P.

            Rating Agency Confirmation. With respect to any Operative Agreement that is to be modified in any material respect on the Delivery Date or the Transfer Date, if applicable, a written confirmation from each of the Rating Agencies that the use of such Operative Agreement with such modifications would not result in (i) a reduction of the rating for any Class of Pass Through Certificates below the then current rating for such Class of Pass Through Certificates or (ii) a withdrawal or suspension of the rating of any Class of Pass Through Certificates.

            Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), December 31 for January 15 Payment Dates and June 30 for July 15 Payment Dates, whether or not such date is a Business Day.

            Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

            Refinancing. A non-recourse loan to the Lessor arranged pursuant to Section 15.01 of the Participation Agreement.

            Register. Has the meaning set forth in Section 3.02 of the Indenture.

            Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

            Regulation D. Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

            Remaining Weighted Average Life. On a given date with respect to any Certificate the number of days equal to the quotient obtained by dividing
(i) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of such Certificate by (b) the number of days from and including such prepayment date to but excluding the dates on which each such payment of principal is scheduled to be made; by
(ii) the then outstanding principal amount of such Certificate.

            Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

            Renewal Term. Any Fixed Renewal Term or Fair Market Renewal Term with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

            Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental Rent, collectively.

            Rent Payment Date. February 26, 2020 and each January 15 and July 15 commencing on July 15, 1998, and continuing thereafter during the Term.

            Replacement Aircraft. Any aircraft substituted for the Aircraft pursuant to Section 11.03(a) of the Lease.

            Replacement Airframe. Has the meaning set forth in Section 11.03 of the Lease.

            Replacement Engine. A General Electric CF6-80C2-D1F engine (or an engine of the same or another manufacturer) of the same or of equal or greater value, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-D1F engine, such replacement engine must then be commonly used in the commercial aviation industry on McDonnell Douglas MD-11 airframes.

            Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust Agreement in which case the definition of Responsible Officer set forth in Section 3.10 of the Trust Agreement is applicable) or the Indenture Trustee, any officer in its Corporate Trust Department), as the case may be, designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of the Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

            S&P.  Standard & Poor's Ratings Group.

            Scheduled Delivery Date. The Delivery Date specified in the Delivery Notice pursuant to Section 3.01 of the Participation Agreement.

            SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

            Secured Obligations. Has the meaning specified in the Granting Clause of the Indenture.

            Securities Act.  The Securities Act of 1933, as amended.

            Series "A" or "Series A Certificates". Certificates issued and designated as "Series A" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series A".

            Series "B" or "Series B Certificates". Certificates issued and designated as "Series B" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series B".

            Series "C" or "Series C Certificates". Certificates issued and designated as "Series C" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series C".

            Series Supplements. The Series Supplement 1997-1-A, the Series Supplement 1997-1-B and the Series Supplement 1997-1-C, each dated the Certificate Closing Date, between the Lessee and the Pass Through Trustee.

            Sinking Fund Redemption Date.  Has the meaning specified in Section
6.06 of the Indenture.

            Sinking Fund Redemption Price.  Has the meaning specified in
Section 6.06 of the Indenture.

            Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

            Special Distribution Date. Has the meaning specified in Article I to the Series Supplement.

            Specified Investments. Shall mean (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated A-1/P-1 by S&P and Moody's, respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment; (d) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; or
(e) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America or any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

            SSB. State Street Bank and Trust Company of Connecticut, National Association, a national banking association.

            Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Basic Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section 3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to
Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Stipulated Loss Value for the Aircraft shall be, under any circumstances and in any event, an amount, together with the arrears portion of Basic Rent due and owing through the date of payment of Stipulated Loss Value and not constituting an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule III of the Lease, for Stipulated Loss Value Determination Dates other than Rent Payment Dates, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent as of such Stipulated Loss Value Determination Date and, accordingly, no further accrual or credit shall be required whenever Stipulated Loss Value is to be calculated with reference to any such date.

            Stipulated Loss Value Determination Date.  Each date set forth on
Schedule III of the Lease under the heading "Stipulated Loss Value Date."

            Supplemental Rent. (a) All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or Ancillary Agreement I or any other Operative Agreement to SSB, the Lessor, the Owner Participant, the Indenture Trustee, the Subordination Agent, any Liquidity Provider or others, including, without limitation, payments of Stipulated Loss Value, EBO Price and amounts calculated by reference to Termination Value, and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Basic Rent and (b) all amounts that the Owner Trustee is obligated to pay in accordance with clause (b) of the last paragraph of Section 2.04 of the Indenture.

             Tax. Shall have the meaning set forth in Section 8.01(a) of the Participation Agreement.

             Tax Indemnity Agreement. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N584FE), dated as of February 1, 1998, between the Lessee and the Owner Participant.

            Term. The Basic Term and any Renewal Term unless the Lease is terminated earlier pursuant to its terms.

            Termination Date. A Rent Payment Date during the Basic Term that is on or after the seventh anniversary of the Delivery Date in the case of
Article 10 of the Lease, and in the case of (i) Section 4.02(a)(A) of the Lease the Rent Payment Date falling on July 15, 2011 or January 15, 2014, as the case may be, (ii) Section 4.02(a)(D) or (E) of the Lease, a Rent Payment Date that is on or after the seventh anniversary of the Delivery Date and
(iii) Section 4.02(a)(F) of the Lease, January 15, 2016.

            Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in
Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value and not constituting an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule IV of the Lease, for dates other than Rent Payment Dates, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Termination Value is to be calculated with reference to any such date.

            Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation Agreement.

            Transportation Code. Title 49 of the United States Code, as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

            Treasury Yield. At the time of determination with respect to any Certificate, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date on such Certificate and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of such Certificate and (ii) the other maturing as close as possible to, but later than, the Average Life Date of such Certificate. In each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Certificate is reported on the most recent H.15 (519), such weekly average yield to maturity as published in such H.15(919). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable prepayment date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable prepayment date.

            Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, as amended and restated as of February 1, 1998, between the Owner Participant and the Owner Trustee in its individual capacity.

            Trust Estate.  The Lessor's Estate.

            Trust Indenture Act.  The Trust Indenture Act of 1939, as amended.

            Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.

            UCC.  Uniform Commercial Code.

            Underwriters. Morgan Stanley & Co. Incorporated, First Chicago Capital Markets, Inc., Goldman, Sachs & Co. and J.P. Morgan & Co.

            Underwriting Agreement. The Underwriting Agreement dated May 22, 1997 among the Lessee and the Underwriters.

            United States, U.S. or US.  The United States of America.

            U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or Section 41103 of the Transportation Code, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Transportation Code and Part 121 of the regulations under such Transportation Code, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.

            U.S. Person.  A Person described in Section 7701(a)(30) of the
Code.

            Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by the Lessee, as seller in favor of the Owner Trustee, as buyer, and to be dated the Delivery Date.



                                 SCHEDULE III

                            PERMITTED COUNTRY LIST






            Australia                          Malaysia

            Austria                            Mexico

            Belgium                            Netherlands

            Canada                             New Zealand

            Denmark                            Norway

            Finland                            Philippines

            France                             Portugal

            Germany                            Singapore

            Ireland                            Spain

            Italy                              Sweden

            Japan                              Switzerland

            Luxembourg                         United Kingdom


                                                               EXHIBIT A(1)(a)


                        [Letterhead of Federal Express]

                                                               [Delivery Date]

To the Addressees Listed on Schedule A Attached

   Re:   Federal Express Corporation Trust No. N584FE
         --------------------------------------------

Ladies and Gentlemen:

         I am the Vice President - Law of Federal Express Corporation, a Delaware corporation ("Federal"), and am familiar with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, as amended and restated as of February 1, 1998 (the "Participation Agreement"), among Federal, as Lessee and Initial Owner Participant, Key Corporate Capital Inc., as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as otherwise stated, but solely as Owner Trustee, and First Security Bank, National Association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee, Pass Through Trustee and Subordination Agent, relating to the Aircraft. This opinion is being delivered pursuant to Section 4.01(m)(i) of the Participation Agreement. Capitalized terms not otherwise defined herein have the meaning assigned thereto in the Participation Agreement.

         The Participation Agreement provides, among other things, for the financing on the Delivery Date of a portion of the Owner Trustee's payment of the Purchase Price of one McDonnell Douglas MD-11F aircraft (the "Aircraft"), using the proceeds from the public offering of the Pass Through Certificates. Three Classes of Pass Through Certificates were issued by three Pass Through Trusts formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that were issued under the Indenture, as supplemented by the related Indenture and Security Agreement Supplement.

         In connection with the opinions expressed below, I have examined or caused to be examined by attorneys under my supervision, executed counterparts of the Operative Agreements. We have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents and other instruments as in our judgment are relevant to rendering the opinions expressed below. As to any facts material to the opinions expressed below (other than any thereof relating to Federal), we have relied upon the representations and warranties made in the Operative Agreements, the accuracy of which we have not independently investigated or verified. In such examination, we have assumed the genuineness of all signatures (other than the signatures of Federal) and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that each of the parties to each of the Operative Agreements, other than Federal, has full power, authority and legal right to enter into such Operative Agreements and that each such Operative Agreement has been duly authorized, executed and delivered by each of such parties.

         Based on the foregoing, it is my opinion that:

         1. Federal is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code, and has the corporate power and authority to carry on its business as currently conducted and to enter into and perform its obligations under the Operative Agreements to which it is a party. Federal is duly qualified to do business and is in good standing in the State of Tennessee and each other state of the United States in which its operations or the nature of its business requires Federal to so qualify, except where the failure to so qualify would not have a material adverse impact on Federal or its business.

         2. Federal possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted, and each such certificate, franchise, license, permit, right and concession and consent is in full force and effect.

         3. Each of the Operative Agreements to which Federal is a party has been duly authorized, executed and delivered by Federal and each constitutes the legal, valid and binding obligation of Federal enforceable against Federal in accordance with its terms.

         4. Neither the execution and delivery by Federal of the Operative Agreements to which Federal is a party, nor the consummation of any of the transactions by Federal contemplated thereby, nor the performance of the obligations thereunder by Federal (a) requires any stockholder approval or violates the certificate of incorporation or by-laws of Federal or (b) conflicts with or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien (other than Liens permitted under Section 6.01(a) of the Lease) upon the property of Federal under any law, governmental rule or regulation, or the charter or bylaws of Federal or any order, writ, injunction or decree of any court or governmental authority against Federal or by which any of its properties may be bound or any indenture, mortgage, contract or other agreement known to me to which Federal is a party or by which it may be bound or, requires the approval or consent of any trustee or the holders of any indebtedness or obligations of Federal.

         5. Neither the execution and delivery by Federal of the Operative Agreements to which it is a party, nor the consummation of any transactions by Federal contemplated thereby, nor the performance of the obligations thereunder by Federal, (a) requires the consent or approval of, the giving of notice to, or (except as described or contemplated in the Participation Agreement and the Lease, all of which are required to be performed on or prior to the Delivery Date and which shall have been accomplished on or prior to the Delivery Date) the registration with, or the taking of any other action in respect of, the Aeronautics Authority, the Securities and Exchange Commission or any other authority or agency of the federal government or of the State of Tennessee other than (i) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act, (ii) compliance with the securities laws of each applicable state and (iii) the filings and recordings referred to in paragraph 7 below, or (b) contravenes any judgment or order applicable to or binding on Federal or any law or governmental rule or regulation of the United States or of the State of Tennessee.

         6. There is no pending, or to my knowledge, threatened action or proceeding before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) (i) is expected to have a material adverse effect on (A) the financial condition of Federal except for the matters described (a) under "Legal Proceedings" in Federal's Annual Report on Form 10-K for the fiscal year ended May 31, 1997 (as updated by Note 7 to the financial statements included in Federal's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1997 and November 30,
1997), and (b) in Federal's Current Report on Form 8-K dated June 11, 1997, as to which I can express no opinion at this time concerning Federal's liability (if any) or the effect of any adverse determination upon the business, condition (financial or otherwise) or operations of Federal or (B) the ability of Federal to perform its obligations under the Operative Agreements or (ii) involves the Aircraft.

         7. Except for the registration in the Owner Trustee's name of the Aircraft pursuant to the Transportation Code, and except for the filing and, where appropriate, recording, pursuant to the Transportation Code of (A) the FAA Bill of Sale, (B) the Trust Agreement, (C) the Lease (with the Lease Supplement covering the Aircraft, the Indenture and the Indenture and Security Agreement Supplement covering the Aircraft attached as exhibits) and (D) the Indenture (with the Indenture and Security Agreement Supplement covering the Aircraft attached as an exhibit), no further action, including any filing or recording of any document is necessary or advisable in order to establish and perfect the Owner Trustee's title to and interest in the Aircraft as against Federal and any third parties, or to perfect the first mortgage lien on the Aircraft in favor of the Indenture Trustee in each case with respect to such portion of the Aircraft as is covered by the recording system established by the Transportation Code.

         8. Federal is a duly certificated "air carrier" within the meaning of the Transportation Code, and a holder of a certificate under Sections 41102(a) and 41103 of the Transportation Code, and an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect.

         9. On the date hereof, the Owner Trustee received good and valid title to the Aircraft free and clear of all Liens on file with the FAA, except for liens permitted under Section 6.01(a) of the Lease.

         10. Federal's principal place of business and chief executive office (as such term is defined in the Uniform Commercial Code in effect in the State of Tennessee) are located at 2005 Corporate Avenue, Memphis, Shelby County, Tennessee.

         11. Federal is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         The opinions expressed in paragraph 3 above as to the enforceability of the Operative Agreements to which Federal is a party are based upon the assumption for purposes of such opinions and without independent analysis that, notwithstanding the respective choice of laws clauses in the Operative Agreements, the governing law with respect to each of the Operative Agreements is identical in all relevant respects to the law of the State of Tennessee. Insofar as the foregoing opinion relates to the enforceability of any instrument, such enforceability is subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally (whether such enforceability is considered in a proceeding in equity or at law). The enforceability of the remedies provided under the Lease may also be limited by applicable laws which may affect the remedies provided therein but which do not in my opinion affect the validity of the Lease or make such remedies inadequate for the practical realization of the benefits intended to be provided thereby.

         I do not express any opinion as to matters governed by any law other than the Federal laws of the United States of America, the corporation law of the State of Delaware and the laws of the State of Tennessee.

         As to the matters referred to in paragraphs 5, 7 and 9, I have relied on the opinion of Daugherty, Fowler & Peregrin of even date herewith, to the extent such matters are addressed in such counsel's opinion and subject to the assumptions and qualifications expressed therein.

         This opinion is delivered to you solely for your use in connection with the transaction described herein, and may not be used for any other purpose, and may not be relied upon by any other person, without my prior written consent.

                                             Very truly yours,



                                  SCHEDULE A
                                  ----------


Owner Trustee
-------------

State Street Bank and Trust Company
of Connecticut, National Association
Two International Place
4th Floor
Boston, Massachusetts 02110

Owner Participant
-----------------

Key Corporate Capital Inc.
c/o KeyCorp Leasing Ltd.
54 State Street
Albany, New York 12207

Indenture Trustee, Pass Through Trustee & Subordination Agent
-------------------------------------------------------------

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah 84111

Underwriters
------------

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

First Chicago Capital Markets, Inc.
Corporate Securities
One First National Plaza
Chicago, Illinois 60670

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

J.P. Morgan & Co.
60 Wall Street
New York, New York 10260

Liquidity Provider
------------------

Kredietbank N.V., New York Branch
125 West 55th Street
New York, New York 10019


                                                               EXHIBIT A(1)(b)


                     [Letterhead of Davis Polk & Wardwell]

                                                               [Delivery Date]

To Each of the Parties named on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N584FE
         --------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel for Federal Express Corporation, a Delaware corporation ("Federal Express"), in connection with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, as amended and restated as of February 1, 1998 (the "Participation Agreement"), among Federal Express, as Lessee and Initial Owner Participant, Key Corporate Capital Inc., as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity but solely as Owner Trustee, and First Security Bank, National Association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee, Pass Through Trustee and Subordination Agent, relating to the Aircraft. This opinion is being delivered pursuant to Section 4.01(m)(ii) of the Participation Agreement. Capitalized terms not otherwise defined herein have the meanings assigned thereto in the Participation Agreement.

         The Participation Agreement provides, among other things, for the financing on the Delivery Date of the Owner Trustee's payment of a portion of the Purchase Price of one McDonnell Douglas MD-11F Aircraft (the "Aircraft") using the proceeds from the public offering of the Pass Through Certificates. On the Certificate Closing Date, three Classes of Pass Through Certificates were issued by separate Pass Through Trusts, each formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity issued under the Indenture. The Aircraft is to be leased to Federal Express by the Owner Trustee pursuant to the Lease and subjected to the Lien of the Indenture, and is to be delivered by the Owner Trustee to the Lessee on this date, and in connection with the delivery of the Aircraft, the Owner Trustee and Federal Express will execute and deliver the Lease Supplement, and the Owner Trustee will execute and deliver the Indenture and Security Agreement Supplement.

         In connection with the opinions expressed below, we have examined executed counterparts of the Operative Agreements. We have also examined originals, or copies certified to our satisfaction, of such other agreements, documents, certificates and statements of governmental officials and corporate officers as we have deemed necessary or advisable as a basis for such opinions. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

         As to any facts material to our opinions expressed below, we have, with your consent, relied on the representations and warranties made in or pursuant to the Participation Agreement and the other documents referred to therein, the accuracy of which we have not independently verified. In addition, we have, when relevant facts were not independently established by us, relied, to the extent we deemed such reliance proper, upon certificates of public officials and certificates, telegrams and other written or telephoned statements of officers of the parties referred to herein.

         Based on the foregoing, it is our opinion that:

         1. With respect to that portion, if any, of the Aircraft and the other property included in the Lessor's Estate as may not be covered by the recording system established by the FAA pursuant to Section 44107 of the Transportation Code, no filing or recording of any document or other action was or is necessary in order to establish the Owner Trustee's title thereto and interest therein as against Federal Express and any third parties.

         2. Subject to execution and delivery of the Lease Supplement and the Indenture and Security Agreement Supplement for the Aircraft and to the registration of the Aircraft with the FAA in the name of the Owner Trustee, the Lease, as supplemented, will create a valid leasehold interest in the Aircraft, the entitlement thereof to the benefits of recordation under the Transportation Code being subject to the due and timely filing and, where appropriate, recording of (A) the FAA Bill of Sale, (B) the Trust Agreement,
(C) the Lease (with the Lease Supplement covering the Aircraft, the Indenture and the Indenture and Security Agreement Supplement covering the Aircraft attached as exhibits) and (D) the Indenture (with the Indenture and Security Agreement Supplement covering the Aircraft attached as an exhibit), pursuant to the Transportation Code, and assuming that at the time of such filing no other documents relating to the Aircraft have been filed pursuant to the Transportation Code.

         3. Assuming (i) the due authorization, execution and delivery of the Operative Agreements by each of the parties to each such document (other than Federal Express), (ii) each such party has full power and legal right to enter into and perform its respective obligations under the Operative Agreements, (iii) that the execution, delivery and performance of each of the Operative Agreements by each of the parties thereto will not violate the respective parties' constituent documents, (iv) the due authorization, execution, issuance and delivery by the Owner Trustee, and the due authentication by the Indenture Trustee, of the Certificates issued under the Indenture in accordance with the terms of the Indenture, and (v) that the form of each Operative Agreement is in compliance with all applicable laws and governmental rules and regulations (other than the laws of the United States and the State of New York), then: (A) to the extent governed by New York law, each Operative Agreement constitutes a legal, valid and binding agreement of each party thereto enforceable against each such party in accordance with its terms; (B) the Indenture creates, for the benefit of the Holders, the security interest in the Trust Indenture Estate that it purports to create; (C) the Certificates are legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture and are entitled to the benefits of the Indenture, including the benefit of the security interest created thereby; and (D) the beneficial interest of the Owner Participant under the Trust Agreement in and to the properties which are part of the Trust Indenture Estate is subject, to the extent provided in the Indenture, as supplemented by the Indenture and Security Agreement Supplement, to the Lien of the Indenture in favor of the Holders. The opinions set forth in this paragraph 3 are subject to the due filing and recording, where appropriate, with the FAA of the documents referred to in paragraph 2 above.

         4. (a) Each of the Operative Agreements to which Federal Express is a party has been duly authorized, executed and delivered by Federal Express.

         (b) The execution, delivery and performance by Federal Express of each of the Operative Agreements to which Federal Express is a party do not violate, and fully comply with, any laws and governmental rules and regulations of the State of New York that may be applicable to Federal Express. The opinion set forth in this paragraph 4(b) is rendered without regard to the taking of any action or the conduct of any other business by Federal Express in the State of New York other than the transactions contemplated by the Operative Agreements.

         5. The execution, delivery and performance of the Operative Agreements (other than the Certificates) by the Owner Trustee in its individual or trust capacity, as the case may be, and the issuance, execution, delivery and performance of the Certificates by the Owner Trustee in its trust capacity do not violate, and fully comply with, any laws and governmental rules and regulations of the State of New York that may be applicable to the Owner Trustee in its individual or trust capacity, as the case may be. The opinion set forth in this paragraph 5 is rendered without regard to the effect, if any, on such issuance (in the case of the Certificates), execution, delivery or performance, of the taking of any action, the conduct of any business or the exercise of any other powers by State Street Bank and Trust Company of Connecticut, National Association in its individual or trust capacity in the State of New York not related to the transactions contemplated by the Operative Agreements. We have assumed that State Street Bank and Trust Company of Connecticut, National Association has made the filings necessary to comply with Section 131.3 of the Banking Law of the State of New York, however we express no opinion as to whether State Street Bank and Trust Company of Connecticut, National Association is required to comply with said Section 131.3.

         6. All the properties which are part of the Trust Indenture Estate (including all right, title and interest of the Owner Trustee pledged and mortgaged by it pursuant to the Indenture in and to the Aircraft and the Lease) have been pledged and mortgaged with the Indenture Trustee as part of the Trust Indenture Estate (subject to the due filing and, where appropriate, recording of those documents referred to in paragraph 2 above and the financing statements referred to in Section 4.01(g) of the Participation Agreement), and the beneficial interest of the Owner Participant under the Trust Agreement in and to such properties are subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders of the Certificates issued and to be issued under the Indenture.

         7. The Indenture and Security Agreement Supplement, pursuant to the Granting Clause of the Indenture, creates, as security for the Certificates duly issued and to be issued under the Indenture, the first priority security interest in the Aircraft it purports to create, the perfection and rank thereof being subject to the registration with the FAA of the Aircraft in the name of the Owner Trustee and the due filing and, where appropriate, recording in accordance with the Transportation Code of the documents referred to in paragraph 2 above. We express no opinion with respect to the status of any security interest in any portion of the Aircraft which does not constitute an "aircraft" or "aircraft engine", as defined in paragraphs (6) and (7) of
Section 40102(a) of the Transportation Code.

         8. Except for (i) the filings and recordings referred to in paragraph 2 above, (ii) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act and (iii) compliance with the securities laws of each applicable state, neither the execution and delivery by Federal Express of the Participation Agreement or any other Operative Agreement to which it is a party, nor the consummation of any of the transactions by Federal Express contemplated thereby, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, the Department of Transportation, the FAA, the Securities and Exchange Commission or any other Federal or New York State governmental authority.

         9. It is not necessary, in connection with the creation of the beneficial interest of the Owner Participant in the Trust Indenture Estate under the circumstances contemplated by the Participation Agreement to register such beneficial interest under the Securities Act of 1933, as amended, or to qualify the Trust Agreement under the Trust Indenture Act of 1939, as amended.

         10. The provisions of Section 1110 of the United States Bankruptcy Code will apply to the Aircraft for the benefit of the Lessor, as lessor under and by reason of the Lease. The Lease, including the rights under Section 1110 of the United States Bankruptcy Code, has been assigned to the Indenture Trustee pursuant to the Indenture as part of the collateral for the Certificates and, as assignee, the Indenture Trustee has the benefit of
Section 1110.

         The foregoing opinions are subject to the following qualifications:

         (a) We have relied, with your consent, without independent investigation and verification and subject to the assumptions and qualifications contained therein, upon the opinions of Daugherty, Fowler & Peregrin and George W. Hearn, Vice President - Law of Federal Express to be delivered to you and dated the date hereof, for purposes of the matters covered thereby.

         (b) We are qualified to practice law in the State of New York, and we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of the State of New York, the laws of the United States and the General Corporation Law of the State of Delaware. We express no opinion as to any matters involving aviation law.

         (c) The opinion contained in paragraph 3(A) above as to enforceability is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity which may affect the remedies provided in the agreements referred to in said opinions, which laws and principles, however, do not in our opinion make the remedies provided in said agreements inadequate for the practical realization of the benefits of the security intended to be provided thereby.

         (d) This opinion is rendered solely to you at Federal Express's request in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.


                                             Very truly yours,


                                  SCHEDULE A
                                  ----------


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee 38132

Owner Trustee
-------------

State Street Bank and Trust Company
of Connecticut, National Association
Two International Place
4th Floor
Boston, Massachusetts 02110

Owner Participant
-----------------

Key Corporate Capital Inc.
c/o KeyCorp Leasing Ltd.
54 State Street
Albany, New York 12207

Indenture Trustee, Pass Through Trustee & Subordination Agent
-------------------------------------------------------------

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah 84111

Underwriters
------------

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

First Chicago Capital Markets, Inc.
Corporate Securities
One First National Plaza
Chicago, Illinois 60670

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

J.P. Morgan & Co.
60 Wall Street
New York, New York 10260

Liquidity Provider
------------------

Kredietbank N.V., New York Branch
125 West 55th Street
New York, New York 10019




                                                               EXHIBIT A(2)(a)


                    [Letterhead of Chadbourne & Parke LLP]


                                                               [Delivery Date]


To Each of the Parties named on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N584FE
         --------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Key Corporate Capital Inc., a Michigan corporation (the "Owner Participant"), in connection with the transactions contemplated by:

         1. the Participation Agreement (Federal Express Corporation Trust No. N584FE) dated as of May 1, 1997, as amended and restated as of February 1, 1998 among (i) the Owner Participant, (ii) Federal Express Corporation (the "Company"), (iii) First Security Bank, National Association, not in its individual capacity, except as otherwise expressly provided in the Participation Agreement, but solely as Indenture Trustee, Pass Through Trustee and Subordination Agent, and (iv) State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as otherwise set forth in the Participation Agreement, but solely as Owner
Trustee (the "Participation Agreement");

         2. the Trust Agreement (Federal Express Corporation Trust No. N584FE) dated as of May 1, 1997, as amended and restated as of February 1, 1998 between the Owner Participant and the Owner Trustee (the "Trust Agreement");

         3. the Tax Indemnity Agreement (Federal Express Corporation Trust No. N584FE) dated as of May 1, 1997, as amended and restated as of February 1, 1998 between the Owner Participant and the Company (the "Tax Indemnity Agreement"); and

         4. the Ancillary Agreement I (Federal Express Corporation Trust No. N584FE) dated the date hereof among (i) the Owner Participant, (ii) Company,
(iii) the Indenture Trustee, and (iv) the Owner Trustee (the "Ancillary Agreement I")

(collectively, the "Agreements").

         The Owner Participant has requested that we deliver this opinion to you pursuant to the Participation Agreement and we understand and agree that you may rely on the opinions expressed herein. Capitalized terms used herein without definition shall have the meanings set forth in Schedule II to the Participation Agreement.

         As such counsel, we have examined the Agreements and have examined and relied upon the representations and warranties as to factual matters contained therein and upon the originals or copies, certified to our satisfaction, of such records, documents and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

         Based on and in reliance upon the foregoing, we are of the opinion that:

         1. Assuming the due authorization, execution and delivery by the parties thereto other than the Owner Participant (and as to the Owner Participant assuming due authorization and execution only), the Agreements constitute the legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their terms, except as to the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and (b) by general principles of equity whether considered in a proceeding at law or in equity.

         2. No approval or consent of, notice to, or filing or registration with any United States Federal or New York regulatory body is necessary in connection with the execution, delivery and performance by the Owner Participant or compliance by the Owner Participant with any of the provisions of the Agreements, the failure of which to obtain would have a material adverse effect upon the ability of the Owner Participant to enter into and perform its obligations under the Agreements, except for such filings as may be required with the Federal Aviation Administration, as to which we express no opinion.

         3. Neither the execution and delivery of the Agreements by the Owner Participant, nor the consummation by the Owner Participant of any of the transactions contemplated thereby, violates any law, governmental rule or regulation of the State of New York or the Federal government of the United States of America or any governmental subdivision of either thereof.

         4.  The Owner Participant has duly delivered the Agreements.

         No opinion is expressed herein concerning any laws other than the laws of the State of New York and the laws of the United States of America. No opinion is expressed herein as to the matters governed by (i) any Federal or state securities laws, (ii) any Federal or state banking laws, (iii) any Federal or state tax laws, or (iv) the Federal Aviation Act, as amended, or any other laws, statutes, rules or regulations relating to the acquisition, ownership, registration, leasing, use or sale of the Aircraft.

         This opinion is being delivered pursuant to Section 4.01(m)(iii) of the Participation Agreement for your sole benefit, and no other person or entity shall be entitled to rely upon this opinion without our express written consent. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.


                                             Very truly yours,


                                  SCHEDULE A
                                  ----------


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee 38132

Owner Trustee
-------------

State Street Bank and Trust Company
of Connecticut, National Association
Two International Place
4th Floor
Boston, Massachusetts 02110

Owner Participant
-----------------

Key Corporate Capital Inc.
c/o KeyCorp Leasing Ltd.
54 State Street
Albany, New York 12207

Indenture Trustee, Pass Through Trustee & Subordination Agent
-------------------------------------------------------------

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah 84111

Underwriters
------------

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

First Chicago Capital Markets, Inc.
Corporate Securities
One First National Plaza
Chicago, Illinois 60670

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

J.P. Morgan & Co.
60 Wall Street
New York, New York 10260

Liquidity Provider
------------------

Kredietbank N.V., New York Branch
125 West 55th Street
New York, New York 10019



                                                               EXHIBIT A(2)(b)


                 [Letterhead of Bodman, Longley & Dahling LLP]


                                                               [Delivery Date]


To Each of the Addressees Listed
on Schedule A Attached Hereto:

Ladies and Gentlemen:

         We have acted as special Michigan counsel to Key Corporate Capital Inc., a Michigan corporation (the "Company"), in connection with:

   1. The Participation Agreement (Federal Express Corporation Trust No. N584FE) dated as of May 1, 1997, as amended and restated as of February 1, 1998 among Federal Express Corporation, as Lessee (the "Lessee"); the Company, as Owner Participant; First Security Bank, National Association, not in its individual capacity, except as otherwise expressly set forth therein, but solely as Indenture Trustee, Pass Through Trustee and Subordination Agent; State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as otherwise set forth therein, but solely as Owner Trustee (the "Owner Trustee") (the "Participation Agreement");

   2. The Trust Agreement (Federal Express Corporation Trust No. N584FE) dated as of May 1, 1997, as amended and restated as of February 1, 1998 between the Owner Participant and the Owner Trustee (the "Trust Agreement");

   3. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N584FE) dated as of February 1, 1998 between the Owner Participant and the Lessee (the "Tax Indemnity Agreement"); and

   4. The Ancillary Agreement I (Federal Express Corporation Trust No. N584FE) dated the date hereof among (i) the Lessee, (ii) the Owner Participant, (iii) the Indenture Trustee, and (iv) the Owner Trustee (the "Ancillary Agreement I").

         The Participation Agreement, the Trust Agreement, the Tax Indemnity Agreement and the Ancillary Agreement I are referred to herein as the "Owner Participant Documents". Capitalized terms used herein and not otherwise defined herein are used as defined in Schedule II to the Participation Agreement.

         As such counsel, we have examined executed counterparts of the Owner Participant Documents. We have also reviewed the following (the "Company Corporate Documents"):

   1. Good Standing Certificate certified by the Corporation, Securities and Land Development Bureau of the Michigan Department of Consumer and Industries Services (the "Bureau") as of February 12, 1998;

   2. Articles of Incorporation and Certificate of Merger/Consolidation of the Company, certified by the Bureau as of February 12, 1998; and

   3. Certificates of the Assistant Secretary of the Company dated February ___, 1998, attaching copies of (a) the Company's Articles of Incorporation, By-Laws, Resolutions of the Board of Directors and Incumbency and Signature Certificates for certain of the officers of the Company and (b) Delegation of Signing Authority.

         We call to your attention the fact that we have been engaged by the Company solely for the purpose of rendering this opinion, and that we have not reviewed any of the Company's business or corporate records, other than the Company Corporate Documents. Accordingly, and with your approval, our opinion is based solely on a review of the Owner Participant Documents and the Company Corporate Documents.

         Based on and subject to the foregoing, we are of the opinion that:

   1. The Company is a Michigan corporation duly organized, validly existing and in good standing under the laws of the State of Michigan with the full corporate power and authority to execute, deliver and perform its obligations under the Owner Participant Documents.

   2. The execution, delivery and performance of each of the Owner Participant Documents have been duly authorized by all necessary corporate action on the part of the Company.

   3. Neither the execution, delivery or performance by the Company of any of the Owner Participant Documents nor the consummation or performance by the Company of the transactions contemplated thereby (a) requires the approval of the shareholders of the Company, or (b) does or will result in (i) any violation of the Articles of Incorporation or By-Laws of the Company or (ii) any violation of any law of the State of Michigan.

   4.    The Company has duly executed the Owner Participant Documents.

   5. No approval, consent, notice to, or filing or registration with any Michigan regulatory body is necessary in connection with the execution and delivery and, on the date hereof, the performance by the Company or compliance by the Company with any of the provisions of any of the Owner Participant Documents, the failure of which to obtain or make would have a materially adverse effect upon the ability of the Company to enter into and perform its obligations under the Owner Participant Documents.

         No opinion is expressed herein concerning any laws other than the laws of the State of Michigan and the laws of the United States of America.
No opinion is expressed herein as to any matters governed by (i) any Federal or state securities laws, (ii) any Federal or state banking laws, or (iii) any Federal or state tax laws.

         This opinion is given as of the date hereof. We assume no responsibility to supplement or update this opinion to reflect changes in laws or circumstances.

         This opinion is being delivered pursuant to Section 4.01(m)(iii) of the Participation Agreement for your sole benefit and the benefit of your permitted successors and assigns, and no other person or entity shall be entitled to rely upon this opinion without our express written consent. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.


                                             Very truly yours,


                                  SCHEDULE A
                                  ----------


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee 38132

Owner Trustee
-------------

State Street Bank and Trust Company
of Connecticut, National Association
Two International Place
4th Floor
Boston, Massachusetts 02110

Owner Participant
-----------------

Key Corporate Capital Inc.
c/o KeyCorp Leasing Ltd.
54 State Street
Albany, New York 12207

Indenture Trustee, Pass Through Trustee & Subordination Agent
-------------------------------------------------------------

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah 84111

Underwriters
------------

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

First Chicago Capital Markets, Inc.
Corporate Securities
One First National Plaza
Chicago, Illinois 60670

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

J.P. Morgan & Co.
60 Wall Street
New York, New York 10260

Liquidity Provider
------------------

Kredietbank N.V., New York Branch
125 West 55th Street
New York, New York 10019




                                                                  EXHIBIT A(3)


                    [Letterhead of Ray, Quinney & Nebeker]

                                                               [Delivery Date]

To the Persons Listed in Schedule A Attached Hereto

   Re:   Federal Express Corporation Trust No. N584FE
         --------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to First Security Bank, National Association, a national banking association ("First Security"), in connection with the Participation Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, as amended and restated as of February 1, 1998 (the "Participation Agreement"), among Federal Express Corporation, as Lessee and Initial Owner Participant, Key Corporate Capital Inc., as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as otherwise stated, but solely as Owner Trustee, and First Security, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee, Pass Through Trustee and Subordination Agent. Pursuant to the Participation Agreement, one McDonnell Douglas MD-11F aircraft bearing U.S. Registration No. N584FE (the "Aircraft") is being financed. This opinion is furnished pursuant to Section 4.01(m)(iv) of the Participation Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Participation Agreement, except that references herein to any instrument shall mean such instrument as in effect on the date hereof.

         We have examined executed counterparts or copies otherwise identified to our satisfaction of the following documents:

         (a)   The Participation Agreement;

         (b)   The Indenture;

         (c)   The Ancillary Agreement I; and

         (d)   The Certificates.

(each of the documents identified in paragraphs (a) through (d) above are collectively referred to as the "Indenture Trustee Documents").

         We have also examined originals or copies of such other documents, such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein and such other instruments as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Indenture Trustee Documents.

         Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

         1. First Security is a national banking association duly organized and validly existing under the laws of the United States of America holding a valid certificate to do business as a national banking association, with banking and trust powers, and each of First Security and the Indenture Trustee, as the case may be, has full corporate power, authority and legal right to execute, deliver and perform each of the Indenture Trustee Documents to which it is or is to be a party and to authenticate the Certificates delivered on the Delivery Date.

         2. Each of First Security and the Indenture Trustee, as the case may be, has duly authorized, executed and delivered each Indenture Trustee Document to which it is a party; each such document constitutes a legal, valid and binding obligation of the Indenture Trustee (and, to the extent set forth in the respective Indenture Trustee Document, of First Security) enforceable against the Indenture Trustee (and, to the extent set forth in the respective Indenture Trustee Document, against First Security) in accordance with its terms.

         3. The Certificates issued and dated the Delivery Date have been duly authenticated and delivered by the Indenture Trustee pursuant to the terms of the Indenture.

         4. Neither the authorization, execution and delivery by the Indenture Trustee or First Security, as the case may be, of the Indenture Trustee Documents, nor the authentication and delivery by the Indenture Trustee of the Certificates nor the fulfillment or compliance by the Indenture Trustee or First Security with the respective terms and provisions thereof nor the consummation of any of the transactions by the Indenture Trustee or First Security, as the case may be, contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any court or administrative or governmental authority or agency of the State of Utah or the United States of America governing the banking or trust powers of First Security.

         5. The execution, delivery and performance by the Indenture Trustee or First Security, as the case may be, of each of the Indenture Trustee Documents and the authentication and delivery of the Certificates by the Indenture Trustee are not in violation of the charter or by-laws of First Security or of any law, governmental rule, or regulation of the State of Utah or the United States of America governing the banking or trust powers of First Security or, to our knowledge, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to our knowledge, of any judgment or order of the State of Utah or the United States of America relating to the banking or trust powers of First Security.

         6. There are no fees, taxes or other governmental charges payable by the Owner Trustee, the Indenture Trustee (except taxes imposed on fees payable to First Security) or the Certificate Holders to the State of Utah or any political subdivision thereof in connection with the execution, delivery or performance of any of the Operative Agreements or in connection with the issuance and acquisition of the Certificates by the Certificate Holders or the beneficial interests of the Certificate Holders in the Trust Indenture Estate solely because First Security (a) has its principal place of business in the State of Utah, (b) performs (in its individual capacity or as Indenture Trustee) any or all of its duties under the Indenture Trustee Documents in the State of Utah, and (c) engages in any activities unrelated to the transactions contemplated by the Indenture Trustee Documents in the State of Utah. Neither the Indenture Trustee nor the trust created under the Indenture will be subject to any fee, tax or other governmental charge (except for taxes imposed on fees payable to First Security) under the laws of the State of Utah or any political subdivision thereof in existence on the date hereof, on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Trust Indenture Estate solely because First Security (a) has its principal place of business in the State of Utah, (b) performs (in its individual capacity or as Indenture Trustee) any or all of its duties under the Indenture Trustee Documents in the State of Utah, and (c) engages in any activities unrelated to the transactions contemplated by the Indenture Trustee Documents in the State of Utah. There is no fee, tax or other governmental charge (except for taxes imposed on fees payable to First Security) under the laws of the State of Utah or any political subdivision thereof in existence on the date hereof, on, based on or measured by any payments under the Certificates by reason of the creation of the trust under the Indenture solely because First Security (a) has its principal place of business in the State of Utah, (b) performs (in its individual capacity or as Indenture Trustee) any or all of its duties under the Indenture Trustee Documents in the State of Utah, and (c) engages in any activities unrelated to the transactions contemplated by the Indenture Trustee Documents in the State of Utah. We express no opinion as to whether or not any fees, taxes or other charges are now or hereafter may be payable by the Owner Participant to the State of Utah or any political subdivision thereof in connection with (a) the execution, delivery or performance by any of the Indenture, the Participation Agreement or any of the other Operative Agreements and (b) the making by the Owner Participant of its investment in the Aircraft.

         7. There are no actions, suits, investigations or proceedings pending or, to our knowledge, threatened against or affecting First
   Security or the Indenture Trustee, as the case may be, or any of its properties in any court or before any administrative agency or arbitrator, which, if adversely determined, would materially adversely affect the ability of First Security or the Indenture Trustee, as the case may be, to perform its obligations under any of the Indenture Trustee Documents, and there are no pending or, to our knowledge, threatened actions or proceedings before any court, administrative agency or tribunal involving First
   Security or the Indenture Trustee, as the case may be, in connection with the transactions contemplated by any of the Indenture Trustee Documents.

         The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

         A. We are admitted to practice law in the State of Utah and we do not hold ourselves out as being experts on the laws of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Utah and the federal laws of the United States of America governing the banking and trust powers of First Security. In addition, we express no opinion with respect to
(i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, (ii) the Federal Aviation Act of 1958, as amended and
(iii) state securities or blue sky laws. Insofar as the foregoing opinions relate to the validity and enforceability in the State of Utah of the Certificates and the other Indenture Trustee Documents expressed to be governed by the laws of the State of New York, we have assumed that the laws of New York are identical to the laws of Utah in all material respects, and that the Certificates and such Indenture Trustee Documents constitute legal, valid, binding and enforceable documents or instruments under such laws (as to which we express no opinion). No opinion is expressed as to the priority of any security interest or as to title to any part of the Trust Estate.

         B. The foregoing opinions regarding enforceability of any document or instrument, are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         C. We have assumed the due authorization, execution and delivery by each of the parties thereto, other than First Security and the Indenture Trustee, of the Indenture Trustee Documents to which each is a party and that each of such parties has the full power, authority and legal right to execute and deliver each such document.

         D. We have assumed that all signatures (other than those of the Indenture Trustee or First Security) on documents and instruments examined by us are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

         E. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

         F. We do not purport to be experts in respect of, or express any opinion concerning laws, rules or regulations applicable to the particular nature of the equipment involved in these transactions.

         G. We have made no investigation of, and we express no opinion concerning, the nature of the title to any part of the equipment involved in these transactions or the priority of any mortgage or security interest.

         This opinion is rendered solely for your benefit and may not be relied upon by any other person or entity for any purpose without our prior written consent.


                                             Very truly yours,


                                  SCHEDULE A
                                  ----------


Lessee and Initial Owner Participant
------------------------------------

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee 38132

Owner Trustee
-------------

State Street Bank and Trust Company
of Connecticut, National Association
Two International Place
4th Floor
Boston, Massachusetts 02110

Owner Participant
-----------------

Key Corporate Capital Inc.
c/o KeyCorp Leasing Ltd.
54 State Street
Albany, New York 12207

Indenture Trustee, Pass Through Trustee & Subordination Agent
-------------------------------------------------------------

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah 84111

Underwriters
------------

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

First Chicago Capital Markets, Inc.
Corporate Securities
One First National Plaza
Chicago, Illinois 60670

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

J.P. Morgan & Co.
60 Wall Street
New York, New York 10260

Liquidity Provider
------------------

Kredietbank N.V., New York Branch
125 West 55th Street
New York, New York 10019


                                                                  EXHIBIT A(4)


                 [Letterhead of Daugherty, Fowler & Peregrin]

                                                              [Delivery Date]

To the Parties Named on Schedule A attached hereto

   Re:   Federal Express Corporation Trust No. N584FE
         --------------------------------------------

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to Section 4.01(m)(v) of the Participation Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, as amended and restated as of February 1, 1998 (the "Participation Agreement") among Federal Express Corporation, as Lessee (the "Lessee") and Initial Owner Participant, Key Corporate Capital Inc., as Owner Participant (the "Owner Participant"), State Street Bank and Trust Company of Connecticut, National Association, as Owner Trustee ("Owner Trustee"), First Security Bank, National Association, as Indenture Trustee ("Indenture Trustee"), Pass Through Trustee and Subordination Agent, with respect to that portion of Subtitle VII of Title 49 of the United States Code relative to the recordation of instruments and the registration of aircraft thereunder.

         The capitalized terms herein shall, unless otherwise defined, have the same meanings given them in the Participation Agreement or in Annex I attached hereto.

         We have examined and filed on this date with the Federal Aviation Administration (the "FAA") the following described instruments at the respective times listed below:


         (a) AC Form 8050-2 Aircraft Bill of Sale dated _____________ (the "FAA Bill of Sale") from the Lessee, as seller, conveying title to the Airframe to the Owner Trustee, which FAA Bill of Sale was filed at ____ _.m., C.D.T.;

         (b) AC Form 8050-1 Aircraft Registration Application dated _____________ (the "Aircraft Registration Application") by the Owner Trustee as applicant, covering the Airframe, which Aircraft Registration Application was filed at ____ _.m., C.D.T.;

         (c) Affidavit of the Owner Trustee dated _____________ (the "Owner Trustee Affidavit") pursuant to Section 47.7(c)(2)(ii) of Part 47 of the Federal Aviation Regulations together with Affidavit of the Owner Participant dated _____________ (the "Owner Participant Affidavit") attached thereto, which Owner Trustee Affidavit with the Owner Participant Affidavit attached was filed at ____ _.m., C.D.T.;

         (d) executed counterpart of Trust Agreement (Federal Express Corporation Trust No. N584FE) dated as of May 1, 1997, as amended and restated as of February 1, 1998 (the "Trust Agreement") between the Owner Participant and the Owner Trustee, which Trust Agreement was filed at ____ _.m., C.D.T.;

         (e) executed counterpart of Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N584FE) dated as of May 1, 1997, as amended and restated as of February 1, 1998 (the "Trust Indenture") between the Owner Trustee and the Indenture Trustee, with executed counterpart of Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N584FE) dated _____________ (the "Trust Indenture Supplement") by the Owner Trustee, covering the Aircraft, attached thereto, which Trust Indenture with the Trust Indenture Supplement attached was filed at ____ _.m., C.D.T.; and,

         (f) executed counterpart of Lease Agreement (Federal Express Corporation Trust No. N584FE) dated as of May 1, 1997, as amended and restated as of February 1, 1998 (the "Lease") between the Owner Trustee, as lessor, and the Lessee, with executed counterparts of the following attached thereto: (i) Lease Supplement No. 1 (Federal Express Corporation Trust No. N584FE) dated _____________ (the "Lease Supplement") between the Owner Trustee, as lessor, and the Lessee, covering the Aircraft; (ii) the Trust Indenture; and (iii) the Trust Indenture Supplement, which Lease with the foregoing attachments (collectively, the "Lease Attachments") attached was filed at ____ _.m., C.D.T.

         The Confidential Omissions were intentionally omitted from the FAA filing counterparts of the Lease as containing confidential financial information.

         Based upon our examination of the above described instruments and of such records of the FAA as we deemed necessary to render this opinion, it is our opinion that:

         1. the FAA Bill of Sale, the Trust Indenture with the Trust Indenture Supplement attached and the Lease with the Lease Attachments attached are in due form for recordation by and have been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44107;

         2. the Aircraft Registration Application, the Owner Trustee Affidavit with the Owner Participant Affidavit attached and the Trust Agreement are in due form for filing and have been duly filed with the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44103(a) and Section 47.7(c) of the Federal Aviation Regulations;

         3.    the Airframe is eligible for registration under 49 U.S.C.
               Section 44102 in the name of the Owner Trustee and the filing with the FAA of the FAA Bill of Sale, the Aircraft Registration Application, the Owner Trustee Affidavit with the Owner Participant Affidavit attached and the Trust Agreement will cause the FAA to register the Airframe, in due course, in the name of the Owner Trustee and to issue to the Owner Trustee an AC Form 8050-3 Certificate of Aircraft Registration for the Airframe, and the Airframe will be duly registered pursuant to and in accordance with the provisions of 49 U.S.C. Section 44103(a);

         4. the Owner Trustee has valid legal title to the Airframe and the Aircraft is free and clear of all Liens, except (i) the security interest created by the Trust Indenture, as supplemented by the Trust Indenture Supplement, and (ii) the rights of the parties under the Lease, as supplemented by the Lease Supplement;

         5. the rights of the Owner Trustee and the Lessee under the Lease, as supplemented by the Lease Supplement, with respect to the Aircraft, are perfected;

         6. the Trust Indenture, as supplemented by the Trust Indenture Supplement, constitutes a duly perfected first priority security interest in the Aircraft and a duly perfected first assignment of all the right, title and interest of the Owner Trustee in, to and under the Lease and the Lease Supplement (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to 49 U.S.C.
               Section 44107), and no other registration of the Airframe or filings other than filings with the FAA (which have been duly effected) are necessary in order to perfect in any applicable jurisdiction in the United States (A) the Owner Trustee's title to the Airframe or (B) such security interest and assignment (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to 49 U.S.C.
               Section 44107), it being understood that no opinion is herein expressed as to the validity, priority or enforceability of such security interest and assignment under local law or as to the recognition of the perfection of such security interest and assignment as against third parties in any legal proceeding outside the United States;

         7. no authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Lease, as supplemented by the Lease Supplement, the Trust Indenture, as supplemented by the Trust Indenture Supplement, or the Trust Agreement except for such filings as are referred to above; and,

         8. neither the execution and delivery by the Owner Participant of the Participation Agreement or the Trust Agreement, nor other consummation of the transactions contemplated thereby by the Owner Participant, requires the consent or approval of, or the giving of notice to, or the registration of, or the taking of any other action in respect of the FAA, except (x) the registration of the Airframe, including the submission of the Aircraft Registration Application, the Owner Trustee Affidavit, the Owner Participant Affidavit and the Trust Agreement to the FAA and (y) the filings for recordation specified elsewhere in this opinion.

         No opinion is expressed as to the Airframe during any period or periods of time during which it has not been subject to United States registration.

         No opinion is expressed as to laws other than Federal laws of the United States. In rendering this opinion, we were subject to the accuracy of the FAA, its employees and agents, in the filing, indexing and recording of instruments filed with the FAA and in the search for encumbrance cross-reference index cards for the Engines. Further, in rendering this opinion we are assuming the validity and enforceability of the above described instruments under local law. Since our examination was limited to records maintained by the FAA, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States Code, possessory artisan's liens, or matters of which the parties had actual notice. In rendering this opinion we are assuming that there are no documents with respect to the Aircraft which have been filed for recording under the recording system of the FAA but have not yet been listed in the available records of such system as having been so filed.

         In rendering this opinion we have relied upon the opinion of the Assistant Chief Counsel of the Aeronautical Center dated _____________, a copy of which is attached hereto.


                                             Very truly yours,



                                                         Annex I

                              Certain Definitions
                              -------------------

                        Airframe, Engines and Aircraft
                        ------------------------------

         One (1) McDonnell Douglas MD-11F aircraft bearing manufacturer's serial number 48436 and U.S. Registration No. N584FE (the "Airframe") and three (3) General Electric CF6-80C2-D1F aircraft engines bearing manufacturer's serial numbers 702-835, 702-701 and 702-631 (the "Engines") (the Airframe and the Engines are referred to collectively as the "Aircraft").


                            Confidential Omissions
                            ----------------------

         The Lease was filed with the FAA, with (i) the Basic Rent (Schedule
II), (ii) the Stipulated Loss Values (Schedule III), (iii) the Termination Values (Schedule IV) and (iv) the Purchase Option Schedule (Schedule V) omitted from the FAA filing counterpart thereof as containing confidential financial information; and (v) the purchase price under Section 4.02(a)(F) set forth in Ancillary Agreement II, which was not attached to the FAA filing counterpart of the Lease or otherwise filed with the FAA for recordation.


                                  SCHEDULE A
                                  ----------


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee 38132

Owner Trustee
-------------

State Street Bank and Trust Company
of Connecticut, National Association
Two International Place
4th Floor
Boston, Massachusetts 02110

Owner Participant
-----------------

Key Corporate Capital Inc.
c/o KeyCorp Leasing Ltd.
54 State Street
Albany, New York 12207

Indenture Trustee, Pass Through Trustee & Subordination Agent
-------------------------------------------------------------

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah 84111

Underwriters
------------

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

First Chicago Capital Markets, Inc.
Corporate Securities
One First National Plaza
Chicago, Illinois 60670

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

J.P. Morgan & Co.
60 Wall Street
New York, New York 10260

Liquidity Provider
------------------

Kredietbank N.V., New York Branch
125 West 55th Street
New York, New York 10019


                                                                  EXHIBIT A(5)


                       [Letterhead of Bingham Dana LLP]

                                                               [Delivery Date]

To Each of the Parties Listed on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N584FE
         --------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to State Street Bank and Trust Company of Connecticut, National Association, a national banking association in its individual capacity ("State Street") and its capacity as Owner Trustee (the "Owner Trustee") under the Trust Agreement (Federal Express Corporation Trust No. N584FE) dated as of May 1, 1997, as amended and restated as of February 1, 1998 between State Street and Key Corporate Capital Inc., as Successor Owner Participant ("Owner Participant") (the "Trust Agreement") in connection with the transactions contemplated by that certain Participation Agreement (Federal Express Corporation Trust No. N584FE) dated as of May 1, 1997, as amended and restated as of February 1, 1998 (the "Participation Agreement") by and among Federal Express Corporation, as Lessee (the "Lessee") and Initial Owner Participant; State Street, in its individual capacity and Owner Trustee; the Owner Participant; and First Security Bank, National Association, in its individual capacity and as Indenture Trustee (the "Indenture Trustee"), Pass Through Trustee and Subordination Agent. Except as otherwise defined herein, all capitalized terms used herein shall have the respective meanings set forth in, or by reference to, the Participation Agreement.

         The Owner Trustee has requested that we deliver this opinion to you in accordance with Section 4.01(m)(vi) of the Participation Agreement.

         Our representation of State Street has been as special counsel for the purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon (i) the representations of the parties set forth in the Operative Agreements and (ii) certificates delivered to us by the management of State Street and have assumed, without independent inquiry, the accuracy of those representations and certificates.

         We have examined each of the Operative Agreements to which State Street or the Owner Trustee, as applicable, is a party (the "Owner Trustee Documents"), the Certificate of the Comptroller of the Currency relating to State Street and originals, or copies certified or otherwise identified to our satisfaction, of such other corporate records, documents, certificates and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

         We have assumed the genuineness of all signatures (other than those on behalf of State Street and the Owner Trustee), the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than on behalf of State Street and the Owner Trustee).

         When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyer in the firm that signed this opinion, the individual lawyers in the firm who have participated directly in the specific transactions to which this opinion relates or in the preparation of this opinion and the partner of the firm responsible for State Street corporate trust matters, and without any special or additional investigation undertaken for the purposes of this opinion.

         Each opinion set forth below relating to the enforceability of any agreement or instrument against State Street, the Owner Trustee or the Owner Participant, as applicable, is subject to the following general qualifications:

               (i) as to any agreement to which State Street or the Owner Trustee, as applicable, is a party, we assume that such agreement is the legal, valid and binding obligation or each other party thereto (except, with respect to the Trust Agreement, the Owner Participant);

               (ii) except as otherwise set forth in our opinions in paragraphs 14 and 15 below, the enforceability of any obligation of State Street, the Owner Trustee and the Owner Participant, may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshaling or other similar laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights);

               (iii) no opinion is given herein as to the enforceability of any particular provision of any of the Owner Trustee Documents relating to remedies after default or as to the availability of any specific or equitable relief of any kind. However, we are of the opinion that, subject to the other limitations and qualifications contained in this opinion, the remedies provided in the Owner Trustee Documents, taken as a whole, are adequate for the realization of the principal benefits or security of said agreements (except for the economic consequences of procedural or other delay); and

               (iv) the enforcement of any rights and the availability of any specific or equitable relief of any kind may in all cases be subject to an implied duty of good faith and to general principles of equity (regardless of whether such enforceability or relief is considered in a proceeding at law or in equity) and, as to any of your rights to collateral security, will be subject to a duty to act in a commercially reasonable manner.

         Subject to the limitations set forth herein, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The opinions expressed herein are limited solely to the internal substantive laws of the State of Connecticut and the Federal laws of the United States of America. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of any state or other jurisdiction. In addition, no opinion is expressed as to matters governed by the Transportation Code, or by any other law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of or the nature of the Aircraft, Airframe or the Engines.

         Except as set forth in paragraph 12 below, we have made no examination of, and no opinion is given herein as to the Owner Trustee's or Owner Participant's title to or other ownership rights in, or the existence of any liens, charges or encumbrances on, or adverse claims against, any of the Indenture Estate. Other than as expressed in paragraph 5 below, we express no opinion as to the creation, attachment, perfection or priority of any mortgage, security interest or lien in any of the Indenture Estate. Nor do we express any opinion as to the attachment or perfection of any security interest in any of the Trust Estate excluded from, or in which the attachment or perfection of a security interest is not governed by Article 9 of the Uniform Commercial Code of the State of Connecticut (the "UCC"). In addition, there exist certain limitations, resulting from the operation of Section 9-306 of the UCC, on the perfection of the security interests in proceeds created by the Operative Agreements.

         Article 9 of the UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of original filing of UCC financing statements to maintain effectiveness of such financing statements and perfection of security interests. Further, additional financing statements may be required to be filed to maintain the perfection of a security interest if any grantor thereof changes its name or location or the location of collateral, or makes certain other changes, as provided in the UCC.

         With your permission and without investigation, with respect to paragraphs 2, 3 and 4 below in connection with our opinion relating to the legality, validity and binding effect of the documents there referred to, to the extent that the laws of the State of Connecticut do not govern such documents, we have assumed that the laws of the jurisdictions whose laws govern such documents are not materially different from the internal substantive laws of the State of Connecticut.

         In rendering our opinion in paragraphs 14 and 15 below, we have assumed that the Owner Participant acquired its interest in the Trust Estate for fair consideration and in good faith without any intention to hinder, defraud or delay the Owner Participant's creditors.

         This opinion is rendered solely for the benefit of those institutions listed on Schedule A hereto and their respective successors and assigns in connection with the transactions contemplated by the Operative Agreements and may not be used or relied upon by any other person or for any other purpose.

         Based upon the foregoing, we are of the opinion that:

         1. State Street is a national banking association duly organized, validly existing and in good standing with the Comptroller of the Currency under the laws of the United States of America, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended and has full corporate power, authority and legal right to execute, deliver and perform its obligations under the Trust Agreement and, as Owner Trustee under the Trust Agreement, to execute, deliver and perform its obligations under the other Owner Trustee Documents and to issue, execute, deliver and perform its obligations under the Certificates.

         2. The Owner Trustee has the power and authority to accept title to and delivery of the Aircraft, and a representative of the Owner Trustee has been duly authorized to accept title to and delivery of the Aircraft on behalf of the Owner Trustee.

         3. State Street has duly authorized, executed, and delivered the Participation Agreement and the Trust Agreement and the Participation Agreement and the Trust Agreement constitute the legal, valid and binding obligation of State Street, enforceable against it in its individual capacity in accordance with the terms thereof.

         4. The Owner Trustee is duly authorized under the Trust Agreement to execute, deliver and perform each of the Owner Trustee Documents and each such Owner Trustee Document constitutes a legal, valid and binding obligation of the Owner Trustee enforceable against the Owner Trustee in accordance with its terms. The Certificates have been duly issued, executed and delivered by the Owner Trustee, pursuant to authorization contained in the Trust Agreement, and assuming due authentication thereof by the Indenture Trustee, the Pass Through Trustee and the Subordination Agent, constitutes the legal, valid and binding obligation of the Owner Trustee enforceable against the Owner Trustee in accordance with its terms and the terms of the Indenture; and the Certificates are entitled to the benefits and security afforded by the Indenture in accordance with its terms and the terms of the Indenture.

         5. Assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant and that the Owner Participant has the requisite corporate power and authority to enter into and perform its obligations under the Trust Agreement, said Trust Agreement constitutes the legal, valid and binding obligation of the Owner Participant, enforceable against the Owner Participant in accordance with the terms thereof.

         6. To the extent that the UCC is applicable, except for the Indenture Trustee's taking possession of all monies and securities (including instruments) constituting part of the Trust Indenture Estate, no action, including the filing or recording of any document, is necessary (i) to create under the UCC the security interest in the Trust Indenture Estate (including the grant and assignment unto the Indenture Trustee of the security interest in all estate, right, title and interest of the Owner Trustee in, to and under the Lease and the Participation Agreement) which the Indenture by its terms purports to create in favor of the Indenture Trustee, and (ii) to perfect in the State of Connecticut such security interest, except for the filing of a UCC financing statement complying with the formal requisites of Section 9-402 of the UCC in the office of the Division of Corporations and Commercial Code of the State of Connecticut with respect to the security interest, and the filing of continuation statements with respect thereto required to be filed at periodic intervals under the UCC.

         7. The Trust Agreement duly creates a legal and valid trust under Connecticut law; the trust created by the Trust Agreement exists for the benefit of the Owner Participant as provided therein and creates for the benefit of the Owner Participant the interest in the Trust Estate which the Trust Agreement by its terms purports to create, subject however to the provisions of, and the Liens created by, the Indenture and the Lease.

         8. Neither the execution, delivery or performance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Certificates or the Owner Trustee Documents, the consummation by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated thereby nor the compliance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, with any of the terms and provisions thereof
   (i) requires any approval of its stockholders, any consent or approval of or the giving of notice to any trustees or holders of any indebtedness or obligations of it known to us, or (ii) violates its charter documents or by-laws, or contravenes or will contravene any provision of, or constitutes a default under, or results in any breach of, or results in the creation of any Lien (other than as permitted under the Operative Agreements) upon property under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, license or other agreement or instrument, in each case, known to us to which it is a party or by which it is bound or contravenes any Connecticut or United States applicable law governing the banking or trust powers of the Owner Trustee, or any judgment or order in each case, known to us applicable to or binding on it.

         9. To our knowledge, there are no proceedings or actions pending or threatened against or affecting the Owner Trustee, in its individual capacity or as Owner Trustee, before any governmental authority which, individually or in the aggregate, if adversely determined, would materially and adversely affect the ability of the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, to enter into or to perform its obligations under the Owner Trustee Documents or the Certificates.

         10. No consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any Connecticut or United States governmental authority regulating the banking or trust powers of the Owner Trustee, in its individual capacity, is required for the execution and delivery of, or the carrying out by, the Owner Trustee in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated by the Owner Trustee Documents, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken.

         11. There are no fees, taxes or other charges payable by the Owner Trustee, the Trust Estate or the trust created by the Trust Agreement imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by State Street, individually or as Owner Trustee, of the Owner Trust Documents (other than franchise or other taxes based on or measured by any fees or compensation received by State Street, acting as the Owner Trustee, for services rendered in connection with the transactions contemplated by the Operative Agreements) and, assuming that the trust created by the Trust Agreement will not be taxable as a corporation, but, rather, will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, (i) such trust will not be subject to any fees, taxes or other charges imposed by the State of Connecticut or any political subdivision thereof based on income, receipts, value or otherwise, (ii) Holders that are not residents of or otherwise subject to tax in Connecticut will not be subject to any taxes imposed by the State of Connecticut or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate and (iii) assuming the Owner Participant is not a Connecticut resident or otherwise subject to tax in Connecticut and further assuming that the assets of the trust created by the Trust Agreement are not deemed to be located in Connecticut, the Owner Participant will not be subject to any taxes imposed by the State of Connecticut or any political subdivision thereof solely as a result of being the beneficial owner of the trust created by the Trust Agreement.

         12. The Owner Trustee has received such title to the Aircraft as has been conveyed to it subject to the rights of the Owner Trustee and the Lessee under the Lease and the security interest created pursuant to the Indenture and the Lease; and to our knowledge, there exist no liens or encumbrances affecting the right, title and interest of the Owner Trustee in and to the Trust Estate resulting from claims against State Street not related to the ownership of the Trust Estate or any other transaction contemplated by the Operative Agreements.

         13. All the properties which are part of the Indenture Estate (including all right, title and interest of the Owner Trustee pledged and mortgaged by it pursuant to the Indenture) have been pledged and mortgaged with the Indenture Trustee as part of the Indenture Estate, and the beneficial interest of the Owner Participant under the Trust Agreement in and to such properties is subject, to the extent provided in the Indenture, to the liens of the Indenture in favor of the holders from time to time of the Certificates.

         14. Neither a Connecticut court nor a Federal court applying federal law or Connecticut law, if properly presented with the issue and after having properly considered such issue, would permit the Owner Participant to terminate the Trust Agreement, except as otherwise provided therein, until the Lien of the Indenture on the Indenture Estate has been released and until payment in full of the principal of, and premium, if any, and interest on, the Certificates and all other sums due the holders of the Certificates have been made.

         15. Under the laws of the State of Connecticut, as long as the Trust Agreement has not been terminated in accordance with its terms, creditors of any person that is an Owner Participant, holders of a lien against the assets of any such person and representatives of creditors of any such person, such as trustees, receivers or liquidators (whether or not any insolvency proceeding has been commenced) (collectively the "Creditors") may acquire legal, valid and enforceable claims and liens, as to the Trust Estate, only against the beneficial interest of such person in the Trust Estate, and do not have, and may not through the enforcement of such Creditors' rights acquire, any other legal, valid, and enforceable claim or lien against the Trust Estate.


                                             Very truly yours,


                                  SCHEDULE A
                                  ----------


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee 38132

Owner Trustee
-------------

State Street Bank and Trust Company
of Connecticut, National Association
Two International Place
4th Floor
Boston, Massachusetts 02110

Owner Participant
-----------------

Key Corporate Capital Inc.
c/o KeyCorp Leasing Ltd.
54 State Street
Albany, New York 12207

Indenture Trustee, Pass Through Trustee & Subordination Agent
-------------------------------------------------------------

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah 84111

Underwriters
------------

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

First Chicago Capital Markets, Inc.
Corporate Securities
One First National Plaza
Chicago, Illinois 60670

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

J.P. Morgan & Co.
60 Wall Street
New York, New York 10260

Liquidity Provider
------------------

Kredietbank N.V., New York Branch
125 West 55th Street
New York, New York 10019


                                                                  EXHIBIT A(6)


                     [Letter of General Electric Company]

                                                               [Delivery Date]

To Each of the Parties named on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N584FE
         --------------------------------------------

   Reference is made to (i) that certain Participation Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, as amended and restated as of February 1, 1998 (the "Participation Agreement") by and among Federal Express Corporation, as Lessee ("Fed Ex") and Initial Owner Participant, Key Corporate Capital Inc., as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association ("SSB") (not in its individual capacity, except as otherwise expressly set forth therein, but solely as Owner Trustee), First Security Bank, National Association ("FSB") (not in its individual capacity, except as otherwise expressly set forth therein, but solely as Indenture Trustee, Pass Through Trustee and Subordination Agent); (ii) that certain Lease Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, as amended and restated as of February 1, 1998 (the "Lease") between SSB (not in its individual capacity, but solely as Owner Trustee), as Lessor and Fed Ex, as Lessee; (iii) that certain Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, as amended and restated as of February 1, 1998 (the "Trust Indenture") between SSB (not in its individual capacity), as Owner Trustee and FSB (not in its individual capacity), as Indenture Trustee; and (iv) that certain Trust Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997 (the "Trust Agreement") between SSB (not in its individual capacity), as Owner Trustee and Key Corporate Capital Inc., as Trustor.

   I am an attorney employed by General Electric Company, a New York corporation (the "Engine Manufacturer"), and as such have acted as counsel for the Engine Manufacturer in connection with the execution and delivery by the Engine Manufacturer of the Consent (the "Consent"), and the Engine Warranty Assignment (Federal Express Corporation Trust No. N584FE) (the "Engine
Warranty Assignment"), each attached to the Participation Agreement as Exhibit E and dated as of February 1, 1998. The Consent and the Engine Warranty Assignment covers three GE CF6-80C2-D1F series engines bearing Engine Manufacturer's serial numbers 702-835, 702-701 and 702-631, respectively. In this connection, I have, or an attorney under my supervision has, reviewed such documents as I have deemed necessary for the purpose of this opinion, including, but without limiting the generality of the foregoing, the General Terms Agreement No. 6-6327A, dated as of June 28, 1991 between the Engine Manufacturer and American Airlines, Inc. (the "General Terms Agreement"), the Engine Product Support Plan forming a part thereof (the "Engine Product Support Plan"), the Participation Agreement, the Lease, the Trust Indenture and the Trust Agreement.

   In making such examinations, I have relied upon the accuracy of original, certified, conformed, photocopied or telecopied copies of such records, agreements, certificates and other documents as I have deemed necessary or appropriate to enable me to render the opinions expressed herein. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed, photocopied or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, I have assumed the same to have been properly given and to be accurate. As to various questions of fact material to such opinions, I have relied, when such relevant facts were not independently established by me, solely upon the accuracy of the statements, representations and warranties made in the Participation Agreement, the Lease, the Trust Indenture and the Trust Agreement.

   With your consent, and for the purposes of this opinion, I have assumed (other than with respect to the Engine Manufacturer), the accuracy of the following matters, but I have not made any independent investigation or inquiry with respect thereto and I render no opinion on such matters:

         (a) each of the Participation Agreement, the Lease, the Trust Indenture, and the Trust Agreement have been duly and validly authorized, executed and delivered by all parties thereto and constitutes the legal, valid and binding obligations of each of such parties in accordance with the respective terms thereof; and

         (b) the respective parties to the Participation Agreement, the Lease, the Trust Indenture, and the Trust Agreement have obtained, and there are in full force and effect, any and all federal, state, local or foreign governmental agencies and authorities in connection with the transactions contemplated thereby, to the extent necessary for the legality, validity and binding effect or enforceability of the Consent and the Engine Warranty Assignment.

   Based upon the foregoing, and subject to the specific assumptions, qualifications and reliances herein set forth, and on the basis of my consideration of such facts and law as I have deemed necessary for purposes of this letter, it is my opinion that:

         (1) The Engine Manufacturer has the full corporate power, authority and the legal right to enter into and perform its obligations under the General Terms Agreement, the Consent and the Engine Warranty Assignment. The execution, delivery and performance by the Engine Manufacturer of each of the General Terms Agreement, the Consent and the Engine Warranty Assignment was duly authorized by all necessary corporate action on the part of the Engine Manufacturer.

         (2) Each of the General Terms Agreement, the Consent and Engine Warranty Assignment has been duly authorized, executed and delivered by and constitutes a legal, valid and binding obligation of the Engine Manufacturer, enforceable against the Engine Manufacturer in accordance with the respective terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equity principles.

         (3) The Engine Product Support Plan insofar as it relates to the Engine Warranties (as such term is defined in the Engine Warranty Assignment), constitutes a legal, valid and binding obligation of the Engine Manufacturer, enforceable against the Engine Manufacturer in accordance with the terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equity principles.

         The foregoing opinions are limited to the laws of the State of New York and the federal laws of the United States of America, but no opinion is expressed as to matters governed by the Transportation Code (Title 49 of the United States Code), as amended, or by any other law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of aircraft. Further, no opinion is expressed as to title to any engines or other property.

         This opinion is furnished by me at your request for your sole benefit and no other person or entity shall be entitled to rely on this opinion without our express written consent. My opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.


                                             Very truly yours,




                                  SCHEDULE A
                                  ----------


Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee 38132

Owner Trustee
-------------

State Street Bank and Trust Company
of Connecticut, National Association
Two International Place
4th Floor
Boston, Massachusetts 02110

Owner Participant
-----------------

Key Corporate Capital Inc.
c/o KeyCorp Leasing Ltd.
54 State Street
Albany, New York 12207

Indenture Trustee, Pass Through Trustee & Subordination Agent
-------------------------------------------------------------

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah 84111

Underwriters
------------

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

First Chicago Capital Markets, Inc.
Corporate Securities
One First National Plaza
Chicago, Illinois 60670

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

J.P. Morgan & Co.
60 Wall Street
New York, New York 10260

Liquidity Provider
------------------

Kredietbank N.V., New York Branch
125 West 55th Street
New York, New York 10019


                                                                  EXHIBIT A(7)


                    [Letterhead of Ray, Quinney & Nebeker]


                                             [Delivery Date]

To the Persons Listed in Schedule A Attached Hereto

   Re:   Federal Express Corporation Trust No. N584FE
         --------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to First Security Bank, National Association, a national banking association ("First Security"), in connection with the Pass Through Trust Agreement dated as of May 1, 1997 (the "Pass Through Trust Agreement"), as supplemented by the Series Supplements dated May 28, 1997, between Federal Express Corporation and First Security, not in its individual capacity, except as otherwise stated, but solely as Pass Through Trustee, designated as Series Supplement 1997-1-A, 1997-1-B and 1997-1-C, respectively (the "Series Supplements") and the Participation Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, as amended and restated as of February 1, 1998 (the "Participation Agreement"), among Federal Express Corporation, as Lessee and Initial Owner Participant, Key Corporate Capital Inc., as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as otherwise stated, but solely as Owner Trustee, and First Security, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee, Pass Through Trustee and Subordination Agent. Pursuant to the Participation Agreement, one McDonnell Douglas MD-11F aircraft bearing U.S. Registration No. N584FE (the "Aircraft") is being financed. This opinion is furnished pursuant to Section 4.01(m)(viii) of the Participation Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Participation Agreement, except that references herein to any instrument shall mean such instrument as in effect on the date hereof.

         We have examined executed counterparts or copies otherwise identified to our satisfaction of the following documents:

         (a)   The Pass Through Trust Agreement;

         (b)   The Series Supplements;

         (c)   The Pass Through Certificates;

         (d)   The Participation Agreement;

         (e)   The Intercreditor Agreement; and

         (f)   Each Liquidity Facility.

(each of the documents identified in paragraphs (a) through (e) are being collectively referred to as the "Pass Through Trustee Documents" and each of the documents identified in paragraphs (d) through (f) are being collectively referred to as the "Subordination Agent Documents").

         We have also examined originals or copies of such other documents, such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein and such other instruments as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Pass Through Trustee Documents or the Subordination Agent Documents, as the case may be.

         Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

         With respect to the opinions set forth in paragraph 8 below, with your permission we have relied upon, and this opinion is limited by, the assumptions set forth in the discussion entitled "Certain Utah Taxes" in the Prospectus Supplement to the Prospectus forming part of Registration Number
No. 333-07691 (the "Registration Statement") for the registration of the Pass Through Certificates with the Securities and Exchange Commission. We express no opinion as to the correctness of the foregoing assumptions and we have conducted no independent investigation in this regard.

         1. First Security is a national banking association duly organized and validly existing under the laws of the United States of America holding a valid certificate to do business as a national banking association, with banking and trust powers.

         2. Each of First Security, the Pass Through Trustee and the Subordination Agent, as the case may be, has or had, on the date of execution thereof, full corporate power, authority and legal right to execute, deliver and perform each of the Pass Through Trustee Documents and the Subordination Agent Documents, as the case may be, and to authenticate the Pass Through Certificates delivered on the Certificate Closing Date.

         3. Each of First Security, the Pass Through Trustee and the Subordination Agent has duly authorized, executed and delivered each Pass Through Trustee Document or Subordination Agent Document, as the case may be; each such document constitutes a legal, valid and binding obligation of the Pass Through Trustee or the Subordination Agent, as the case may be (and, to the extent set forth in the respective Pass Through Trustee Document or Subordination Agent Document, of First Security) enforceable against the Pass Through Trustee or the Subordination Agent, as the case may be (and, to the extent set forth in the respective Pass Through Trustee Document or Subordination Agent Document, against First Security) in accordance with its terms.

         4. The Pass Through Certificates issued and dated the Certificate Closing Date have been duly authorized and validly executed, issued, delivered and authenticated by the Pass Through Trustee pursuant to the Pass Through Trust Agreement and the Series Supplements; and the Pass Through Certificates acquired by the Underwriters under the Underwriting Agreement are enforceable against the Pass Through Trustee and are entitled to the benefits of the related Pass Through Trust Agreement and the related Series Supplements.

         5. No order, license, consent, permit, authorization or approval of or exemption by, and no notice to or filing with, or the taking of any other action in respect of, any Utah or Federal governmental authority governing the banking or trust powers of First Security, the Pass Through Trustee or the Subordination Agent, and no filing, recording, publication or registration in any public office is required under Utah or Federal law pertaining to its banking or trust powers for the due execution, delivery or performance by First Security, individually or as Pass Through Trustee or Subordination Agent, as the case may be, of the Pass Through Trustee Documents (other than the Pass Through Trust Agreement) or the
   Subordination Agent Documents, as the case may be, and of the certificate of authentication, as Pass Through Trustee, on the Pass Through Certificates, or for the legality, validity, binding effect or enforceability thereof against First Security, the Pass Through Trustee or the Subordination
   Agent, as the case may be.

         6. The execution, delivery and performance by the Pass Through Trustee or First Security, as the case may be, of each of the Pass Through Documents and the Subordination Agent or First Security, as the case may be, of each of the Subordination Agent Documents, and the issuance, execution, delivery and performance of the Pass Through Certificates by the Pass Through Trustee are not or were not, on the date of execution thereof, in violation of the charter or by-laws of First Security or of any law, governmental rule, or regulation of the State of Utah or the United States of America governing the banking or trust powers of First Security or, to our knowledge, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to our knowledge, of any judgment or order of the State of Utah or the United States of America relating to the banking or trust powers of First Security.

         7. There are no actions, suits, investigations or proceedings pending or, to our knowledge, threatened against or affecting First Security, the Pass Through Trustee or the Subordination Agent or any of its properties in any court or before any administrative agency or arbitrator, which, if adversely determined, would materially adversely affect the ability of First Security, the Pass Through Trustee or the Subordination Agent, as the case may be, to perform its obligations under any of the Pass Through Trustee Documents or the Subordination Agent Documents, as the case may be, and there are no pending or, to our knowledge, threatened actions or proceedings before any court, administrative agency or tribunal involving First Security, the Pass Through Trustee or the Subordination Agent in connection with the transactions contemplated by any of the Pass Through Trustee Documents or the Subordination Agent Documents, as the case may be.

         8. Neither the trusts created by the Pass Through Trust Agreement and the Series Supplements nor the Pass Through Trustee, in its individual or trust capacity, as the case may be, nor the Owner Participant, nor the Owner Trustee nor their respective Affiliates, successors or assigns, will be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), governmental fee or similar charge under the laws of the State of Utah or any political subdivision thereof (other than taxes imposed on the fees received by First Security for acting as Pass Through Trustee under the Series Supplements). Certificate holders who are not residents of or otherwise subject to tax in Utah will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), governmental fee or similar charge under the laws of the State of Utah or any political subdivision thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a Pass Through Certificate. There are no applicable taxes under the laws of the State of Utah or any political subdivision thereof upon or with respect to (a) the construction, mortgaging, financing, refinancing, purchase, acquisition, acceptance, rejection, delivery, nondelivery, transport, location, ownership, insurance, control, assembly, possession, repossession, operation, use, condition, maintenance, repair, sale, return, abandonment, replacement, preparation, installation, storage, redelivery, manufacture, leasing, subleasing, modification, rebuilding, importation, transfer of title, transfer of registration, exportation or other application or disposition of the Aircraft or any interest in any thereof, (b) payments of Rent or other receipts, income or earnings arising therefrom or received with respect to the Aircraft or any interest in any thereof or payable pursuant to the Lease, (c) any amount paid or payable pursuant to any Operative Agreements, (d) the Aircraft or any interest therein or the applicability of the Lease to the Aircraft or any interest in any thereof,
   (e) any or all of the Operative Agreements, any or all of the Pass Through Certificates or any interest in any or all thereof or the offering, registration, reregistration, issuance, acquisition, modification, assumption, reissuance, refinancing or refunding of any or all thereof, and any other documents contemplated thereby and amendments or supplements hereto and thereto, (f) the payment of the principal of, or interest or premium on, or other amounts payable with respect to, any or all of the Pass Through Certificates, whether as originally issued or pursuant to any refinancing, refunding, assumption, modification or reissuance, or any other obligation evidencing any loan in replacement of the loan evidenced by any or all of the Pass Through Certificates, or (g) otherwise with respect to or in connection with the transactions contemplated by the Pass Through Trust Agreement, the Series Supplements, the Pass Through Certificates and the Operative Agreements, which would not have been imposed if the Pass Through Trustee had not had its principal place of business in, had not performed (either in its individual capacity or as Pass Through Trustee) any or all of its administrative duties under the Pass Through Trust Agreement, the Series Supplements, the Pass Through Certificates and the Operative Agreements in, and had not engaged in any activities unrelated to the transactions contemplated by the Pass Through Trust Agreement, the Series Supplements, the Pass Through Certificates and the Operative Agreements in, the State of Utah.

         9. Each of the Certificates to be delivered to and registered in the name of the Subordination Agent on the date hereof pursuant to the Participation Agreement and the Intercreditor Agreement will be held by the Subordination Agent in trust for the Pass Through Trustee under the applicable Pass Through Trust Agreement.

         The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

         A. We are admitted to practice law in the State of Utah and we do not hold ourselves out as being experts on the laws of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Utah and the federal laws of the United States of America governing the banking and trust powers of First Security. In addition, we express no opinion with respect to
(i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, (ii) the Federal Aviation Act of 1958, as amended and
(iii) state securities or blue sky laws. Insofar as the foregoing opinions relate to the validity and enforceability in the State of Utah of the Certificates and the other Pass Through Trustee Documents expressed to be governed by the laws of the State of New York, we have assumed that the laws of New York are identical to the laws of Utah in all material respects, and that the Certificates and such Pass Through Trustee Documents constitute legal, valid, binding and enforceable documents or instruments under such laws (as to which we express no opinion). No opinion is expressed as to the priority of any security interest or as to title to any part of the Trust Estate.

         B. The foregoing opinions regarding enforceability of any document or instrument, are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         C. We have assumed the due authorization, execution and delivery by each of the parties thereto, other than First Security and the Pass Through Trustee, of the Pass Through Trustee Documents to which each is a party and that each of such parties has the full power, authority and legal right to execute and deliver each such document.

         D. We have assumed that all signatures (other than those of the Pass Through Trustee or First Security) on documents and instruments examined by us are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

         E. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

         F. We do not purport to be experts in respect of, or express any opinion concerning laws, rules or regulations applicable to the particular nature of the equipment involved in these transactions.

         G. We have made no investigation of, and we express no opinion concerning, the nature of the title to any part of the equipment involved in these transactions or the priority of any mortgage or security interest.

         This opinion is rendered solely for your benefit and may not be relied upon by any other person or entity for any purpose without our prior written consent.


                                             Very truly yours,


                                  SCHEDULE A
                                  ----------

Lessee
------

Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee 38132

Owner Trustee
-------------

State Street Bank and Trust Company
of Connecticut, National Association
Two International Place
4th Floor
Boston, Massachusetts 02110

Owner Participant
-----------------

Key Corporate Capital Inc.
c/o KeyCorp Leasing Ltd.
54 State Street
Albany, New York 12207

Indenture Trustee, Pass Through Trustee & Subordination Agent
-------------------------------------------------------------

First Security Bank, National Association
79 South Main Street
Salt Lake City, Utah 84111

Underwriters
------------

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

First Chicago Capital Markets, Inc.
Corporate Securities
One First National Plaza
Chicago, Illinois 60670

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

J.P. Morgan & Co.
60 Wall Street
New York, New York 10260

Liquidity Provider
------------------

Kredietbank N.V., New York Branch
125 West 55th Street
New York, New York 10019


                                   EXHIBIT B

                  [Form of Lease Agreement - See Exhibit 4.e]


                                   EXHIBIT C

     [Form of Trust Indenture and Security Agreement - See Exhibit 4.b.1]


                                   EXHIBIT D

                  [Form of Trust Agreement - See Exhibit 4.d]


                                   EXHIBIT E


                          ENGINE WARRANTY ASSIGNMENT

                (FEDERAL EXPRESS CORPORATION TRUST NO. N584FE)

   Words and phrases appearing in this Engine Warranty Assignment (the "Assignment") shall have the respective meanings as defined below:

   A. General Terms Agreement means that agreement No. 6-6327A dated as of June 28, 1991 (the "GTA") by and between the Engine Manufacturer and American Airlines, Inc. ("American"), including the Engine Product Support Plan at Exhibit B, insofar as such Product Support Plan relates to the Engine Warranties (the "Product Support Plan"), but excluding any and all letter agreements attached thereto.

   B. Engine Warranties means the Engine Manufacturer's New Engine Warranty, New Parts Warranty, Ultimate Life Warranty and Campaign Change Warranty, as set forth in the Engine Manufacturer's Product Support Plan which forms a part of the GTA, and as limited by the applicable terms of such GTA and Product Support Plan; such Engine Warranties having been assigned to Federal Express Corporation ("Fed Ex" or the "Assignor") by American on October 17, 1997.

   C. Engine means each of the CF6-80C2-D1F series engines installed on the aircraft at the time of delivery to the Assignor, each bearing Engine Manufacturer's serial numbers 702-835, 702-701 and 702-631, respectively.

   D. Replacement Engine means each of the CF6-80C2-D1F series engines which are not subject to this Assignment and are a replacement or substitute for an Engine, excluding, however, any engines obtained from the Engine Manufacturer's lease pool which are installed on the aircraft for the limited purpose of permitting the continued operation of the aircraft during the period necessary to effect or complete repairs or overhaul of an Engine.

   E. Lease means the Lease Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, as amended and restated as of February 1, 1998 (the "Lease") between State Street Bank and Trust Company of Connecticut, National Association (not in its individual capacity, but solely as Owner Trustee), as Lessor ("Lessor" or the "Assignee") and Fed Ex, as Lessee, as amended, modified or supplemented from time to time.

   All other capitalized terms used and not defined herein that are in the Lease shall, when used herein, have the meanings specified in the Lease.

                                       1

   Fed Ex, pursuant to the terms and conditions herein, hereby sells, assigns, transfers and sets over unto the Lessor all of its rights, claims and interests in and under the GTA and the Product Support Plan, as such apply to the Engines, to enforce in the Lessor's own name such rights as Fed Ex may have with respect to the Engine Warranties, to the extent the same relate to the Engines, and to retain any benefit resulting therefrom. Fed Ex shall, during the term of the Lease (but only so long as no Event of Default shall have occurred and be continuing), have the benefit of and shall be entitled to enforce (as it shall deem appropriate), either in its own name or (at the cost of Fed Ex) in the name of the Lessor for the use and benefit of Fed Ex, any and all Engine Warranties available to the Lessor under the GTA in respect of the Engines and each Part thereof, and the Lessor agrees (but only so long as no Event of Default shall have occurred and be continuing) at Fed Ex's expense to do, execute and deliver such further acts, deeds, matters or things as may be reasonably requested by Fed Ex and necessary to enable Fed Ex to obtain customary warranty services furnished for the Engines or any Part thereof pursuant to the Engine Warranties. Fed Ex shall, at the Lessor's expense, cooperate with the Lessor and take such action as the Lessor reasonably deems necessary to enable the Lessor to enforce such rights, claims and interests as assigned herein.

                                       2

   Notwithstanding anything in this Assignment or the Consent attached hereto and incorporated herein to the contrary, Fed Ex and the Lessor confirm expressly for the benefit of the Engine Manufacturer that:

   A. The Lessor agrees that it will not, without the prior written consent of the Engine Manufacturer, disclose, directly or indirectly, to any third party, any of the terms of the Engine Warranties disclosed to it by the Engine Manufacturer incident to effecting the assignment herein; provided, however, that (1) the Lessor may use, retain and disclose such information on a confidential basis to its special counsel, independent insurance brokers, bank examiners or similar regulatory authorities, auditors and public accountants, (2) the Lessor may use, retain and disclose on a confidential basis such information to the Owner Participant, the Indenture Trustee, the Pass Through Trustee and any Certificate Holder, as the case may be, and their special counsel, independent insurance brokers, bank examiners or similar regulatory authorities, auditors and public accountants,
         (3) the Lessor may disclose such information as required by applicable laws, governmental regulations, subpoena, or other written demand under color of legal right, but it shall first, as soon as practicable upon receipt of such demand and to the extent permitted by applicable laws, furnish a copy thereof to Fed Ex and to the Engine Manufacturer, and the Lessor, to the extent permitted by applicable law, shall afford Fed Ex and the Engine Manufacturer reasonable opportunity, at the moving party's cost and expense, to obtain a protective order or other assurance reasonably satisfactory to the Engine Manufacturer of confidential treatment of the information required to be disclosed, (4) the Lessor may disclose such information as required to enforce its rights under the Engine Warranties assigned to it pursuant to this Assignment, and (5) the Lessor may disclose such information to any bona fide potential purchaser of the Aircraft and/or Engines or any beneficial interest therein (subject to the execution by such prospective purchaser of a written confidentiality statement setting forth the same or substantially similar terms as those referred to in this paragraph).

   B. The Lessor agrees that, insofar as the provisions of the GTA relate to the Engines, in exercising any rights under such Engine Warranties or in making any claim with respect thereto, the applicable terms and conditions of the GTA, including Article Thirteen (Limitation of Liability) and the Product Support Plan, shall apply to, and be binding upon, the Lessor to the same extent as Fed Ex.

   C. Insofar as the provisions of the GTA relate to the Engines, in exercising any rights under the Engine Warranties or in making any claim with respect thereto, the applicable terms and conditions of the GTA and the Product Support Plan or the Consent attached hereto and incorporated herein shall apply to, and be binding upon, the Lessor to the same extent as if named "Airline" therein. The performance by the Lessor of any of the rights assigned hereunder shall not release Fed Ex from any of its duties or obligations to the Engine Manufacturer except to the extent that such exercise by the Lessor shall constitute performance of such duties and obligations.

   D. Nothing contained in this Assignment shall subject the Engine Manufacturer to any obligation or liability to which it would not otherwise be subject under the GTA or modify in any respect the Engine Manufacturer's contract rights thereunder, or subject the Engine Manufacturer to any multiple or duplicative liability or obligation under the GTA. The Engine Manufacturer recognizes and it is consented to by all parties to this Assignment that the Lessor shall collaterally assign its rights under the Lease and this Assignment and will mortgage the Aircraft and Engines, to First Security Bank, National Association, as Indenture Trustee under the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, as amended and restated as of February 1, 1998 (on the terms set forth therein); however, no further extension or assignment (except to a successor indenture trustee under such agreement) of any remaining Engine Warranties, including but not limited to extensions or assignments for security purposes, are permitted without the prior written consent of the Engine Manufacturer.

   E. Exclusive of the assignment noted in Section 2D above, the Engine Manufacturer shall not be deemed to have knowledge of any change in the authority of Fed Ex or the Lessor, as the case may be, to exercise the rights established hereunder until the Engine Manufacturer has received written notice thereof from the Indenture Trustee or the Lessor. Such notice shall be sent to: Commercial Contracts Director, GE Aircraft Engines, Mail Drop F17, One Neumann Way, Box 156301, Cincinnati, Ohio 45215-6301, facsimile: (513) 243-8068.

   F. This Assignment shall apply only in respect to each Engine and shall not extend to any replacement or substitute engine. If, during the term of this Assignment and the Lease, it becomes necessary to replace or substitute an Engine due to a Failure (as such term is defined in the Engine Product Support Plan, excluding normal wear, tear and deterioration which can be restored by overhaul and repair), damage or loss, the Assignor (or the Lessor) shall give the Engine Manufacturer written notice of such Failure, damage or loss. The notice shall include (i) a description of the event or circumstances which constitute a Failure, damage or loss, and (ii) the serial numbers of the (a) failed, damaged or lost Engine and (b) Replacement Engine and shall be sent to: Customer Support Manager, GE Aircraft Engines, 111 Merchant Street, Room 450, Cincinnati, Ohio 45246. The Engine Manufacturer shall not be deemed to have knowledge of the need for a replacement engine until it has received the aforementioned notice.

         In the event an Engine subject to this Assignment fails, is damaged or lost, and such Engine is replaced by a Replacement Engine, the Assignor and the Assignee shall, prior to, or contemporaneous with, the delivery of such Replacement Engine, obtain the written consent of the Engine Manufacturer (which it shall be obligated to give) that the Engine Warranties as set forth in the Engine Product Support Plan shall apply to such Replacement Engines. The Engine Manufacturer shall not incur any obligation or liability for a Replacement Engine under the Engine Warranties until the execution of the aforementioned consent.

   G. At any time and upon the written request of the Engine Manufacturer, Fed Ex and the Lessor shall promptly and duly execute and deliver any and all such further assurances, instruments and documents and take all such further action, at the expense of Fed Ex, as the Engine Manufacturer may reasonably request in order to obtain the full benefit of Fed Ex and the Lessor's agreement as set forth in this Assignment and the Consent attached hereto and incorporated herein.

         Any performance by the Engine Manufacturer that discharges its obligation under the Engine Warranties will satisfy the respective interests of Fed Ex and the Lessor. So long as the Engine Manufacturer acts in good faith in accordance with this Assignment, the Engine Manufacturer may rely conclusively on any notice given pursuant to this Assignment without inquiring as to the accuracy of, or the entitlement of the party to give, such notice.

                                       3

   The Engine Manufacturer warrants each new Reverser (as such is defined in the Engine Product Support Plan) installed on the Aircraft at the time of delivery to Fed Ex under the terms of the New Engine Warranty; however, administration of such New Engine Warranty, with respect to both installed and replacement Reversers, shall be performed by Martin Marietta.

                                       4

   If at some point in time, the Engine Manufacturer receives written notification from the Indenture Trustee or the Lessor that the Lessor is or becomes entitled to possession of the Engines, pursuant to an Event of Default or otherwise, and desires to sell or lease the Engines to a party who is not currently a party to a General Terms Agreement with the Engine Manufacturer, the Engine Manufacturer agrees if such agreement is permissible under applicable U.S. law, that it will offer to such purchaser or lessee, subject to the execution of an agreement to sell or lease such Engines, a General Terms Agreement on the Engine Manufacturer's standard terms and conditions. If, however, such purchaser or lessee is currently a party to a General Terms Agreement with the Engine Manufacturer, the remaining portion of the terms of such General Terms Agreement shall be extended to and apply to such subsequent purchase or lease; provided, however, that the written consent of the Engine Manufacturer to such an extension is obtained prior to the transaction's occurrence.

   This Assignment shall be governed by the laws of the State of New York, including all matters of construction, validity and performance, as applicable to contracts between citizens of that state to be performed wholly within that state, and without reference to conflicts of law principles.

   In witness whereof, the parties hereto have caused this Engine Warranty Assignment to be duly executed and delivered as of the date hereof.


General Electric Company


_____________________________
Name:
Title:



Federal Express Corporation


_____________________________
Name:   Robert D. Henning
Title:  Vice President and Treasurer



State Street Bank and Trust Company
of Connecticut, National Association
not in its individual capacity,
but solely as Owner Trustee


_____________________________
Name:   Paul D. Allen
Title:  Vice President


                                    CONSENT
                (FEDERAL EXPRESS CORPORATION TRUST NO. N584FE)


         The Engine Manufacturer, General Electric Company (the "Engine Manufacturer"), a New York corporation, hereby consents to the Engine Warranty Assignment attached hereto and acknowledges notice of (i) the Lease Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, as amended and restated as of February 1, 1998 and entered into by and between Fed Ex, as Lessee and State Street Bank and Trust Company of Connecticut, National Association, as Lessor (as in effect from time to time, the "Lease") and (ii) the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N584FE), dated as of May 1, 1997, as amended and restated as of February
1, 1998 (the "Indenture"), between the Lessor and First Security Bank,
National Association, as Indenture Trustee ("Indenture Trustee"). The Lease covers three GE CF6-80C2-D1F series engines bearing Engine Manufacturer's serial numbers 702-835, 702-701 and 702-631, respectively, (the "Engines") as installed on the McDonnell Douglas MD-11F series aircraft bearing Manufacturer's serial number 48436 (the "Aircraft"). In connection with such Lease, reference is made to the General Terms Agreement No. 6-6327A dated as of June 28, 1991, between the Engine Manufacturer and American Airlines, Inc. (the "General Terms Agreement"), under which the Engine Manufacturer agreed to support certain GE CF6-80C2-D1F series engines, including the Engines and spare parts therefor to be purchased by Fed Ex from the Engine Manufacturer, as installed on certain McDonnell Douglas MD-11F series aircraft, including the Aircraft. Recognizing that (i) American Airlines, Inc. has assigned all rights to the Engine Warranties in respect of the Engines to Fed Ex and (ii) the Lessor and Fed Ex have entered into the Lease which provides for the lease by the Lessor to Fed Ex of the Aircraft and Engines and that the Lessor has granted a security interest in the Engines and assigned certain of its rights under the Lease to the Indenture Trustee, the Engine Manufacturer agrees that in furtherance of the Lease, it will so support such Engines and spare parts therefor, subject to the applicable terms and conditions of the General Terms Agreement, including Article Thirteen (Limitation of Liability).

         The Engine Manufacturer represents and warrants that:

         1. it is a corporation existing in good standing under the laws of the State of New York;

         2. the making and performance of this Consent in accordance with its terms has been duly authorized by all necessary corporate action on the part of the Engine Manufacturer, does not require any shareholder approval and does not contravene its certificate of incorporation or by-laws or any debenture, credit agreement or other contractual agreement to which the Engine Manufacturer is a party or by which it is bound or any law binding on the Engine Manufacturer;

         3. the making and performance of the Engine Warranties, as defined in the Engine Warranty Assignment attached hereto (the "Engine Warranties") in accordance with their terms have been duly authorized by all necessary corporate action on the part of the Engine Manufacturer, do not require any shareholder approval and do not contravene the Engine Manufacturer's certificate of incorporation or by-laws or any debenture, credit agreement or other contractual agreement to which the Engine Manufacturer is a party or by which it is bound or any law binding on the Engine Manufacturer; and

         4. the Engine Warranties constitute, as of the date on which they were made and at all times thereafter, and this Consent and the Engine Warranty Assignment attached hereto are, binding obligations of the Engine Manufacturer enforceable against the Engine Manufacturer in accordance with its terms subject to:

          (a) the limitation of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally; and

          (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         This Consent shall be governed by the laws of the State of New York, including all matters of construction, validity and performance, as applicable to contracts between citizens of that state to be performed wholly within that state, and without reference to conflicts of law principles.


General Electric Company



______________________________
Name:
Title: